SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
[Amendment No.  ]
Filed by the Registrant
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
MOODY’S CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 6, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Moody’s Corporation to be held on Tuesday, April 16, 2024, at 9:30 a.m. EDT. Due to the greater access that it provides to our stockholders, the Board of Directors has directed that the 2024 Annual Meeting be held as a “virtual meeting” via the internet. We have designed the format of the Annual Meeting to provide stockholders the same ability to participate that they would have at an in-person meeting.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 2023 is also enclosed.

On March 6, 2024, we mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2024 Proxy Statement and 2023 Annual Report and vote online. The Notice included instructions on how to request a paper or e-mail copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement, Annual Report, and proxy card or voting instruction card. Stockholders who requested paper copies of the proxy materials or previously elected to receive the proxy materials electronically did not receive a Notice and will receive the proxy materials in the format requested.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to review the proxy materials and hope you will vote as soon as possible. You may vote by proxy over the internet or by telephone by using the instructions provided in the Notice. Alternatively, if you requested and received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the internet, by telephone, or by written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend. Instructions regarding the three methods of voting are contained in the Notice or proxy card or voting instruction card.

Sincerely,

Vincent A. Forlenza Chairman of the Board	Robert Fauber President and Chief Executive Officer

MOODY’S CORPORATION

7 World Trade Center

250 Greenwich Street

New York, New York 10007

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2024 Annual Meeting of Stockholders of Moody’s Corporation (“Moody’s” or the “Company”) will be held on Tuesday, April 16, 2024, at 9:30 a.m. EDT. The 2024 Annual Meeting will be held virtually via the internet at www.virtualshareholdermeeting.com/MCO2024. The meeting will be held for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.	To elect the ten director nominees named in the Proxy Statement to serve a one-year term;

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2024;

3.	To vote on an advisory resolution approving executive compensation;

4.	To amend the Moody’s Corporation Restated Certificate of Incorporation to authorize stockholders owning 25% of the Company’s common stock to have the Company call special meetings of stockholders;

5.	To vote on one stockholder proposal described in the proxy statement, if properly presented at the meeting; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on February 20, 2024 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If you experience technical difficulties during the check-in process, or at any time during the Annual Meeting, please call 1-844-986-0822 (U.S.) or +1 303-562-9302 (international) for technical support.

By Order of the Board of Directors,

Elizabeth M. McCarroll Corporate Secretary and Associate General Counsel

March 6, 2024

IMPORTANT VOTING INFORMATION

Your Participation in Voting the Shares You Own Is Important

If you are the beneficial owner of your shares (meaning that your shares are held in the name of a bank, broker or other nominee), you may receive a Notice of Internet Availability of Proxy Materials from the firm that holds the shares containing instructions that you must follow in order for your shares to be voted. Certain institutions offer telephone and internet voting. If you received the proxy materials in paper form, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares.

Brokers are not permitted to vote on certain items and may elect not to vote on any of the items, unless you provide voting instructions. To ensure that your shares are voted on all items, you will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the Annual Meeting.

Voting your shares is important to ensure that you have a say in the governance of the Company and to fulfill the objectives of the majority-voting standard that Moody’s Corporation applies in the election of directors. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the future of Moody’s Corporation.

More Information Is Available

If you have any questions about the voting of your shares, participating in the Annual Meeting or the proxy voting process in general, please contact the bank, broker or other nominee through which you hold your shares. The U.S. Securities and Exchange Commission (“SEC”) also has a website (http://www.sec.gov/spotlight/proxymatters.shtml) with more information about voting at annual meetings. Additionally, you may contact the Company’s Investor Relations Department by sending an e-mail to ir@moodys.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 16, 2024

The Proxy Statement and the Company’s 2023 Annual Report are available at https://materials.proxyvote.com/615369. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the internet as instructed in the Notice of Internet Availability of Proxy Materials. Alternatively, if you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. No postage is required if the card is mailed in the United States. If you attend the meeting, you may vote during the meeting via the internet, even if you have previously returned your proxy or voting instruction card or voted by telephone or the internet. We will provide without charge to you a copy of the 2023 Annual Report on Form 10-K, upon written or oral request. You may direct such a request to us via e-mail to ir@moodys.com, or by submitting a written request to the Company’s Investor Relations Department, at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or contacting the Company’s Investor Relations Department by telephone, at (212) 553-0300.

i

Peer and Market Review	47
The Role of the Committee, its Consultant and Management	49
Elements of Moody’s Compensation Program	49
2023 Compensation Decisions	53
2023 Base Salary	53
2023 Annual Cash Incentives	53
2023 Long-Term Equity Incentive Compensation	59
Chief Executive Officer Compensation	62
2024 Compensation Preview	62
Executive Compensation Governance Policies and Practices	64
Additional Executive Compensation Policies and Practices	65

SUMMARY COMPENSATION TABLE	67

GRANTS OF PLAN-BASED AWARDS TABLE FOR 2023	70

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE FOR 2023	72

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2023	73

PENSION BENEFITS TABLE FOR 2023	74
Moody’s Corporation Retirement Account	75
Moody’s Corporation Pension Benefit Equalization Plan	75
Moody’s Corporation Supplemental Executive Benefit Plan	76

NON-QUALIFIED DEFERRED COMPENSATION TABLE	76
Moody’s Corporation Deferred Compensation Plan	77

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	77
Moody’s Corporation Career Transition Plan	78
Moody’s Corporation Change in Control Severance Plan	80
Other Potential Payments Upon Termination of Employment	80

PAY VERSUS PERFORMANCE	83

CEO PAY RATIO	88

ITEM 4—COMPANY PROPOSAL TO AMEND THE MOODY’S CORPORATION RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE STOCKHOLDERS OWNING 25% OF THE COMPANY’S COMMON STOCK TO HAVE THE COMPANY CALL SPECIAL MEETINGS OF STOCKHOLDERS	89
Overview	89
Purpose and Effect of the Proposed Certificate Amendment	89
Related Changes to the By-Laws	90
Additional Information	92

ITEM 5—STOCKHOLDER PROPOSAL REQUESTING THAT STOCKHOLDERS OWNING 15% OF THE COMPANY’S COMMON STOCK BE ABLE TO CALL SPECIAL MEETINGS OF STOCKHOLDERS	93
Statement of the Board of Directors in Opposition to Stockholder Proposal	94

INFORMATION ABOUT THE ANNUAL MEETING, PROXY VOTING AND OTHER INFORMATION	95
Internet Availability of Proxy Materials	95
Delivery of Documents to Stockholders Sharing an Address	95
Record Date	95
Special Voting Procedures for Certain Current and Former Employees	95
Quorum and Voting Requirements	96
Proxies	97

OTHER BUSINESS	98

FORWARD-LOOKING STATEMENTS	98

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING	98

APPENDIX A: PROPOSED CERTIFICATE AMENDMENT	A-1

APPENDIX B: AMENDED BY-LAWS (CONTINGENT UPON STOCKHOLDER APPROVAL AND IMPLEMENTATION OF THE PROPOSED CERTIFICATE AMENDMENT)	B-1

ii

PROXY STATEMENT SUMMARY

2024 ANNUAL MEETING INFORMATION

This Proxy Statement is being furnished to the holders of the common stock, par value $0.01 per share (the “Common Stock”), of Moody’s Corporation (“Moody’s” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use in voting at the 2024 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). This summary highlights certain information from this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

Date and Time	Place	Record Date
Tuesday, April 16, 2024 9:30 a.m. EDT	Via the internet at www.virtualshareholdermeeting.com/MCO2024	February 20, 2024

This Proxy Statement and the accompanying proxy card are first being made available to stockholders on March 6, 2024. The Company’s telephone number is (212) 553-0300.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Items of Business		Board Recommendation	Vote Required

Item 1	Election of directors	FOR each nominee	Majority of votes cast

Item 2	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024	FOR	Majority of shares present and entitled to vote

Item 3	Advisory resolution approving executive compensation	FOR	Majority of shares present and entitled to vote

Item 4	Proposal to amend the Moody’s Corporation Restated Certificate of Incorporation to authorize stockholders owning 25% of the Company’s common stock to have the Company call special meetings of stockholders	FOR	Majority of outstanding shares entitled to vote

Item 5	Stockholder proposal requesting that stockholders owning 15% of the Company’s common stock be able to call special meetings of stockholders	AGAINST	Majority of shares present and entitled to vote

HOW TO VOTE IN ADVANCE OF THE ANNUAL VIRTUAL MEETING

In addition to voting at the Annual Meeting, stockholders of record can vote by proxy by following the instructions in the Notice of Internet Availability of Proxy Materials (the “Notice”) and using the internet or by calling the toll-free telephone number that is available in the Notice. Alternatively, stockholders of record who requested a paper copy of the proxy materials can vote by proxy by mailing their signed proxy

MOODY’S 2024 PROXY STATEMENT	1

cards. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

If your shares are held in a “street name” (that is, through a bank, broker or other nominee), you may receive a Notice from the firm that holds the shares containing instructions that you must follow in order for your shares to be voted. Certain institutions offer telephone and internet voting. If you received the proxy materials in paper form, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares. For additional information, including voting procedures for certain current and former employees, see “Information about the Annual Meeting, Proxy Voting and Other Information” on page 95.

HOW TO PARTICIPATE IN THE ANNUAL MEETING

Stockholders of record as of the close of business on February 20, 2024, the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, you must go to the meeting website at www.virtualshareholdermeeting.com/MCO2024, enter the control number found on your proxy card, voting instruction card or the Notice, and follow the instructions on the website. The meeting webcast will begin promptly at 9:30 a.m. EDT. If your shares are held in street name and your voting instruction card or Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction card or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. Online check-in will begin approximately 15 minutes prior to the beginning of the meeting, and we encourage you to allow ample time for check-in. If you experience technical difficulties during the check-in process, or at any time during the Annual Meeting, please call 1-844-986-0822 (U.S.) or +1 303-562-9302 (international) for technical support.

Moody’s will endeavor to respond during the Annual Meeting to as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. We will post answers to all proper stockholder questions (whether or not answered during the meeting) received regarding our Company on our Investor Relations website at www.moodys.com under the headings “About Moody’s—Investor Relations” as soon as is practicable following the meeting.

Rules for the conduct of the Annual Meeting will be available on the meeting website. In addition, for information about how to view the rules and the list of stockholders entitled to vote at the Annual Meeting during the ten days ending the day before the Annual Meeting, please visit our Company’s website at moodys.com under the headings “About Moody’s—Investor Relations.”

CORPORATE GOVERNANCE HIGHLIGHTS

Board Independence	Executive Compensation Governance Practices
✓ Nine of the 10 Board nominees are independent ✓ Fully independent Audit, Governance & Nominating, and Compensation & Human Resources Committees ✓ Regular executive sessions of independent directors

✓  Robust stock ownership guidelines, with retention requirements, for directors and executive officers

✓  Comprehensive clawback policy, applicable to all cash incentive and equity-based awards

✓  Minimum one-year vesting period generally applicable to incentive equity awards

✓  Anti-hedging and anti-pledging policy

2	MOODY’S 2024 PROXY STATEMENT

Other Board Practices

✓  All directors elected annually by majority vote (in uncontested elections)

✓  Annual evaluations of the Board, committees and individual directors

✓  Board composition reflects diversity in gender, ethnicity and business experience, and includes a range of tenures to balance fresh perspectives with in-depth knowledge about the Company

Director Nominee	Independent	Audit	Governance & Nominating	Compensation & Human Resources	Executive
Jorge A. Bermudez Retired Chief Risk Officer, Citigroup, Inc.	✓	C	M		M
Thérèse Esperdy Retired Global Chairman of Financial Institutions Group, JPMorgan Chase & Co.	✓	M	M
Robert Fauber President and Chief Executive Officer, Moody’s Corporation					M
Vincent A. Forlenza Chairman of the Board, Moody’s Corporation Retired Chief Executive Officer, Becton, Dickinson and Company	✓		M	M	C
Kathryn M. Hill Retired Senior Vice President, Cisco Systems, Inc.	✓		M	M
Lloyd W. Howell, Jr. Executive Director, NFL Players Association	✓		M	C	M
Jose M. Minaya Chief Executive Officer, Nuveen	✓	M	M
Leslie F. Seidman Former Chairman, Financial Accounting Standards Board	✓	M	C		M
Zig Serafin Chief Executive Officer, Qualtrics International Inc.	✓		M	M
Bruce Van Saun Chairman and Chief Executive Officer, Citizens Financial Group, Inc.	✓		M	M
Number of Committee Meetings in 2023		9	5	6	-

✓ Independent    C: Chairman    M: Member

MOODY’S 2024 PROXY STATEMENT	3

DIRECTOR NOMINEE HIGHLIGHTS

The Company strives to maintain a Board that possesses a combination of skills, professional experience, and diversity of backgrounds and tenure necessary to effectively oversee the Company’s business. As part of the search process for each new director, the Governance & Nominating Committee strives to have a diverse slate of candidates, including women and minorities, and encourages any search firm the Committee engages to do so as well. As reflected in the graphics and chart below, two director nominees have identified themselves as Hispanic/Latino and a third nominee as Black/African-American. All ten of the directors currently serving are standing for election at the Annual Meeting. Information regarding the director nominees is provided below, including individualized information presented in the matrix below regarding their experiences, skills and background.

4	MOODY’S 2024 PROXY STATEMENT

Board Experience and Skills Matrix

	Bermudez		Esperdy		Fauber	Forlenza	Hill	Howell	Minaya		Seidman		Serafin	Van Saun

Experience and Skills

Financial Experience	X	*	X	*	X	X	X	X	X	*	X	*	X	X

Strategic Planning/Critical Thinking	X		X		X	X	X	X	X		X		X	X

Innovation & Technology	X				X	X	X	X	X		X		X	X

Cybersecurity	X		X			X	X	X			X		X	X

Industry Knowledge	X		X		X		X	X	X		X		X	X

Leadership Experience	X		X		X	X	X	X	X		X		X	X

Legal, Regulatory & Public Policy	X		X		X	X			X		X			X

Public Company Board Experience	X		X			X	X	X			X		X	X

Risk	X		X		X	X	X	X	X		X		X	X

Corporate Sustainability									X		X		X	X

International Experience	X		X		X	X	X	X	X		X		X	X

Background

Gender

Male	X				X	X		X	X				X	X

Female			X				X				X

Race or Ethnicity

American Indian or Alaska Native

Asian

Black or African American								X

Hispanic or Latino	X								X

Native Hawaiian or other Pacific Islander

White			X		X	X	X				X		X	X

*	Directors currently serving on the Audit Committee who have been determined to be Audit Committee financial experts by the Board.

The experience and skills categories listed in the chart are described in more detail below.

•	Financial Experience: Financial experience, including experience in accounting, financial planning, financial reporting processes, financial controls structures, capital allocation, financial markets.

•	Strategic Planning/Implementation: Strategic experience in business development and M&A, including experience developing and implementing growth strategies.

•	Innovation & Technology: Experience in innovation and technology, including experience managing technological change and innovation of new products, services, content, and technology capabilities.

•	Cybersecurity: Experience in information security, digital platforms, data privacy and cybersecurity.

MOODY’S 2024 PROXY STATEMENT	5

•	Industry Knowledge: Experience in the Company’s industries, including credit rating, financial information or enterprise risk software.

•

Leadership Experience: Practical experience managing the operations of a business or large organization in a significant leadership position, including as a chief executive officer, chief financial officer or other senior leadership role.

•

Legal, Regulatory & Public Policy: Experience or expertise in legal, regulatory or public policy matters, including engaging with regulators as part of a business or through positions with government agencies or regulatory bodies.

•	Public Company Board Experience: Experience or expertise in corporate governance matters, including through service on the boards of other public companies.

•	Risk: Experience with risk management of a large organization and management of specific types of risk, including risks related to technology, cybersecurity, and financial services.

•

Corporate Sustainability: Experience with environmental and social oversight at other organizations, including human capital management, such as through oversight of sustainability and corporate social and environmental responsibility initiatives.

•

International Experience: Leadership experience in global or multinational companies or in international markets, including oversight of international issues and operations and experience in the geographic markets in which Moody’s operates.

SUSTAINABILITY

Moody’s manages its business with the goal of delivering value to all of its stakeholders, including its customers, employees, business partners, local communities and stockholders. Moody’s advances its commitment to sustainability by considering environmental, social and governance (“ESG”) factors throughout its operations, value chain, products and services. It uses its expertise and assets to make a positive difference through technology tools, research and analytical services that help other organizations and the investor community better understand the links between sustainability considerations and the global markets. Moody’s efforts in 2023 to help market participants evaluate risk included the following:

•	continuing the rollout of Second Party Opinions, which provide an independent view on the alignment of labeled sustainable bonds and loans with international standards;

•	developing and publishing a Net Zero Assessment Framework to provide an independent and comparable assessment of the strength of an entity’s carbon transition plan; and

•	accelerating market validation of our climate risk capabilities, enhanced with the integration of Moody’s RMS physical risk analytics.

6	MOODY’S 2024 PROXY STATEMENT

Moody’s efforts to promote sustainability-related thought leadership, assessments and data to market participants include adhering to globally-recognized standards including the Global Reporting Initiative (“GRI”) the Sustainability Accounting Standards Board (“SASB”), the International Sustainability Standards Board (“ISSB”) and the Task Force on Climate-related Financial Disclosures (“TCFD”) recommendations. Moody’s sustainability-related achievements in 2023 included the following:

•

ranked #1 on Forbes’ Net Zero Leaders list and recognized among America’s 100 Most JUST Companies by JUST Capital and CNBC for its commitment to serving its workforce, customers, communities, the environment and stockholders;

•

recognized with CDP’s ‘A’ Score on Climate Action for the fourth consecutive year, making Moody’s one of a small number of high-performing companies out of nearly 15,000 that are leading actions to cut emissions, mitigate climate risks and develop the low-carbon economy;

•

named CDP Supplier Engagement Leader on Climate Action for the fourth consecutive year, ranking Moody’s among the top 8% of companies assessed for supplier engagement on climate change and emissions reduction;

•

released its third Stakeholder Sustainability Report, which details Moody’s focus on sustainability and its progress toward incorporating ESG considerations across its products, corporate operations and value chain; and

•	issued for the first time a Company’s Taskforce on Nature-related Financial Disclosures (“TNFD”) Statement as a part of the Moody’s TCFD Report.

2020 Decarbonization Plan—Advisory Say-on-Climate Resolution

In the Company’s 2021 proxy statement, the Board submitted the Company’s 2020 Decarbonization Plan (the “2020 Plan”) to a vote of stockholders. The 2020 Plan received the support of 93% of the shares voted, which underscored that climate considerations and action have been an integral part of the Company’s business strategy, governance and corporate performance. The 2020 Plan has been updated to outline the Company’s current science-based targets including both near-term and long-term net-zero targets, to accelerate the time horizon to achieve net-zero by 10 years to 2040, and to discuss strategies for realizing the Company’s climate ambitions, including procuring 100% renewable electricity for the Company’s office spaces and optimizing efficiencies in its operations through a “Workplace of the Future.”

As part of the 2021 proposal, the Company also announced its intention to annually report on Moody’s assessment of its greenhouse gas (“GHG emission”) levels, its plan for reducing its GHG emissions and its progress against that plan. The Company has implemented a number of initiatives to execute on the 2020 Plan and its updates, and has sought to incorporate key concepts such as energy efficiency, decarbonization, carbon offsets and science-based targets into all aspects of our business, including our interactions with employees, suppliers and other stakeholders, as well as our office programs and upgrades.

MOODY’S 2024 PROXY STATEMENT	7

Board Oversight of Sustainability Matters

The Board oversees sustainability matters, via the Audit, Governance & Nominating, and Compensation & Human Resources Committees, as part of its oversight of management and the Company’s overall strategy. The Board also oversees Moody’s policies for assessing and managing the Company’s exposure to risk, including climate-related risks such as business continuity disruption and reputational or credibility concerns stemming from incorporation of climate-related risks into the credit rating methodologies and credit ratings of Moody’s Investors Service, Inc. (“Moody’s Investors Service” or “MIS”).

Audit Committee. Oversees financial, risk and other disclosures made in the Company’s annual and quarterly reports related to sustainability and, at least annually, reviews reports by management regarding the adequacy and effectiveness of the Company’s internal controls and procedures related to such sustainability disclosures.

Governance & Nominating Committee. Oversees sustainability matters, including significant issues of corporate social and environmental responsibility, as they pertain to the Company’s business and to long-term value creation for the Company and its stockholders, and makes recommendations to the Board regarding these issues.

Compensation & Human Resources Committee. Oversees inclusion of sustainability-related performance goals for determining compensation of certain senior executives (including the Named Executive Officers).

Expanded voluntary sustainability disclosure in its Form 10-K and 10-Qs

Development of a robust ESG strategy for the Company

More fully integrated sustainability-related performance metrics into the Strategic & Operational compensation metric of all senior executives

DIVERSITY, EQUITY AND INCLUSION

The Board also oversees diversity, equity and inclusion (“DE&I”) matters, with assistance from the Compensation & Human Resources Committee. Management periodically presents to the directors on relevant topics, including diversity talent and DE&I matters more generally. In 2023, the Board oversaw the Company’s robust public disclosure regarding DE&I matters in addition to the human capital management disclosure in the Company’s Annual Report and this Proxy Statement, as well as its 2022 EEO-1 report. The Company’s DE&I efforts aim to drive positive impact across its workforce, workplace, customers and communities.

8	MOODY’S 2024 PROXY STATEMENT

HUMAN CAPITAL

The Board also oversees human capital matters, with assistance from the Compensation & Human Resources Committee. Moody’s believes that a diverse workforce, comprised of individuals with varied thoughts, backgrounds, and experiences, fosters an environment that makes our opinions stronger, our products more innovative, our workplace more welcoming, and improves how we relate and respond to our customers. We aim to foster a culture of true inclusion and belonging, valuing everyone’s unique perspectives and contributions. We believe diversity and equity are essential to building a workplace where inclusion thrives. That strategy will guide us as we seek to provide equal opportunities in all aspects of employment.

Focus Areas

The Company’s strategy is rooted in the following five focus areas intended to drive meaningful change:

A Broader, More Global Perspective on Diversity

The Company wants every one of its employees, everywhere, to be equally involved and supported in all areas of the workplace. The Company’s goal is to position diversity in a way that works for everyone—to be broader and more holistic. As a global company, the Company will seek to understand how different parts of the world view diversity differently.

Business Resource Groups (BRGs) as Cultural Ambassadors

The Company recognizes the significant contributions of its BRGs to the organization—they are open to all employees and foster a sense of unity and community, creating an environment where employees feel a strong sense of belonging and are encouraged to be their most authentic selves at work. BRGs are networks for purposeful engagement and cohesive organization. The Company wants to continue to empower the BRGs, so they can flourish.

Pay Equity and Inclusive Benefits

The Company is committed to paying all of its employees equitably and fairly and to providing them with extensive and inclusive benefits programs. The Company continues to increase transparency and clarity when it comes to pay and benefits and strives to give employees insight into how they are compensated because the Company wants its employees to be in-the-know on these topics.

Success and Growth of Our Employees

Moody’s is committed to the success and growth of all of its employees, with a particular emphasis on attracting and developing women in its workforce globally. The Company is investing in initiatives that help it better understand what attracts, engages, and retains employees from many diverse backgrounds across the organization to help us focus on strategies that will be most effective.

Awareness and Education

When we know better, we do better, so it’s important to the Company that it remains aware and educated on issues of inclusion. The Company is committed to fostering an environment where everyone feels safe and accepted. To achieve this, the Company will proactively educate its employees, including on topics like inclusion in decision making and neurodiversity.

MOODY’S 2024 PROXY STATEMENT	9

The Company’s Inclusion Operating and Governance Model (OGM) is the engine that drives inclusion and belonging at Moody’s. By providing a functional framework to guide how the inclusion team, councils, sponsors, BRGs and committees work together, the OGM focuses the Company’s collective efforts to advance its strategic priorities. The Global Inclusion Council, chaired by the CEO and composed of senior leaders who are committed to inclusion and diversity best practices, is charged with the oversight of the Company’s global inclusion strategy and its progress. The members of the council meet quarterly.

The Company’s governance model also includes three Regional Inclusion Councils tasked with overseeing the implementation and progression of the inclusion strategy within their respective regions. Each council is composed of the BRG regional executives sponsors and also meets on a quarterly basis.

The Company’s operating model includes 11 active BRGs, which represent 53 chapters and are open to all Moody’s employees, with more than 3,800 employees participating globally as of December 31, 2023.

Inclusion Operating and Governance Model

Compensation, Health and Wellness

Moody’s compensation programs are designed to foster and maintain a strong, capable, experienced and motivated global workforce. An important element of the Company’s compensation philosophy is aligning compensation to local market standards so that Moody’s can attract and retain the highly-skilled talent needed to thrive. The Company’s compensation packages include market-competitive salaries, annual bonuses and equity grants for certain employees.

With respect to benefits, the Company views investments in benefits as an investment in its people. Moody’s is committed to providing competitive benefits programs designed to care for all employees and their families. The Company’s comprehensive programs offer resources for physical and mental health that promote preventive care, awareness and support for a healthy lifestyle. Beyond delivering health, welfare, retirement benefits and paid vacation and sick days, Moody’s extends other benefits to support its employees and their families, such as parental leave and educational support.

The Company also promotes flexible work arrangements, which support the Company’s efforts to create a work atmosphere in which people feel valued and inspired to give their best. To balance the needs of Moody’s employees and business, the Company has implemented a “PurposeFirst” framework, which fosters purpose-driven decisions relating to how and where Moody’s teams work.

10	MOODY’S 2024 PROXY STATEMENT

Moody’s talent management framework includes learning and development, talent acquisition, performance management, total rewards, succession planning and leadership development. Each of these areas supports the Company’s business strategy and Moody’s culture as a diverse, equitable and inclusive place to work. Moody’s views learning and development as an investment in its people that aligns their professional goals and interests with the success of the Company and helps to retain talent over the longer-term. A number of training programs are available, including leadership development, professional skills development and technical skills.

The Company measures employee engagement via multiple channels, including a Business Effectiveness Survey (BES) for employees to provide anonymous and candid feedback to management. This periodic survey helps Moody’s management understand our employees’ level of engagement in critical areas, which include, but are not limited to: company strategy; opportunities for employee development; and work/life balance. Managers are accountable for identifying opportunity areas and taking targeted actions based on survey results. The feedback received through the BES is used as a vital input into making decisions to improve employee experience and retention.

Talent Management, Employee Engagement and Retention
Management monitors employee turnover rates as presented in the chart below:

The decrease in the Company’s voluntary turnover rates in 2023 compared to 2022 is likely due to the overall strength of the global labor market for much of 2022, especially for technology-related jobs, and a drop in that trend for 2023. The Company’s involuntary turnover rates in 2023 remained steady when compared to 2022, with both years including the impacts of the 2022-2023 Geolocation Restructuring Program, which resulted in a reduction in staff, including the relocation of certain job functions during both years.

MOODY’S 2024 PROXY STATEMENT	11

The charts below present additional information regarding the composition of the Company’s workforce as of December 31, 2023. The percentage for underrepresented groups includes those who identified as Asian, Hispanic or Latino, Black, American Indian/Alaskan Native, Hawaiian/Other Pacific Island or two or more races. Officers and Managers are calculated using the following job categories: executives, senior managers, mid-level managers and first-level managers. The following data is based on Company records and may involve estimates or assumptions.

(1) Total officers and managers by gender represents approximately 90% of employees (excludes certain non-wholly-owned subsidiaries and newly acquired companies for which this data was not available).
Additionally, approximately 30% of our Board of Directors identified as female and 30% as members of underrepresented groups.

12	MOODY’S 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

In order to address evolving best practices and new regulatory requirements, the Board of Directors reviews its corporate governance practices and the charters for its standing committees at least annually. After performing its annual governance review for 2023, the Board determined to amend the Company’s Corporate Governance Principles. A copy of the Corporate Governance Principles is available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents.” Copies of the charters of the Audit Committee, the Governance & Nominating Committee, the Compensation & Human Resources Committee and the Executive Committee are available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents.” Print copies of the Corporate Governance Principles and the committee charters may also be obtained upon request, addressed to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. The Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee assist the Board in fulfilling its responsibilities, as described below. The Executive Committee has the authority to exercise the powers of the Board when it is not in session (subject to applicable law, rules and regulations, and the Company’s Certificate of Incorporation and By-Laws), advises management and performs other duties delegated to it by the Board from time to time.

BOARD MEETINGS AND COMMITTEES

During 2023, the Board of Directors met nine times. The Board had four standing committees: an Audit Committee, a Governance & Nominating Committee, a Compensation & Human Resources Committee and an Executive Committee. All incumbent directors attended at least 75% of the total number of meetings of the Board and of all Board committees on which they served in 2023.

Please refer to page 20 for additional information regarding the Audit Committee, page 23 for additional information regarding the Governance & Nominating Committee and page 24 for additional information regarding the Compensation & Human Resources Committee. The Executive Committee did not meet in 2023. Directors are expected to attend the Annual Meeting. All individuals elected to the Board at the Company’s 2023 annual meeting of stockholders attended the meeting.

RECOMMENDATION OF DIRECTOR CANDIDATES

The Governance & Nominating Committee considers and makes recommendations to the Board regarding the size, structure, composition and functioning of the Board and engages in succession planning for the Board and key leadership roles on the Board and its committees. The Governance & Nominating Committee is also responsible for overseeing processes for the selection and nomination of director candidates. The Governance & Nominating Committee periodically reviews the skills, experience, characteristics and other criteria for identifying and evaluating directors, and recommends these criteria to the Board. The Governance & Nominating Committee will consider director candidates recommended by stockholders of the Company and may also engage independent search firms from time to time to assist in identifying and evaluating potential director candidates. In considering a candidate for Board membership, whether proposed by stockholders or otherwise, the Governance & Nominating Committee examines, among other things, the candidate’s business experience, qualifications, attributes and skills relevant to the management and oversight of the Company’s business. The Committee also examines the candidate’s independence, ability to represent diverse stockholder interests, judgment, integrity, ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts or the appearance of conflicts with the Company’s business and interests. The Committee also seeks diverse occupational and personal backgrounds for

MOODY’S 2024 PROXY STATEMENT	13

the Board. As discussed at Item 1 – Election of Directors, on page 29, the Governance & Nominating Committee evaluates these factors in the context of the Board’s current composition and the Company’s current and future business, strategy and operations. See “Qualifications and Skills of Directors” on page 29 and “Director Nominees” beginning on page 31 for additional information on the Company’s directors. To have a candidate considered by the Governance & Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the stockholder’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the candidate’s consent to be named as a director if selected by the Governance & Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or emailed to corporatesecretary@moodys.com, and must be received by the Corporate Secretary not later than 120 days prior to the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders. For the Company’s 2025 Annual Meeting of Stockholders, this deadline is November 6, 2024.

The Governance & Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons who meet the criteria described above and might be available to serve on the Board. As described above, the Committee will also consider candidates recommended by stockholders on the same basis as those from other sources. The Governance & Nominating Committee, from time to time, also engages third-party search firms that specialize in identifying director candidates for the Committee’s consideration.

Once a person has been identified by or for the Governance & Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance & Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Governance & Nominating Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of the Board’s current composition, the Company’s current and future business, strategy and operations, and any other candidates whom the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

DIRECTOR EDUCATION

The Company provides all new directors with an initial orientation session, which includes a comprehensive overview of the Company and the opportunity to meet with key leaders of the organization such as the Chief Executive Officer, Chief Financial Officer, General Counsel, the Presidents of MIS and Moody’s Analytics, Inc. (“Moody’s Analytics” or “MA”), the Chief Strategy Officer, the Chief Audit Executive, the Chief Administration Officer, Chief Corporate Affairs Officer, the Chief Compliance Officer and the Chief Accounting Officer and Corporate Controller. This orientation includes, among other topics, an overview of the Company’s business, including MIS and MA, corporate governance, compliance program, strategy, technology and cybersecurity, enterprise risk management, and legal and regulatory matters.

14	MOODY’S 2024 PROXY STATEMENT

Board and committee meetings, industry and corporate governance update presentations, periodic reports from the Company’s businesses, and external training programs also provide the Company’s directors with continuing education throughout their tenure, such as with respect to the board oversight considerations related to ESG trends and developments. The Company reimburses directors for expenses associated with attendance at external education programs. Several field visits beyond the boardroom were conducted in 2023 for the Board, including sessions focused on: (i) internal audit (providing an overview of the audit lifecycle, including stakeholder engagement, alignment of expectations, scoping approach, incorporation of risk scores and evaluation of control maturity), (ii) enterprise risk management (providing a walkthrough of how risk identification and data collection support the Company’s enterprise risk management program, with a focus on risk and control assessments, Key Results Indicators, Risk Committee input and external events), and (iii) compliance (providing an update on the compliance coverage model and its continued evolution, as well as efforts to enhance growth and development opportunities or the Compliance team). In addition, the Board spent several meetings discussing generative artificial intelligence (“GenAI”) throughout the course of 2023, as the Company rolled out and evolved its GenAI initiatives.

BOARD LEADERSHIP STRUCTURE

The Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate and makes a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the circumstances. The Company’s Corporate Governance Principles permit the roles of Chairman and Chief Executive Officer to be filled by a single person or different individuals. This flexibility allows the Board to review the structure of the Board periodically and determine whether to separate the two roles based upon the Company’s needs and circumstances from time to time. In light of the Board’s continued belief that strong, independent Board leadership is a critical aspect of effective corporate governance, the Corporate Governance Principles provide that, whenever and for so long as a Chairman is not an independent director in the future, the independent directors will appoint an independent director to serve as the Lead Independent Director.

Mr. Forlenza has served as the Company’s Chairman of the Board since April 2023, and served as Lead Independent Director prior to that time while our former Chief Executive Officer served as Chairman. Mr. Forlenza has significant public company leadership experience as the former chief executive officer and chairman of a publicly traded, global medical technology company. The Board believes that this structure is the optimal Board leadership structure for the current time because it allows Mr. Fauber to focus on leading the Company’s business and operations. At the same time, Mr. Forlenza can focus on leadership of the Board, including calling and presiding over its meetings and preparing meeting agendas in collaboration with Mr. Fauber.

CODES OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a code of ethics that applies to its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and Corporate Controller, or persons performing similar functions. The Company has also adopted a code of business conduct that applies to the Company’s directors, officers and employees. A current copy of each of these codes is available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents.” A copy of each is also available in print to stockholders upon request, addressed to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. The Company intends to satisfy disclosure requirements regarding any amendments to, or waivers from, the code of ethics and the code of business conduct by posting such information on the Company’s website at www.moodys.com

MOODY’S 2024 PROXY STATEMENT	15

under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents.” The code of business conduct includes a section relating to insider trading and directs certain categories of stakeholders to our securities trading policy. Our policies contain procedures governing the purchase, sale and other dispositions of the Company’s securities by directors, officers and employees, and are designed to promote compliance with insider trading laws, rules, regulations and listing standards applicable to the Company. The Company’s securities trading policy can be found at www.ratings.moodys.com under the headings “Policies—Policies & Codes of Conduct—Policies.”

DIRECTOR INDEPENDENCE

To assist it in making determinations of a director’s independence, the Board has adopted independence standards that are set forth below and are included in the Company’s Corporate Governance Principles. The Board has determined that Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Ms Hill, Mr. Howell, Mr. Minaya, Ms Seidman, Mr. Serafin and Mr. Van Saun and thus Mr. Fauber, as the Company’s CEO, is the only member of the Board who has not been determined to be independent under these standards. The standards adopted by the Board incorporate the director independence criteria included in the New York Stock Exchange (the “NYSE”) listing standards, as well as additional criteria established by the Board. The Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee are composed entirely of independent directors. In accordance with NYSE requirements and the independence standards adopted by the Board, all members of the Audit Committee and the Compensation & Human Resources Committee meet additional heightened independence standards applicable to audit committee and compensation committee members.

An “independent” director is a director whom the Board has determined has no material relationship with the Company or any of its consolidated subsidiaries (for purposes of this section, collectively referred to as the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not independent if:

1.

the director is, or in the past three years has been, an employee of the Company, or an immediate family member of the director is, or in the past three years has been, an executive officer of the Company;

2.

(a) the director, or an immediate family member of the director, is a current partner of the Company’s outside auditor; (b) the director is a current employee of the Company’s outside auditor; (c) a member of the director’s immediate family is a current employee of the Company’s outside auditor and personally works on the Company’s audit; or (d) the director or an immediate family member of the director was in the past three years a partner or employee of the Company’s outside auditor and personally worked on the Company’s audit within that time;

3.

the director, or a member of the director’s immediate family, is or in the past three years has been, an executive officer of another company where any of the Company’s present executive officers serves or served on the compensation committee at the same time;

4.

the director, or a member of the director’s immediate family, has received, during any 12-month period in the past three years, any direct compensation from the Company in excess of $120,000, other than compensation for Board and committee service, or compensation received by the director’s immediate family member for service as an employee (other than an executive officer) of the Company, and pension or other forms of deferred compensation for prior service with the Company;

16	MOODY’S 2024 PROXY STATEMENT

5.

the director is a current executive officer or employee, or a member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from the Company, or during any of the last three fiscal years, has made payments to or received payments from the Company, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

6.

the director, or the director’s spouse, is an executive officer of a non-profit organization to which the Company or the Company foundation makes, or in the past three years has made, contributions that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues. (Amounts that the Company foundation contributes under matching gifts programs are not included in the contributions calculated for purposes of this standard.)

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if the director: (a) accepts, directly or indirectly, from Moody’s Corporation or any of its subsidiaries, any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Moody’s Corporation (provided that such compensation is not contingent in any way on continued service); or (b) is an “affiliated person” of Moody’s Corporation or any of its subsidiaries; each as determined in accordance with SEC regulations.

Furthermore, in determining whether a director is considered independent for purposes of serving on the Compensation & Human Resources Committee, the Board must consider all factors specifically relevant to determining whether the director has a relationship with the Company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (a) the source of the director’s compensation, including any consulting, advisory or other compensatory fee paid by the Company to the director; and (b) whether the director is affiliated with Moody’s Corporation, any of its subsidiaries or an affiliate of any subsidiary; each as determined in accordance with SEC regulations.

In assessing independence, the Board took into account that each of Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Ms Hill, Mr. Minaya, Ms Seidman and Mr. Van Saun served during 2023, or currently serves, as directors, employees or trustees of entities that are rated or have issued securities rated by Moody’s Investors Service, as listed in the Company’s Director and Shareholder Affiliation Policy posted on the Company’s website under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents,” and that in 2023 the associated fees from each such entity accounted for less than 1% of annual revenues of the Company and each of the other entities. In addition, the Board took into account that the Company from time to time engages in business with entities where one of our directors, director candidates or their immediate family members are employed or have other relationships. The Board found nothing in the relationships to be contrary to the standards for determining independence as contained in the NYSE’s requirements and the Company’s Corporate Governance Principles. A copy of these standards is found in Attachment A to the Company’s Corporate Governance Principles on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents.”

MOODY’S 2024 PROXY STATEMENT	17

BOARD AND COMMITTEE EVALUATION PROCESS

The Board and its committees’ annual evaluation process is summarized below. The topics considered during the evaluation include Board effectiveness in overseeing key areas, such as strategy and risk, performance of committees’ duties under their respective charters, Board and committee operations, and individual director performance.

1

Review of Evaluation Process. The Governance & Nominating Committee annually reviews the evaluation process, including the evaluation method, to ensure that constructive feedback is solicited on the performance of the Board, its committees, and individual directors.

2

Questionnaire and One-on-One Interviews. The Board, the Audit Committee, the Compensation & Human Resources Committee and the Governance & Nominating Committee each conducts an annual self-evaluation through the use of a written questionnaire. All directors, other than the Chairman, also evaluate the Chairman’s performance through a written questionnaire. All questionnaires include open-ended questions to solicit direct feedback and the responses are collected on an unattributed basis. In addition, the Chairman conducts annual interviews with each non-management director to discuss individual Board member performance.

3

Summary of Written Evaluations. Directors’ responses to the questionnaires are aggregated without attribution and shared with the full Board and the applicable committees. All responses, including written comments, are provided along with an overview of the high and low scores on various topics.

4

Board and Committee Review. Using aggregated results as a reference, the Audit Committee and the Compensation & Human Resources Committee discuss their respective results. Discussions of the Board, Chairman and Governance & Nominating Committee results occur at the Governance & Nominating Committee meeting. Following the committee-level discussions, all evaluation results and feedback, including those from the one-on-one interviews and the Chairman evaluation questionnaire, are discussed by the full Board.

5	Actions. The Board decides on specific actions to incorporate feedback received, including making any appropriate changes to Board- and committee-related practices.

THE BOARD’S ROLE IN THE OVERSIGHT OF COMPANY RISK

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and, with the assistance of the Audit Committee, the Compensation & Human Resources Committee and the Governance & Nominating Committee, oversees the Company’s policies for assessing and managing its exposure to risk. The Audit Committee reviews the Company’s charters, guidelines and approach to enterprise-wide risk assessment and risk management, financial and compliance risks, including risks relating to internal controls and cyber risks, and major legislative and regulatory developments that could materially affect the Company. The Audit Committee reviews the implementation and effectiveness of the Company’s enterprise risk management program. In addition, the Board periodically reviews these risks and, with the assistance of the Audit Committee, the Company’s risk management processes, including in connection with its review of the Company’s strategy. The Audit Committee’s responsibilities include reviewing the Company’s practices with respect to risk assessment and risk management and the Board’s responsibility includes reviewing contingent liabilities and risks that may be material to the Company. The Compensation & Human Resources Committee oversees management’s assessment of whether the Company’s compensation structure,

18	MOODY’S 2024 PROXY STATEMENT

policies and programs create risks that are reasonably likely to have a material adverse effect on the Company and reviews the results of this assessment. The Governance & Nominating Committee oversees risks related to governance, including with respect to succession planning for the Board, and sustainability matters.

Under the oversight of the Board and its committees, the Chief Executive Officer has established an Enterprise-Wide Risk Committee, comprised of the Chief Executive Officer and his direct reports, which include the Chief Administrative Officer. The Enterprise-Wide Risk Committee reviews the work of the Enterprise Risk Function that is currently managed by the Chief Administrative Officer. The Chief Administrative Officer coordinates with risk officers for the Company’s two business segments, MIS and MA, and owns the risk oversight of the support functions in Moody’s Shared Services, Inc. (“MSS”). The Chief Administrative Officer periodically reports to the Board and the Audit Committee on risks and their mitigations within their areas of responsibility. Among other things, the Enterprise Risk Function is responsible for identifying and monitoring existing and emerging risks that are important to the achievement of the Company’s strategic and operational objectives; reviewing appropriate polices, monitoring and reporting frameworks to support effective management of important risks as applicable; reviewing and evaluating the effectiveness of management processes and action plans to address such risks; advising on and recommending to executive management any significant actions or initiatives that they believe are necessary to effectively manage risk; and seeing that activities of discrete risk management disciplines within the Company are appropriately coordinated. Additionally, the Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee reviewed risks within their areas of responsibility at separate meetings in 2023. The Chief Administrative Officer or the predecessor chief risk officer reviewed the Enterprise-Wide Risk Committee’s analysis with the Board five times in 2023. Significant risk issues evaluated by and/or major changes proposed by the Enterprise-Wide Risk Committee are discussed at various Board meetings throughout the year, and general updates are regularly provided at board meetings.

Board’s Role in Cybersecurity Oversight

The Board provides oversight of management’s efforts to assess and manage cybersecurity risks and respond to cybersecurity incidents and threats. In addition, the Audit Committee of the Board of Directors regularly receives reports from management regarding the Company’s financial and compliance risks, including, but not limited to, risks relating to internal controls and cybersecurity risks.

The Board of Directors receives regular updates from the Chief Information Security Officer, Chief Technology Services Officer and Chief Administrative Officer regarding matters related to technology and cybersecurity. The Company has protocols, as discussed in the 2023 Annual Report on Form 10-K, by which certain cybersecurity concerns, incidents and threats are escalated within the Company and, where appropriate, reported in a timely manner to the Board.

EXECUTIVE SESSIONS

The independent directors routinely meet in executive session at regularly scheduled Board meetings. Vincent A. Forlenza, the independent Chairman of the Board, establishes the agenda for and presides at these sessions and has the authority to call additional sessions as appropriate.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate with the Board of Directors or with all non-management directors as a group, or with a specific director or

MOODY’S 2024 PROXY STATEMENT	19

directors (including the Chairman of the Board), by writing to them c/o the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or sending an email to corporatesecretary@moodys.com.

The Board has instructed the Corporate Secretary to review correspondence directed to the Board of Directors and, at the Corporate Secretary’s discretion, to forward items that she deems to be appropriate for the Board’s consideration.

SUCCESSION PLANNING

The Board, the Compensation & Human Resources Committee and the Governance & Nominating Committee review succession planning annually in conjunction with the Board’s review of strategic planning. In 2023, the Governance & Nominating Committee conducted extensive discussions regarding the CEO transition and the Compensation & Human Resources Committee discussed succession planning and development of the senior leadership group. The Board also reviewed the Company’s business continuity plans, which included emergency succession plans for key executives.

ANTI-HEDGING AND ANTI-PLEDGING POLICY; SHORT SALES AND OTHER SPECULATIVE TRADES

All executive officers, directors and their family members are subject to a securities trading policy under which they are prohibited from hedging and pledging Moody’s securities, including any publicly traded securities of a Moody’s subsidiary. The term “family member” is defined in the Company’s policy against insider trading and generally includes family members or entities that hold, purchase or sell Company stock that is attributed to the director or officer. Specifically, the following activities are prohibited under the policy:

•

Making “short sales” of Moody’s securities. A short sale has occurred if the seller: (i) does not own the securities sold; or (ii) does own the securities sold but does not deliver or transmit them within the customary settlement period.

•

Engaging in short-term or speculative transactions or entering into any transaction (including purchasing or selling forward contracts, equity swaps, puts or calls) that is designed to offset any decrease in the market value of or is otherwise based on the price of Moody’s securities.

•	Holding Moody’s securities in margin accounts, buying Moody’s securities on margin or pledging Moody’s securities as collateral for a loan.

Employees who are not executive officers (and their family members) are prohibited from: (i) making short sales of Moody’s securities; (ii) buying Moody’s securities on margin or in any account in which a financial firm lends cash to purchase the securities; and (iii) engaging in short-term or speculative transactions involving Moody’s securities, including buying or selling put or call options and entering into other derivative transactions involving Moody’s securities. The restrictions in clause (iii) do not prohibit the exercise of Moody’s stock options that employees receive in connection with their compensation.

THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight responsibilities relating to: the integrity of the Company’s financial statements and the financial information provided to the Company’s stockholders and others; the Company’s compliance with legal

20	MOODY’S 2024 PROXY STATEMENT

and regulatory requirements; the Company’s internal controls; the Company’s policies with respect to risk assessment and risk management, and the review of contingent liabilities and risks that might be material to the Company; and the audit process, including the qualifications and independence of the Company’s principal external auditors (the “Independent Auditors”), and the performance of the Independent Auditors and the Company’s internal audit function.

OVERSIGHT OF AUDIT PROCESSES

As part of the Audit Committee’s oversight of the audit process, the Audit Committee and its Chairman are directly involved in the selection of the Independent Auditors’ lead engagement partner when there is a rotation required under applicable rules, and the Audit Committee reviews and concurs in the appointment and compensation of the head of the Company’s internal audit function (the “Chief Audit Executive”). The Committee provides input regarding the annual evaluation of the Chief Audit Executive. The Committee also approves the fees and terms associated with the retention of the Independent Auditors to perform the annual engagement. In determining whether to approve services proposed to be provided by the Independent Auditors, the Committee is provided with summaries of the services, the fee associated with each service as well as information regarding incremental fees to be approved. The Committee also receives benchmarking data for audits of companies of similar sizes and audits of comparable complexity in order to determine the reasonableness of the proposed fees.

RESPONSIBILITIES UNDER THE AUDIT COMMITTEE CHARTER

In fulfilling the responsibilities under its charter, the Audit Committee:

•

Discusses with, and receives regular status reports from, the Independent Auditors and the Chief Audit Executive on the overall scope and plans for their audits, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. Also receives regular updates on the Company’s internal control over financial reporting, and discusses with management and the Independent Auditors their evaluations and conclusions with respect to internal control over financial reporting.

•

Meets with the Independent Auditors and the Chief Audit Executive, with and without management present, to discuss the results of their respective audits, in addition to holding meetings with members of management, including the General Counsel.

•	Reviews significant accounting policies, critical estimates and disclosures with management and the Independent Auditors, including the implementation of any new accounting standards or requirements.

•

Reviews and discusses with management and the Independent Auditors the Company’s earnings press releases and periodic filings made with the SEC, including the use of information that is provided to enhance understanding of the results presented in accordance with GAAP.

•

Oversees financial, risk and other disclosures made in the Company’s annual and quarterly reports related to sustainability, and at least annually reviews reports by management regarding the adequacy and effectiveness of the Company’s internal controls and procedures related to such sustainability disclosures.

•	Oversees the implementation of new financial reporting systems and their related internal controls.

•	Reviews the Company’s financial and compliance risks, including, but not limited to, risks relating to internal controls and cyber risks.

MOODY’S 2024 PROXY STATEMENT	21

•

Receives periodic reports on the effectiveness of the Company’s compliance program and regular status reports on compliance issues, including reports required by the Audit Committee’s policy for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting control, auditing and federal securities law matters.

•	Reviews its charter annually and conducts an annual self-evaluation to assess its performance.

The Audit Committee also has the authority, at the Company’s expense, to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate.

ONGOING ASSESSMENT OF THE INDEPENDENT AUDITORS

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Independent Auditors and, as such, the Independent Auditors report directly to the Audit Committee. KPMG LLP has served as the Company’s Independent Auditors since 2008, and was re-appointed at the conclusion of a competitive process that the Audit Committee conducted in 2019 to review the selection of the Company’s Independent Auditors. In selecting the Independent Auditors, the Committee considered the relative costs, benefits, challenges, potential impact, and overall advisability of selecting different Independent Auditors. In addition, the Audit Committee conducts an annual performance assessment of the Independent Auditors, seeking performance feedback from all the members of the Committee as well as from officers with audit-related responsibilities. The factors the Audit Committee considered in conducting this assessment included: independence, objectivity and integrity; quality of services and the ability to meet performance delivery dates; responsiveness and ability to adapt; proactivity in identification of opportunities and risks; performance of the lead engagement partners as well as other team members; technical expertise; enhancement of the audit process using more digital tools; understanding of the Company’s business and industry; effectiveness of their communication; sufficiency of resources; fee levels in light of the services rendered; and management feedback.

POLICY ON PRE-APPROVAL OF INDEPENDENT AUDITORS FEES

The Audit Committee has established a policy setting forth the requirements for the pre-approval of audit and permissible non-audit services to be provided by the Independent Auditors. Under the policy, the Audit Committee pre-approves the annual audit engagement terms and fees, as well as any other audit services and specified categories of non-audit services, subject to certain pre-approved fee levels. Any fee overruns in excess of the established thresholds are presented to the Audit Committee for approval. In addition, pursuant to the policy, the Audit Committee authorized its Chairman to pre-approve other audit and permissible non-audit services in 2023 up to $250,000 per engagement and a maximum of $500,000 per year. The policy requires that the Audit Committee Chairman report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. For the year ended December 31, 2023, the Audit Committee or its Chairman pre-approved all of the services provided by the Independent Auditors, which are described on page 39. The Audit Committee also is responsible for overseeing the audit fee negotiation associated with the retention of the Independent Auditors to perform the annual audit engagement.

The members of the Audit Committee are Mr. Bermudez (Chairman), Ms Esperdy, Mr. Minaya and Ms Seidman, each of whom is independent under NYSE and SEC rules and the Company’s Corporate Governance Principles. The Board of Directors has determined that each of Mr. Bermudez, Ms Esperdy, Mr. Minaya and Ms Seidman is an “audit committee financial expert” under the SEC’s rules. The Audit Committee held nine meetings during 2023.

22	MOODY’S 2024 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management and KPMG, LLP, the Independent Auditors, the audited financial statements of the Company for the year ended December 31, 2023 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the Independent Auditors’ evaluation of the Company’s system of internal control over financial reporting. In addition, the Audit Committee has discussed with the Independent Auditors, which reports directly to the Audit Committee, the matters that independent registered public accounting firms must communicate to audit committees under applicable Public Company Accounting Oversight Board (“PCAOB”) and SEC standards.

The Audit Committee also has discussed with KPMG LLP its independence from the Company, including the matters contained in the written disclosures and letter required by applicable requirements of the PCAOB regarding independent registered public accounting firms’ communications with audit committees about independence. The Audit Committee also has discussed with management of the Company and KPMG LLP such other matters and received such assurances from them as it deemed appropriate. The Audit Committee also considers whether the rendering of non-audit services by KPMG LLP to the Company is compatible with maintaining the independence of KPMG LLP from the Company. The Company historically has used KPMG LLP for only a limited number of non-audit services each year.

Following the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

The Audit Committee

Jorge A. Bermudez, Chairman

Thérèse Esperdy

Jose M. Minaya

Leslie F. Seidman

THE GOVERNANCE & NOMINATING COMMITTEE

The Governance & Nominating Committee identifies and evaluates possible candidates to serve on the Board and recommends the Company’s director nominees for approval by the Board and the Company’s stockholders. The Governance & Nominating Committee also considers and makes recommendations to the Board of Directors concerning the size, structure, composition and functioning of the Board and its committees, oversees the evaluation of the Board, and develops and reviews the Company’s Corporate Governance Principles.

With respect to the evaluation of the Board, the Governance & Nominating Committee oversees a process for annually assessing the qualifications, performance and contributions, and the independence of incumbent directors in determining whether to recommend them for reelection to the Board. The Board, the Audit Committee, the Compensation & Human Resources Committee and the Governance & Nominating Committee, under that Committee’s oversight, each conducts an annual self-evaluation to assess its performance. The Chairman of the Board conducts annual interviews with each non-management director to discuss individual Board member performance.

In addition, the Governance & Nominating Committee oversees sustainability matters, including significant issues of corporate social and environmental responsibility, as they pertain to the Company’s operations.

MOODY’S 2024 PROXY STATEMENT	23

The members of the Governance & Nominating Committee are Ms Seidman (Chairman), Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Ms Hill, Mr. Howell, Mr. Minaya, Mr. Serafin and Mr. Van Saun, each of whom is independent under NYSE rules and under the Company’s Corporate Governance Principles. The Governance & Nominating Committee met five times during 2023.

THE COMPENSATION & HUMAN RESOURCES COMMITTEE

The Compensation & Human Resources Committee oversees the Company’s overall compensation structure, policies and programs, assesses whether the Company’s compensation structure establishes appropriate incentives for management and employees, and considers the results of the most recent vote on the Company’s advisory resolution approving executive compensation. The Committee also oversees the evaluation of senior management, including by reviewing and approving performance goals for the Company’s Chief Executive Officer and other executive officers, and by evaluating their performance against approved goals, including goals relating to sustainability. The Committee oversees and makes the final decisions regarding compensation arrangements for the Chief Executive Officer and for certain other executive officers, including the named executive officers. The Chief Executive Officer makes recommendations to the Committee regarding the amount and form of executive compensation (except with respect to his compensation). In addition, the Chief People Officer presents at all regularly scheduled Committee meetings and is periodically joined by the Chief Financial Officer. For a description of this process, see the Compensation Discussion and Analysis (the “Compensation Discussion and Analysis” or “CD&A”), beginning on page 43.

The Committee administers and makes recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to Board approval, including the Company’s key employees’ stock incentive plans. The Committee has authority, acting in a settlor capacity, to establish, amend and terminate the Company’s employee benefit plans, programs and practices, and to review reports from management regarding the funding, investments and other features of such plans, and the Committee delegates to management responsibilities with respect to the Company’s employee benefit plans, programs and practices as the Committee deems appropriate. The Committee also periodically reviews other important employee and human capital matters such as DE&I, succession planning, wellness programs and learning and development. As discussed below, the Committee annually reviews the form and amount of compensation of directors for service on the Board and its committees and recommends any changes to the Board.

The Committee is empowered to retain, at the Company’s expense, such consultants, counsel or other outside advisors as it determines appropriate to assist it in the performance of its functions. In 2023, the Committee retained the services of Meridian Compensation Partners LLC (“Meridian”), an independent compensation consulting company, to provide advice and information about executive and director compensation, including the competitiveness of pay levels, executive compensation design and governance issues, and market trends, as well as technical and compliance considerations. Meridian reports directly and solely to the Compensation & Human Resources Committee. Meridian exclusively provides executive and director compensation consulting services and does not provide any other services to the Company.

The Committee regularly reviews the current engagements and the objectivity and independence of the advice that Meridian provides to the Committee on executive and director compensation. The Committee considered the six specific independence factors adopted by the SEC and the NYSE under Dodd-Frank and other factors it deemed relevant, and the Committee found no conflicts of interest or other factors that would adversely affect Meridian’s independence.

During 2023, management continued to engage Aon Consulting (formerly called Aon Hewitt) as management’s compensation consultant. Aon Consulting worked with the Chief People Officer and her

24	MOODY’S 2024 PROXY STATEMENT

staff to develop market data regarding Moody’s executive compensation programs. The Committee takes into account that Aon Consulting provides executive compensation-related services to management when it evaluates the information and analyses provided by Aon Consulting.

The members of the Compensation & Human Resources Committee are Mr. Howell (Chairman), Mr. Forlenza, Ms Hill, Mr. Serafin and Mr. Van Saun, each of whom is independent under NYSE rules and under the Company’s Corporate Governance Principles. The Compensation & Human Resources Committee met seven times during 2023.

REPORT OF THE COMPENSATION & HUMAN RESOURCES COMMITTEE

The Compensation & Human Resources Committee assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers. In this context, the Compensation & Human Resources Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis, beginning on page 43. Following such reviews and discussions, the Compensation & Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation & Human Resources Committee

Lloyd W. Howell, Jr., Chairman

Vincent A. Forlenza

Kathryn M. Hill

Zig Serafin

Bruce Van Saun

RELATIONSHIP OF COMPENSATION PRACTICES TO RISK MANAGEMENT

When structuring its overall compensation practices for employees of the Company, consideration is given as to whether the structure creates incentives for risk-taking behavior and therefore affects the Company’s risk management practices. Attention is given to the elements and the mix of pay as well as seeing that employees’ compensation is aligned with stockholders’ value.

In order to assess whether the Company’s compensation practices and programs create risks that are reasonably likely to have a material adverse effect on the Company, management established a compensation risk committee led by the Chief People Officer to assess the risk related to the Company’s compensation plans, practices and programs. As part of this annual review, the compensation risk committee assessed the following items: (i) the relative proportion of variable to fixed components of compensation, (ii) the mix of performance periods (short-term, medium-term and long-term), (iii) the mix of payment mechanisms (cash, options, restricted stock units (“RSUs”) and performance shares), (iv) the design of the incentive compensation programs, including the performance metrics used, linking the creation of value and earnings quality and sustainability, (v) the process of setting goals, degree of difficulty, spreads between threshold, target and maximum payout opportunities and ratios of payouts as a fraction of earnings, (vi) the maximum payout levels and caps, (vii) the clawback policy and other compensation-related governance policies, (viii) the termination treatment policies and (ix) the equity ownership and retention guidelines. These items were assessed in the context of the most significant risks currently facing the Company to determine if the compensation plans, practices and programs incentivize employees to take undue risks. The committee then took into account controls and procedures that operate to monitor and mitigate against risk. The Chief People Officer presented the compensation risk committee’s conclusions to the Compensation & Human Resources Committee. These conclusions were also reviewed by the Compensation & Human Resources Committee’s independent compensation consultant, Meridian.

MOODY’S 2024 PROXY STATEMENT	25

The Compensation & Human Resources Committee reviewed these conclusions through a risk assessment lens. As a result of these reviews, the Company does not believe that the Company’s compensation practices and programs create risks that are reasonably likely to have a material adverse effect on the Company, nor does it believe that the practices and programs are designed to promote undue risk taking.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving related person transactions. The Audit Committee has adopted written Related Person Transaction Policies and Procedures (the “Policy”), which requires the Audit Committee to review and approve transactions in which (i) the aggregate amount involved is or is expected to exceed $120,000, (ii) the Company or any of its subsidiaries is a participant, and (iii) any related person has a direct or indirect interest. Under the Policy, related persons include (i) any person who is or was during the last fiscal year a director, executive officer, or any nominee for director, (ii) any person owning 5% or more of the Company’s Common Stock, and (iii) any immediate family members of such persons. Under the Policy, the Audit Committee has pre-approved several categories of transactions with related persons. For transactions that are not pre-approved under the Policy, in reviewing and determining whether to approve related person transactions, the Audit Committee takes into account whether the transaction is available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and other factors as the Audit Committee deems appropriate. The Audit Committee will not approve any related person transaction if it determines it to be inconsistent with the interests of the Company and its stockholders. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.

In addition, under the Company’s Code of Business Conduct and Code of Ethics, special rules apply to executive officers and directors who engage in conduct that creates an actual, apparent or potential conflict of interest. Before engaging in such conduct, such executive officers and directors must make full disclosure of all the facts and circumstances to the Company’s General Counsel and the Audit Committee Chairman, and obtain the prior written approval of the Audit Committee. All conduct is reviewed in a manner so as to (i) maintain the Company’s credibility in the market, (ii) maintain the independence of the Company’s employees and (iii) see that all business decisions are made solely on the basis of the best interests of the Company and not for personal benefit.

COMPENSATION OF DIRECTORS

Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our stockholders. The Compensation & Human Resources Committee annually reviews the form and amount of the compensation of directors for service on the Board and its committees and recommends any changes to the Board. As part of its 2023 review, the Compensation & Human Resources Committee reviewed and considered data provided to the Committee by Meridian regarding the form and amount of compensation paid to non-employee directors at the companies in Moody’s executive compensation peer group (as disclosed beginning on page 47 of this Proxy Statement). The comparative analysis included each element of the director pay program: the annual cash retainer, board and committee fees, and equity awards. This analysis showed that Moody’s director compensation is competitively positioned relative to the median of its peer group. The equity to cash ratio was found to be similar to the peer group average and, like many of its peers, Moody’s directors are subject to stock holdings requirements (a multiple of the cash retainer). Moody’s does not provide per-meeting fees for Board and committee meetings or any non-chairmen committee member fees.

26	MOODY’S 2024 PROXY STATEMENT

As a result of this review, the Compensation & Human Resources Committee adopted a small increase to the cash retainer and determined that compensation of non-employee directors is reasonable and appropriate as compared to the board members of peer companies. As noted below, our current Chairman and former Chairman of the Board received additional annual cash fees.

The following table sets forth, for the fiscal year ended December 31, 2023, the total compensation of the non-management members of the Company’s Board of Directors. Mr. Fauber did not receive any compensation for serving as a Moody’s director in 2023. His compensation for services as Moody’s President and Chief Executive Officer during the year is reflected in the Summary Compensation Table on page 67 of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	All Other Compensation ($) (4)	Total ($)
Jorge A. Bermudez	140,000	195,131	—	335,131
Thérèse Esperdy	115,000	195,131	—	310,131
Vincent A. Forlenza	170,000	265,268	—	435,268
Kathryn M. Hill	115,000	195,131	—	310,131
Lloyd W. Howell, Jr.	140,000	195,131	—	335,131
Raymond W. McDaniel, Jr.	85,000	521,143	—	606,143
Jose M. Minaya	115,000	195,131	—	310,131
Leslie F. Seidman	140,000	195,131	—	335,131
Zig Serafin	115,000	195,131	—	310,131
Bruce Van Saun	115,000	195,131	—	310,131

(1)

The Company’s non-management directors received an annual cash retainer of $115,000, payable in quarterly installments in 2023. The Chairmen of the Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee each received an additional annual cash fee of $25,000, also payable in quarterly installments. The Chairman of the Board and the Lead Independent Director received an additional annual cash fee of $55,000 and $40,000, respectively. Mr. McDaniel served as Chairman of the Board until retiring from the Board in connection with the 2023 annual meeting of Stockholders. Mr. Forlenza was compensated as the Lead Independent Director in the first quarter of 2023 and then as the Chairman of the Board once he assumed that role, effective April 18, 2023, following the 2023 annual meeting of stockholders. There were no separate meeting fees paid in 2023.

A non-management director may elect to defer receipt of all or a portion of his or her annual cash retainer until after termination of service on the Company’s Board of Directors. Deferred amounts are credited to an account and receive the rate of return earned by one or more investment options available under the Profit Participation Plan as selected by the director. Unless otherwise elected by the director at the time of deferral, upon a change in control of the Company, a lump-sum payment will be made to each director of the amount credited to the director’s deferred account on the date of the change in control. Any amount credited to the director’s deferred account from the date of the change in control to the date such director ceases to be a director will also be paid as a lump-sum within 30 days following such cessation of service.

(2)

On February 7, 2023, all then non-management directors, except Mr. McDaniel, received a grant of approximately $195,000 worth of RSUs issued from the 1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan (the “1998 Directors Plan”) which was equal to 621 RSUs. Also on February 7, 2023, Mr. McDaniel received a grant of approximately $265,000 worth of RSUs issued from the 1998 Directors Plan that was equal to 843 RSUs. The Compensation & Human Resources Committee authorized these RSU grants on December 19, 2022, the Board approved them on December 20, 2022, and the grants were effective on February 7, 2023, the fifth trading day following the date of the public dissemination of the Company’s financial results for 2022. On May 2, 2023, Mr. Forlenza received a grant of approximately $70,000 worth of RSUs issued from the 1998 Directors Plan, which was equal to 228 RSUs. This grant was made in connection with him

MOODY’S 2024 PROXY STATEMENT	27

assuming the role of Chairman of the Board at the 2023 annual meeting of stockholders. In each case, the number of RSUs was determined based on the award value computed in accordance with FASB ASC Topic 718. For additional information on how Moody’s accounts for equity-based compensation, see Note 16 to the financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2024.

None of the individuals who served as a non-management director of the Company during 2023, other than Mr. McDaniel, held any outstanding stock options as of December 31, 2023. The aggregate number of unvested stock awards outstanding, including any accrued dividend equivalents, as of December 31, 2023 for each individual who served as a non-management director of the Company during 2023 was as follows:

Name	Number of Shares Underlying Options	Number of Shares of Unvested RSUs
Jorge A. Bermudez (a)	—	621
Thérèse Esperdy	—	627
Vincent A. Forlenza	—	856
Kathryn M. Hill (a)	—	621
Lloyd W. Howell, Jr. (a)	—	621
Raymond W. McDaniel, Jr. (b)	119,235	0
Jose M. Minaya	—	627
Leslie F. Seidman (a)	—	621
Zig Serafin (a)	—	621
Bruce Van Saun	—	627

(a)	Mr. Bermudez, Ms Hill, Mr. Howell, Ms Seidman and Mr. Serafin have not elected to defer any RSU awards or receive accrued cash dividends upon vesting of their RSUs.

(b)	The 119,235 outstanding options are exercisable options granted in 2017, 2018 and 2019, which were awarded to Mr. McDaniel while serving as Chief Executive Officer.

(3)

As permitted by the terms of the applicable grant agreement, the Board accelerated the vesting of unvested RSUs held by Mr. McDaniel upon his retirement. The incremental fair value of outstanding RSUs of Mr. McDaniel as of the modification date is included in the stock awards column in addition to the full grant date fair value of these awards as required by SEC disclosure rules.

(4)

Perquisites and other personal benefits provided to each individual who served as a non-management director in 2023 were, in the aggregate, less than $10,000 per director. Each non-management director is reimbursed for travel, meals and hotel expenses incurred in connection with attending meetings of the Company’s Board of Directors or its committees. For the meetings held at the Company’s executive offices, the Company pays for travel for each non-employee director, as well as for their accommodations, meals, Company-arranged activities and other incidental expenses.

STOCK OWNERSHIP GUIDELINES FOR NON-MANAGEMENT DIRECTORS

Moody’s has adopted stock ownership guidelines for its executives, including the named executive officers and its non-management directors, encouraging them to acquire and maintain a meaningful stake in the Company. Moody’s believes that these guidelines encourage its executive officers and non-management directors to act as owners, thereby better aligning their interests with those of the Company’s stockholders.

•

The guidelines are intended to ensure an ownership level sufficient to assure stockholders of each director’s commitment to value creation, while satisfying an individual’s need for portfolio diversification.

•	Non-management directors are expected, within five years, to acquire and hold shares of the Company’s Common Stock equal in value to five times the annual cash retainer.

28	MOODY’S 2024 PROXY STATEMENT

•	Restricted shares, RSUs and shares owned by immediate family members or through the Company’s tax-qualified savings and retirement plans count toward satisfying the guidelines.

•	Stock options, whether vested or unvested, and unearned performance shares do not count toward satisfying the guidelines.

As of December 31, 2023, each of the directors serving on that date was in compliance with the guidelines.

1998 MOODY’S CORPORATION NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN

The 1998 Directors Plan includes an annual grant limit on awards to individual directors, which is not to exceed “the lesser of 20,000 shares or shares with a fair market value of $400,000.” As disclosed in the Compensation of Directors table above, the fair market value of director grants have historically been below this amount.

ITEM 1—ELECTION OF DIRECTORS

What is being voted on	Election of ten director nominees to the Board.

Board Recommendation	The Board of Directors recommends a vote FOR the election of each of the director nominees.

The Board of Directors has nominated Jorge A. Bermudez, Thérèse Esperdy, Robert Fauber, Vincent A. Forlenza, Kathryn M. Hill, Lloyd W. Howell, Jr., Jose M. Minaya, Leslie F. Seidman, Zig Serafin and Bruce Van Saun, each for a one-year term expiring in 2025. If elected, the nominees will hold office until each of their terms expires and until a successor is elected and qualified. All of the nominees are currently members of the Board of Directors. All of the director nominees were previously elected by the stockholders. The Governance & Nominating Committee evaluates the qualifications and skills of other potential candidates in light of the Board’s current composition and consideration of the Company’s current and future business strategy and operations. The Company expects the nominees for election as director to be able to serve if elected. If a nominee is unable to serve, proxies may be voted for the election of such other person for director as the Board may recommend in the place of such nominee or just for the remaining nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

QUALIFICATIONS AND SKILLS OF DIRECTORS

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Governance & Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future business and operations.

The Governance & Nominating Committee is responsible for developing and recommending Board membership criteria to the Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Principles, include, among other things, the candidate’s:

•	business experience,

•	qualifications, attributes and skills relevant to the management and oversight of the Company’s business,

MOODY’S 2024 PROXY STATEMENT	29

•	independence,

•	ability to represent diverse stockholder interests,

•	judgment and integrity,

•	ability to commit sufficient time and attention to Board activities, and

•	absence of potential conflicts or the appearance of conflicts with the Company’s business and interests.

In addition, the Board and the Governance & Nominating Committee annually evaluate the composition of the Board to assess whether the skills, experience, characteristics and other criteria established by the Board are currently represented on the Board, and to assess the criteria that may be needed in the future, given the Company’s current situation and strategic plans. The Board and the Governance & Nominating Committee seek a diversity of occupational and personal backgrounds on the Board, including diversity with respect to gender, race, ethnicity and national background, geography, and age in order to obtain a range of viewpoints and perspectives. As part of the search process for each new director, the Governance & Nominating Committee strives to have a diverse slate of candidates, including women and minorities and encourages any search firm the Committee engages to do so as well. The Committee also considers the special requirements of Moody’s Investors Service and its role in the securities markets. As an example, the Committee has not sought out individuals who by profession actively manage securities portfolios as the Committee determined that such individuals could encounter conflicts of interests or give rise to the appearance of conflicts.

This annual evaluation of the Board’s composition enables the Board and the Governance & Nominating Committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time, and to assess how the composition of our workforce allows us to benefit from diverse viewpoints and backgrounds. In identifying director candidates from time to time, the Board and the Governance & Nominating Committee may identify specific skills and experience that they believe the Company should seek in order to constitute a balanced and effective board. Recent search for potential Board candidates has focused on candidates with information, technology and cyber-related background.

In addition to a diversity of backgrounds, the Board believes it is important to have diversity of tenures represented on the Board. The Company’s director nominees have varied tenure that the Board believes facilitates and ensures effective oversight by balancing fresh perspectives and in-depth experience and knowledge about the Company.

In considering and nominating directors for election to the Board, the Board and the Governance & Nominating Committee have considered a variety of factors. These include the nominee’s independence, financial literacy, personal and professional accomplishments, experience in light of the needs of the Company and, for incumbent directors, past performance on the Board. In 2023, the Board retained a third-party search firm to assist the Governance & Nominating Committee in identifying and assessing potential Board candidates, based on the variety of factors and criteria considered by the Board. With respect to the Company’s director nominees standing for election, their biography as of the date of this Proxy Statement as well as their skills and qualifications that support their service on the Board are set forth below.

The Board of Directors recommends a vote FOR the election as directors of each of the nominees listed below.

30	MOODY’S 2024 PROXY STATEMENT

DIRECTOR NOMINEES

JORGE A. BERMUDEZ Director & Audit Committee Chairman Age: 72 Director Since: April 2011 Committees: • Audit • Executive • Governance & Nominating

Qualifications and Expertise Provided to Our Board

• Significant experience in the global financial services sector, bringing a deep understanding of credit risk and years of financial expertise, as well as risk management experience.

• Industry knowledge from time as the head of risk for a major global financial institution, including involvement in the debt restructuring of various sovereigns.

• Familiarity with the demands of a global, regulated business, with both senior management and board experience.

Professional Experience

• Chief Risk Officer of Citigroup Inc., a global financial services company, 2007-2008, following on from various senior positions in Citigroup’s business in the United States and Latin America (beginning in 1975)

• Chairman of the Smart Grid Center Advisory Board at Texas A&M University (since January 2020)

Other Company Directorships / Trusteeships

Public

• AB Mutual Funds (since 2020)

• Citibank N.A. (2005-2008)

Private Roles

• Bretton Woods Committee (since 2022)

• American Institute of Architects (2015)

• Texas A&M Foundation Board of Trustees (2014-2021)

• Electric Reliability Council of Texas (2010 to 2016)

• Federal Reserve Bank of Dallas (2009-2017)

• Community Foundation of Brazos Valley (since 2008)

Education

• Master of Agriculture, Texas A&M University 1974

• B.S. in Agricultural Economics, Texas A&M University 1973

THÉRÈSE ESPERDY Director Age: 63 Director Since: March 2019 Committees: • Audit • Governance & Nominating

Qualifications and Expertise Provided to Our Board

• Extensive experience in global investment banking and financial markets, providing strategic and financial expertise critical to overseeing the Company’s strategies, and insights into the Company’s key customer segments.

• Expertise gained from leading a division of a major international bank, as well as the capital markets business specifically, through challenging financial climates.

• Leadership and service on other public company boards provides insight and perspective in varied areas, enhancing the Board’s ability to oversee the Company’s global operations and effectively manage risk.

MOODY’S 2024 PROXY STATEMENT	31

Professional Experience

• Global Chairman of the Financial Institutions Group of JPMorgan Chase & Co., a global financial services company (2014-2015)

• Several senior management positions in banking and capital markets with JPMorgan Chase & Co. (1997-2014) and at Lehman Brothers (1989-1997)

Other Company Directorships / Trusteeships

Public

• Imperial Brands PLC (Since 2016)

• National Grid plc (2014-2023)

Private • N/A Education • MPPM, Yale University, 1989 • B.A., Chestnut Hill College, 1983

ROBERT FAUBER President, Chief Executive Officer and Director Age: 53 Director Since: October 2020 Committees: • Executive

Qualifications and Expertise Provided to Our Board

• Extensive knowledge of the Company’s strategy and operations from his role as Chief Executive Officer and other senior leadership positions with Moody’s and MIS, including as President of MIS, Moody’s Chief Operating Officer, and as head of the Company’s strategy and corporate development functions.

• Deep understanding of the day-to-day operations of the Company and the real-time challenges that arise, including with respect to risk, regulatory supervision, emerging technologies and workforce matters.

• Experience in a variety of product and strategy spaces in the financial services industry, including investment banking, corporate strategy and alternative investments.

Professional Experience

• Chief Executive Officer of Moody’s since 2021

• Various senior leadership positions with Moody’s and MIS, including as President of MIS and Chief Operating Officer of MCO (2005-2019)

• Various roles at Citibank and NationsBank (now Bank of America)

Other Company Directorships / Trusteeships

Public

• N/A

Private

• Board of College Foundation for the University of Virginia (since 2023)

32	MOODY’S 2024 PROXY STATEMENT

Education • MBA, Cornell University, 1999 • B.A. in Economics, University of Virginia, 1992

VINCENT A. FORLENZA Chairman of the Board Age: 70 Director Since: April 2018 Committees: • Compensation & Human Resources • Executive • Governance & Nominating

Qualifications and Expertise Provided to Our Board

• Decades-long experience in various roles, including as chief executive officer, of a public, global medical technology company.

• Familiarity with leading a large global business in a regulated industry, including in the context of large M&A transactions, and with expertise in strategic planning, business development and new product development. Experienced in leading major corporate transformations in response to changes in technology and customer markets.

• Corporate governance expertise derived from prior board experience.

Professional Experience

• Chief Executive Officer of Becton, Dickinson & Company, global medical technology company (“BD”) (Director, 2011-2021; Chairman of the Board, 2012-2021)

• Chief Operating Officer of BD and various other capacities, including strategic planning, business development, research and development and general management of segments and overseas departments (1980-2011)

Other Company Directorships / Trusteeships

Public

• Becton, Dickinson and Company (2011-2021)

Private

• MNHI (since 2022)

• HealthQuest Capital Management Co. LLC (since 2021)

• MaraBio Systems Inc. (since 2021)

• Board of Trustees of Lehigh University (since 2020, 2011-2017)

• Trustee of The Valley Health System (since 2003)

• Acuitive Technologies (since 2023)

Education

• MBA, University of Pennsylvania 1980

• B.S. in Chemical Engineering, Lehigh University, 1975

KATHRYN M. HILL Director Age: 67 Director Since: October 2011

Qualifications and Expertise Provided to Our Board

• Over 30 years of experience in business management and leading engineering and operations organizations.

• Extensive leadership expertise, and a strong background in information technology and business operations from roles in executive management and on boards of directors.

MOODY’S 2024 PROXY STATEMENT	33

Committees: • Compensation & Human Resources • Governance & Nominating	• Focus on computer networking, IT and engineering brings unique technology experience and insight to the Board. • Governance expertise from service on other public company boards.

Professional Experience

• Executive Advisor, Senior Vice President, Development Strategy and Operations and other senior positions at Cisco Systems, Inc., a communications and information technology company (1997-2013)

• Various engineering roles at Ascend Communications, Newbridge Networks and Hughes Network Systems

Other Company Directorships / Trusteeships

Public

• Celanese Corporation (since 2015)

• NetApp, Inc. (since 2013)

Private

• N/A

Education

• B.S. in Mathematics, Rochester Institute of Technology, 1978

LLOYD W. HOWELL, JR.

Director and Chairman of the Compensation & Human Resources Committee

Age: 57

Director Since: March 2021

Committees:

• Compensation & Human Resources

• Executive

• Governance & Nominating

Qualifications and Expertise Provided to Our Board

• Extensive executive leadership experience and business management expertise that span over a number of industries and both domestic and international markets.

• Strong background in information systems and cyber-related matters, and significant experience in businesses involved in U.S. federal contracting.

• Broader public company board service, contributing to the valued governance insights.

Professional Experience

• Executive Director of the NFL Players Association, the labor union representing National Football League players (since July 2023)

• Executive Vice President, Chief Financial Officer and Treasurer of Booz Allen Hamilton Holding Corporation, a business management consulting company (“BAH”) (2016-2022)

• Various leadership positions with BAH (1988-2016)

Other Company Directorships / Trusteeships

Public

• KLDiscovery (since February 2023)

• GE Healthcare (since January 2023)

• Integra Lifesciences Holdings Corp. (2013-2021)

34	MOODY’S 2024 PROXY STATEMENT

Private

• Senior advisory board member at TowerBrook Capital Partners (since 2021)

• Trustee at University of Pennsylvania (“Penn”) (since 2018)

• Member of the Board of Overseers at Penn School of Engineering and Applied Science (since 2015)

Education

• MBA, Harvard University, 1993

• B.S. in Electrical Engineering, University of Pennsylvania, 1988

JOSE M. MINAYA Director Age: 52 Director Since: October 2022 Committees: • Audit • Governance & Nominating

Qualifications and Expertise Provided to Our Board

• Significant experience in the field of asset management, bringing a unique perspective to the Board on an important customer segment for the Company.

• Various leadership roles provide valuable senior management experience and financial expertise.

• Familiarity with the management of a business that covers a broad range of sectors, previously setting strategy and developing investment capabilities across multiple asset classes including real estate, agriculture, timber, infrastructure, energy, private capital and alternative credit strategies.

Professional Experience

• Chief Executive Officer of Nuveen, a global investment manager (since 2020)

• Chief Investment Officer and President of Nuveen (2017-2020)

• Lead Global Real Assets Division, and various other roles at TIAA (2004 to 2017)

Other Company Directorships / Trusteeships

Public

• N/A

Private

• Investment Company Institute

• National Forest Foundation

• Robert Toigo Foundation

• Investment Committee of the Board of Regents of the Smithsonian Institute

Education

• MBA, Dartmouth College

• B.S. in Finance, Manhattan College

LESLIE F. SEIDMAN Director and Chairman of the Governance & Nominating Committee Age: 61

Qualifications and Expertise Provided to Our Board

• Financial and regulatory expertise from a career of over 30 years as a CPA, serving as the Chairman of the Financial Accounting Standards Board, executive at a major bank and auditor for a major accounting firm, with significant knowledge of global accounting and financial reporting matters in addition to regulatory and senior management experience.

MOODY’S 2024 PROXY STATEMENT	35

Director Since: December 2013 Committees: • Audit • Executive • Governance & Nominating

• Additional capital markets, regulatory and technology oversight experience, from serving with the Financial Industry Regulatory Authority.

• Certifications in Cybersecurity oversight (2018) and ESG oversight (2021).

• Thought leadership and strong governance expertise from service on other large public company boards.

Professional Experience

• Member of the Financial Accounting Standards Board (2003-2013), an independent organization responsible for U.S. financial accounting and reporting standards, and Public Governor of the Financial Industry Regulatory Authority (2014-2019)

• Founder and managing member of a financial reporting consulting firm (1999-2003)

• Member, FASB staff in various roles, including Assistant Director of Technical Activities (1996-1999)

• Vice President, Accounting Policy and other roles at J.P. Morgan & Company, Inc. (now JPMorgan Chase) (1987-1996) and an auditor at Arthur Young & Co. (now EY) (1984-1987)

Other Company Directorships / Trusteeships

Public

• Janus Henderson Group plc (since 2023)

• General Electric (2018-2023)

Private

• Financial Industry Regulatory Authority (FINRA), Public Governor (2014-2019)

Education

• M.S. in Accounting, New York University, 1985

• B.A. in English, Colgate University, 1984

ZIG SERAFIN Director Age: 50 Director Since: July 2021 Committees: • Compensation & Human Resources • Governance & Nominating

Qualifications and Expertise Provided to Our Board

• Extensive digital and technology expertise and executive management experience in the technology sector.

• Substantive expertise extending to enterprise collaboration services, artificial intelligence and user experience.

• Experience serving on another public company’s board of directors.

Professional Experience

• Chief Executive Officer (since 2020), and President and Chief Operating Officer of Qualtrics, an experience management software provider (2016-2020)

• Corporate Vice President of Microsoft (2009-2016)

• General Manager at Tellme Networks, Inc. (2009-2012), following acquisition by Microsoft

36	MOODY’S 2024 PROXY STATEMENT

Other Company Directorships / Trusteeships Public • Qualtrics International Inc. (2020-July 2023) Private • Qualtrics International Inc. (since July 2023) Education • B.S., Brigham Young University

BRUCE VAN SAUN Director Age: 66 Director Since: March 2016 Committees: • Compensation & Human Resources • Governance & Nominating

Qualifications and Expertise Provided to Our Board

• Extensive executive, management and board experience across a number of global banks and financial services companies.

• Financial and strategic expertise, management experience and experience managing a business in a highly regulated industry both in the U.S. and in Europe.

• History of senior experience through significant strategic transactions, including an initial public offering and a major strategic transformation of a bank.

Professional Experience

• Chairman and Chief Executive Officer of Citizens Financial Group, Inc., a large regional bank (since 2013)

• Group Finance Director of The Royal Bank of Scotland Group plc (2009-2013)

• Various senior positions with Bank of New York (later Bank of New York Mellon) (1998-2009), and various positions at Deutsche Bank, Wasserstein Perella Group and Kidder Peabody & Co.

Other Company Directorships / Trusteeships

Public

• Citizens Financial Group, Inc. (since 2013)

Private

• The Clearing House Supervisory Board (Since 2013)

• Board of the Federal Reserve Bank of Boston (2018-2022)

• Lloyd’s of London Franchise Board (2012-2016)

Education

• MBA in Finance, University of North Carolina, 1983

• B.S. in Business Administration, Bucknell University, 1979

MOODY’S 2024 PROXY STATEMENT	37

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

What is being voted on	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Board Recommendation	The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024.

The Audit Committee evaluates the selection of the Company’s independent auditor each year, and has appointed KPMG LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2024. KPMG LLP audited the consolidated financial statements of the Company for the year ended December 31, 2023. In determining whether to reappoint KPMG as the Company’s independent auditor, the Audit Committee took into consideration a number of factors, including: KPMG’s performance on prior audits, and the quality and efficiency of the services provided by KPMG; an assessment of the firm’s professional qualifications, resources and expertise; KPMG’s knowledge of the Company’s business and industry; the quality of the Audit Committee’s ongoing communications with KPMG and of the firm’s relationship with the Audit Committee and Company management; KPMG’s independence; the appropriateness of KPMG’s fees; the length of time the firm has served in this role; the impact of changing auditors; and data on audit quality and performance, including recent PCAOB reports on KPMG LLP and peer firms. Considered together, these factors enable the Audit Committee to evaluate whether the selection of KPMG LLP as the Company’s independent auditor, and the retention of KPMG LLP to perform other services, will contribute to and enhance audit quality. Based on its evaluation, the Audit Committee believes that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interest of our stockholders.

The Audit Committee has requested the Board of Directors to submit the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2024 to stockholders for ratification as a matter of good corporate governance. If the appointment of KPMG LLP is not ratified by stockholders, the Audit Committee will re-evaluate its selection and will determine whether to maintain KPMG LLP as the Company’s independent registered public accounting firm or to appoint another independent registered public accounting firm.

A representative of KPMG LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024.

38	MOODY’S 2024 PROXY STATEMENT

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

The aggregate fees for professional services rendered by KPMG LLP for (i) the integrated audit of the Company’s annual financial statements for the years ended December 31, 2023 and 2022, (ii) the review of the financial statements included in the Company’s Reports on Forms 10-Q and 8-K, and (iii) statutory audits of subsidiaries, were approximately $6 million and $7 million in 2023 and 2022, respectively. These fees included amounts accrued but not billed of approximately $3 million and $3 million in each of the years ended December 31, 2023 and 2022, respectively.

Audit-related Fees

The aggregate fees for audit-related services rendered by KPMG LLP to the Company were approximately $0 million and $0 million in the years ended December 31, 2023 and 2022, respectively. Such services included employee benefit plan audits.

Tax Fees

The aggregate fees billed for professional services rendered by KPMG LLP for tax services rendered by the auditors for the years ended December 31, 2023 and 2022 were approximately $0 and $0 million, respectively.

All Other Fees

The aggregate fees billed for all other services rendered by KPMG LLP to the Company by for the years ended December 31, 2023 and 2022 were approximately $0 and $0, respectively.

MOODY’S 2024 PROXY STATEMENT	39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number of shares of Common Stock beneficially owned as of the dates indicated below by (i) each director and nominee for director of the Company, (ii) each Named Executive Officer (as defined below), (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (the “Company’s 5% Owners”). Except as noted below, stock ownership information is based on (a) the number of shares of Common Stock beneficially owned by directors and executive officers as of December 31, 2023 (based on information they supplied to the Company), calculated in accordance with SEC rules, and (b) the number of shares of Common Stock held by the Company’s 5% Owners, based on information filed with the SEC by the Company’s 5% Owners. Unless otherwise indicated and except for the interests of individuals’ spouses, the stockholders listed below have sole voting and investment power with respect to the shares indicated as owned by them. Percentages are based upon the number of shares of Common Stock outstanding on December 31, 2023, and, where applicable, the number of shares of Common Stock that the indicated beneficial owner had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning “Stock Units,” the value of which is measured by the price of the Common Stock. Stock units do not confer voting rights and are not considered “beneficially owned” shares under SEC rules.

Name	Shares Beneficially Owned (1)			Number of Shares Subject to Options Which Are or Become Exercisable Within 60 Days of December 31 (2)	Number of RSUs That Vest Within 60 Days of December 31 Stock Units and Dividend Equivalents (3)	Total Beneficial Ownership	Stock Units (4)	Percentage of Shares Outstanding (5)
Jorge A. Bermudez	20,641			0	621			*
Thérèse Esperdy	3,021			0	621			*
Robert Fauber	41,661			75,078	4,934			*
Vincent A. Forlenza	5,700			0	627		480	*
John J. Goggins (6)	8,587			25,865	0			*
Kathryn M. Hill	17,982			0	621			*
Lloyd W. Howell, Jr.	1,235			0	621			*
Mark Kaye (6)	4,447			0	0			*
Jose M. Minaya	737			0	627		476	*
Leslie F. Seidman	9,910			0	621			*
Zig Serafin	1,078			0	621			*
Richard Steele	3,012			5,156	180			*
Caroline Sullivan	338			2,232	217			*
Stephen Tulenko	3,620			9,595	1,162			*
Bruce Van Saun	7,575			0	627			*
Michael West	5,112			10,296	1,115			*
All current directors and executive officers as a group (14 people)	121,622			102,357	13,215		956	*
Berkshire Hathaway, Inc.	24,669,778	(7	)(8)					13.52%
Warren E. Buffett, National Indemnity Company, GEICO Corporation, Government Employees Insurance Company, 3555 Farnam Street, Omaha, Nebraska 68131
The Vanguard Group	14,163,962	(9)						7.76%
100 Vanguard Blvd., Malvern, Pennsylvania 19355
BlackRock, Inc.	12,930,024	(10)						7.09%
50 Hudson Yards, New York, New York 10001
TCI Fund Management Limited	12,049,611	(11)						6.60%
Christopher Hohn, 7 Clifford Street, London, W1S 2FT, United Kingdom
*	Represents less than 1% of the outstanding Common Stock.

40	MOODY’S 2024 PROXY STATEMENT

(1)	Includes all shares held directly, including those that have been deferred.

(2)	Options that are exercisable and vesting within 60 days of December 31, 2023.

(3)

Consists of: (i) RSUs that have been granted to members of management that vest within 60 days of December 31, 2023; and (ii) dividend equivalents that will convert to shares within 60 days of December 31, 2023.

(4)

Consists of stock units (payable to non-management directors after retirement), the value of which is measured by the price of the Common Stock, received under various non-management director compensation arrangements of the Company and its predecessor. These units do not confer voting rights and are not considered “beneficially owned” shares of Common Stock under SEC rules. Additional stock units accrue over time to reflect the deemed reinvestment of dividends.

(5)

Percentages are based upon the number of shares outstanding as of December 31, 2023 and, where applicable, the number of shares of Common Stock that the individual beneficial owner had a right to acquire within 60 days of such date.

(6)

These figures represent the amounts included on the final Form 4s filed on behalf of Mr. Goggins and Mr. Kaye before their departure from the Company, as well as options that are exercisable within the first 60 days of 2024.

(7)

As set forth in Amendment No. 3 to the Schedule 13G jointly filed with the SEC on February 14, 2014 by Warren E. Buffett, Berkshire Hathaway Inc., National Indemnity Company, GEICO Corporation and Government Employees Insurance Company, (a) each of Mr. Buffett, Berkshire Hathaway Inc. and National Indemnity Company had shared voting power and shared dispositive power with respect to 24,669,778 shares reported in such Amendment No. 3 to the Schedule 13G and (b) each of GEICO Corporation and Government Employees Insurance Company had shared voting power and shared dispositive power with respect to 11,973,928 of such 24,669,778 shares.

(8)

This address is listed in Amendment No. 3 to the Schedule 13G jointly filed with the SEC on February 14, 2014 as the address of each of Mr. Buffett and Berkshire Hathaway Inc. The address of National Indemnity Company is listed as 3024 Harney Street, Omaha, Nebraska 68131; and the address of GEICO Corporation and Government Employees Insurance Company is listed as 1 GEICO Plaza, Washington, D.C. 20076.

(9)

As set forth in Amendment No. 11 to the Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group had shared voting power with respect to 217,614 shares, sole dispositive power with respect to 13,476,960 shares and shared dispositive power with respect to 687,002 of their 14,163,962 shares as of December 31, 2023.

(10)

As set forth in Amendment No. 10 to the Schedule 13G filed with the SEC on January 26, 2024 by BlackRock, Inc. BlackRock, Inc. had sole voting power with respect to 11,287,368 shares and sole dispositive power with respect to 12,930,024 of their 12,930,024 shares as of December 31, 2023.

(11)

As set forth in Amendment No. 2 to the Schedule 13G jointly filed with the SEC on February 14, 2024 by TCI Fund Management Limited and Christopher Hohn, each of TCI Fund Management Limited and Mr. Hohn had shared voting and shared dispositive power with respect to 12,049,611 shares of their 12,049,611 shares as of December 31, 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of, and transactions in, the Common Stock and other equity securities of the Company. As a practical matter, the Company assists its directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely on the Company’s review of copies of such reports filed with the SEC and written representations that no other reports are required, the Company believes that all of its executive officers, directors and those greater-than-10% stockholders that filed, any reports for the year ended December 31, 2023 reported all transactions on a timely basis, with the exception of one Form 4 filing for Mr. Steele. That filing, disclosing the automatic disposition of shares to satisfy a tax withholding obligation that occurred upon vesting of an RSU award, was delayed due to an administrative error.

MOODY’S 2024 PROXY STATEMENT	41

ITEM 3—ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

What is being voted on	An advisory resolution approving the compensation of the Named Executive Officers.

Board Recommendation	The Board of Directors recommends a vote FOR the advisory resolution approving executive compensation.

We are asking stockholders to vote on an advisory resolution approving the 2023 compensation of the Company’s executives who are named in the Summary Compensation Table that appears on page 67 of this Proxy Statement (referred to as the “Named Executive Officers” or “NEOs”). As described in the Compensation Discussion and Analysis section of this Proxy Statement, the goal of the Compensation & Human Resources Committee in setting executive compensation is to provide a competitive total compensation package that assists in the retention of the Company’s executives and motivates them to perform at a superior level while encouraging behavior that is in the long-term best interests of the Company and its stockholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each NEO is performance-based and ultimately dependent upon the Company’s achievement of specified goals that are both financial and operational (non-financial) in nature and aligned with stockholder value creation.

We urge stockholders to read the CD&A beginning on page 43 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and were designed to achieve our compensation objectives for 2023, as well as the Summary Compensation Table and related compensation tables and narrative, beginning on page 67, which provide detailed information on the compensation of our NEOs. The Compensation & Human Resources Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company’s success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Board is asking stockholders to vote at the Annual Meeting on the following advisory resolution approving executive compensation:

RESOLVED, that the stockholders of Moody’s Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation & Human Resources Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

After consideration of the vote of stockholders at the Company’s 2023 annual meeting of stockholders on the frequency of future votes on say-on-pay resolutions and other factors, the Board determined to continue to hold a vote on an advisory resolution approving executive compensation annually, although it may determine to vary this practice. Accordingly, unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay vote after the Annual Meeting will be held at the Company’s 2025 annual meeting of stockholders.

The Board of Directors recommends a vote FOR the advisory resolution approving executive compensation.

42	MOODY’S 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Moody’s executive compensation programs are designed to foster and maintain a strong, capable, experienced and motivated executive team with the ability to manage the business during challenging times and to evolve as market practices warrant by aligning compensation with business performance and the interests of our stockholders. This discussion and analysis provides a guide to Moody’s executive compensation programs and explains the decisions of the Compensation & Human Resources Committee (in this discussion, also referred to as the “Committee”) regarding 2023 compensation for Robert Fauber, the Chief Executive Officer (the “CEO”), and the other executive officers named in the Summary Compensation Table on page 67 (together with the CEO, the “Named Executive Officers” or “NEOs”).

EXECUTIVE SUMMARY

The Company reported revenue of $5,916 million, reflecting growth across both segments in 2023. Moody’s Analytics, Inc. (“Moody’s Analytics” or “MA”) revenue increased 10% from 2022, driven by continued strong demand for integrated risk solutions. Moody’s Investors Service, Inc. (“Moody’s Investors Service” or “MIS”) revenue increased 6% from 2022, reflecting growth after a significant decline in issuance volumes in the prior year.

2023 financial performance highlights for the Company include:

•  2023 revenue of $5,916 million, up 8% from 2022;

•  2023 GAAP earnings per share of $8.73, up 17% from 2022; 2023 adjusted earnings per share of $9.90, up 16% from 2022;*

•  2023 operating income of $2,137 million, up 13% from 2022; 2023 adjusted operating income was $2,597 million, up 12% from 2022. Adjusted operating income excludes the impact of depreciation and amortization, restructuring charges/adjustments;* and

•  achievement of 90% of the Company’s three-year profitability performance target.

These operational and financial performance achievements formed the basis for the Committee’s incentive compensation determinations.

•  For the NEOs, 2023 cash incentive award payouts ranged from 98% of target to 104% of target. This level of payout reflects Moody’s business performance and results outlined above.

•  The aggregate target value of the annual long-term incentive grants awarded to the NEO group in 2023 (excluding Caroline Sullivan and Richard Steele, who were not NEOs prior to 2023, and the CEO) increased in the aggregate by approximately 12% from the target value of the annual 2022 awards. This increase brings long-term incentive levels and total target compensation for the NEOs closer to market and recognizes the Company and each NEO’s prior year performance.

•  The performance share cycle ended December 31, 2023 resulted in a payout of 40.4% of target for MIS, 79.5% of target for MA and 57.9% of target for Moody’s Shared Services, Inc. (“MSS”), in each case of performance shares granted for the 2021-2023 performance cycle.

*    See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in Moody’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for information on these adjusted measures, including a reconciliation of these adjusted financial measures to the most directly comparable generally accepted accounting principles (“GAAP”) financial measures.

MOODY’S 2024 PROXY STATEMENT	43

2023 and 2024 Compensation Program Changes

•  During 2023, the Company updated the strategic and operational metrics under its annual cash incentive program to incorporate achievement of its generative artificial intelligence (“GenAI”) initiatives, align a portion of this pay element with the Company’s commitment to evolve its business offering with GenAI, motivate and drive employee engagement, and capitalize on opportunities in this rapidly expanding area.

•  In 2024, the Company updated the elements used to calculate its cash incentive payments, substituting MA Sales for Compensation Purposes (as defined under “Elements of Moody’s Compensation Program”) with MA Annual Recurring Revenue (“ARR”), as the Compensation & Human Resources Committee determined that this was an appropriate metric based on the Company’s current goals and objectives.

2024 Compensation Highlights

•  A preview of NEO compensation for 2024 is provided this year on page 62. It summarizes the decisions made by the Compensation & Human Resources Committee in February 2024 with respect to the annual total direct compensation of each of the NEOs.

•  In addition, with respect to equity awards, in order to retain and further motivate the upper ranks of management to meet or exceed various challenging medium-term financial and operational targets, the Compensation & Human Resources Committee approved the items listed below for the 2024 compensation year. Successful execution of the Company’s performance goals is intended to support significant incremental earnings and intrinsic value for the Company’s stockholders.

•   The Presidents of MA and MIS, as well as other key executives, were each granted a 2024 Growth Accelerator Award for their leadership role in their respective businesses. The performance share unit component of these grants will reward only exceptional performance tied to achievement of challenging performance goals aligned with the Company’s medium-term financial targets. The time-based components have deferred vesting to enhance retention.

•   Certain senior executives of the Company (other than the CEO and the presidents of MA and MIS) received targeted 2024 Strategic Incentive Awards comprised of performance share units with special performance criteria.

Please see “2024 Compensation Preview—2024 Growth and Strategic Incentive Awards” for additional information regarding the 2024 Growth Accelerator Awards and the 2024 Strategic Incentive Awards.

44	MOODY’S 2024 PROXY STATEMENT

Stockholder Returns The following graphs compare the total one- and three-year cumulative stockholder returns of the Company to the performance of Standard & Poor’s Stock 500 Composite Index.
MCO Stock 1 Year Total Return	MCO Stock 3 Year Total Return

The MCO Stock Total Return graphs above reflect Moody’s total shareholder return (“TSR”), which is defined as the annualized rate of share price appreciation plus the reinvestment of dividends, assuming that $100.00 was invested in the Company’s Common Stock and in the S&P 500 Composite Index on December 31, 2020 and December 31, 2022, respectively. The one-year total return for the Common Stock was 43% as compared with a total return during the same period of 27% for the S&P 500 Index. The three-year total return for the Common Stock was 38% as compared with a total return during the same period of 33% for the S&P 500 Index.

As compared to its peer group (as described beginning on page 47), TSR was highest among the peers for the one-year period ending December 31, 2023 and at the 77th percentile for the three-year period ending December 31, 2023.

2023 Management Transitions

Following the retirement of Mr. Goggins as General Counsel on September 4, 2023, Mr. Steele was named as Senior Vice President—General Counsel. Following the departure of Mr. Kaye as Chief Financial Officer on September 5, 2023, Ms Sullivan was named as Interim Chief Financial Officer, in addition to continuing in her roles as Chief Accounting Officer and Controller.

EXECUTIVE COMPENSATION GOVERNANCE HIGHLIGHTS

The Company operates under governance standards that it believes best serve its stockholders, while also incorporating certain “best practices” in governance and executive compensation, including the following:

What We Do

Balanced Mix of Equity Awards–NEOs generally are granted a balanced mix of annual long-term equity awards split 20% in stock options, 20% in restricted stock units (“RSUs”) and 60% in performance shares.

Long-Term Performance-Based Shares–The Company grants performance share awards that vest after three years based on the attainment of a range of performance goals which for the 2023-2025 performance shares were comprised of earnings per share, adjusted for certain non-recurring items as approved from time to time (“MCO EPS for Compensation Purposes”), Moody’s Investors Service’s ratings accuracy performance (“MIS Ratings Performance”), and MA Cumulative Revenue.

MOODY’S 2024 PROXY STATEMENT	45

Minimum One-Year Vesting Period for Equity Awards–The Company’s 2001 Key Employees’ Stock Incentive Plan, as amended (the “2001 Stock Incentive Plan”) imposes a minimum one-year vesting period for all equity awards granted under such plan, subject to certain limited exceptions.

Clawback Policy–The Company’s clawback policy goes beyond the minimum requirements of NYSE listing standards. The Company is obligated or, in some circumstances, has the right to require forfeiture of, or seek to recoup, all or any portion of the value of the proceeds from annual cash incentive awards, performance-based share awards and other equity awards in the case of (i) a material financial restatement (without regard to misconduct), (ii) a material restatement resulting from unlawful activity, fraud or other misconduct, or (iii) material financial harm to the Company resulting from unlawful activity, fraud or intentional or willful misconduct.

Stock Ownership Guidelines–The Company has robust stock ownership guidelines for its executives (including the NEOs) and non-management directors, as well as a requirement that executives who are subject to the Company’s guidelines retain a significant percentage (75%) of the net shares received through equity awards until satisfying their ownership goals.

Anti-Hedging and Anti-Pledging Policy–The Company prohibits executive officers, directors and their family members from (i) making “short sales” of Moody’s securities; (ii) engaging in short-term or speculative transactions or entering into any transaction (including purchasing or selling forward contracts, equity swaps, puts or calls) that are designed to offset any decrease in the market value of or is otherwise based on the price of Moody’s securities; (iii) holding Moody’s securities in margin accounts or buying Moody’s securities on margin; and (iv) pledging Moody’s securities as collateral for a loan.

What We Don’t Do

No Dividend on Unvested Equity–Dividends do not accrue on unvested performance shares. In addition, dividend equivalents on RSUs are not paid unless and until the underlying RSU has vested.

No Executive Employment Agreements–The Company does not maintain employment agreements with its U.S. executives, including the NEOs.

No Single-Trigger Payments upon a Change in Control–The Company does not provide “single-trigger” cash payments that are prompted solely by a change in control, and unvested equity awards granted to the Company’s executive officers do not provide for accelerated vesting or settlement solely upon a change in control when the surviving company assumes the equity awards.

Limited Executive Perquisites– The Company generally does not provide perquisites or other personal benefits with an aggregate incremental cost to the Company of more than $10,000 to any of its NEOs, other than one benefit described in the Summary Compensation Table.

No Tax Gross-Ups on Perquisites or Change in Control Payments–The Company generally does not provide any tax gross-ups on perquisites or change in control payments to Moody’s executive officers, other than one tax gross-up described in the Summary Compensation Table.

PHILOSOPHY OF THE EXECUTIVE COMPENSATION PROGRAM

Moody’s executive compensation program is designed to:

•	Link a substantial part of each executive’s realized compensation to the achievement of the Company’s financial and operational objectives and to the individual’s performance.

•	Align executives’ compensation with changes in the value of stockholders’ investments.

46	MOODY’S 2024 PROXY STATEMENT

•

Provide a competitive total compensation package that will motivate the Company’s executives to perform at a superior level and assist in incentivizing and retaining the executives. When designing the total compensation package, we compare data to that of a group of select peer companies and the broader financial services industry, as discussed further in the “Peer and Market Review” section, below.

We implement these pillars of our philosophy by:

•

awarding the NEOs annual cash incentive compensation that is based on the Company’s performance against financial objectives specified at the beginning of the performance year and an evaluation of individual, qualitative and largely operational (non-financial) accomplishments and performance during that year;

•	using Company performance as the primary factor in determining the annual cash incentive compensation payouts;

•

establishing the targeted annual long-term equity award mix for NEOs generally comprised of 20% options, 20% RSUs and 60% performance shares, in order to tie realizable compensation directly to pre-established performance goals and future increases in stockholder value;

•

providing long-term equity-based incentives in the form of (i) performance shares that are earned following the completion of a three-year performance period only if certain performance goals are met or exceeded, (ii) stock options that deliver value to the executives only if our share price increases from the date the awards are granted and (iii) RSUs that help to retain executives over a four-year vesting period and increase or decrease in value with share price appreciation or depreciation; and

•

establishing a range of performance goals for performance shares, which for the 2023-2025 performance shares included MCO EPS for Compensation Purposes, MIS Ratings Performance and MA Cumulative Revenue for all performance share recipients.

These factors contribute to variations in actual and target compensation levels. Based on the Committee’s analysis of the factors described above, review of peer and market compensation levels as described below, and consideration of recommendations from the Company’s CEO (other than with respect to his own compensation), the Committee establishes a target total direct compensation level for each NEO that it believes is competitive and aligned with Company performance and stockholder value.

PEER AND MARKET REVIEW

In setting total target compensation levels for the NEOs, the Committee reviews the compensation practices and pay levels of executives with similar roles and responsibilities within the Company’s peer group. Meridian, the Committee’s independent compensation consultant, annually reviews the peer group. Based on the consultant’s review, management makes recommendations for changes to the composition of the peer group subject to Committee approval. As a result of the Committee’s review in 2022, Invesco was removed and Marsh & McLennan Companies was added to the group for use in benchmarking 2023 compensation levels. Invesco was removed due to its limited comparability as a traditional asset management business, as opposed to Marsh & McLennan Companies, which is better aligned for comparison in terms of market capitalization and its focus on risk and analytics. The balance of the peer companies was deemed to continue to be appropriate with regard to a comparison of the size, revenue and market capitalization of Moody’s. For 2023, the peer companies were:

MOODY’S 2024 PROXY STATEMENT	47

CME Group Inc.	Intercontinental Exchange, Inc.	S&P Global Inc.
Equifax Inc.	Marsh & McLennan Companies, Inc.	Thomson Reuters Corp.
Fidelity National Information Services, Inc.	MSCI Inc.	TransUnion
Fiserv Inc.	Nasdaq, Inc.	Verisk Analytics, Inc.
Gartner Inc.	T. Rowe Price Group, Inc.

In addition to reviewing compensation practices and pay levels within the Company’s peer group, the Committee looks at the broader financial services industry’s compensation data furnished by management’s compensation consultant, Aon Consulting, and reviewed by Meridian, the Committee’s consultant. This financial services industry survey data includes size-appropriate fintech and other technology platform companies, which are potential competitors for Moody’s executive talent.

This group, the Committee believes, appropriately reflects the companies with which Moody’s competes for business and executive talent. This group also appropriately reflects the companies against which Moody’s financial performance is measured, as it includes firms that:

•	Provide analytics products and services in addition to credit risk analysis;

•	Provide company and industry credit research and business information services, including platform analytics;

•	Had median revenue of $6.3 billion for the trailing 12-month period ending December 31, 2023 (Moody’s 2023 revenue equaled $5.9 billion); and

•

Had a median six-month average market capitalization of $37.7 billion as of December 31, 2023 (Moody’s six-month average market capitalization equaled approximately $63.0 billion as of December 31, 2023).

The table below reflects Moody’s percentile ranking and absolute rank against the peer group for revenues, market capitalization, assets and TSR as of December 31, 2023.

1.	Rank is reported highest to smallest (1= highest and 15 = lowest)

2.	Data reflects trailing 12-month Revenues and Assets at quarter end as of December 31, 2023

3.	Market Capitalization reflects 6-month average as of December 31, 2023

4.	Total Shareholder Return (TSR) is as of December 31, 2023

Meridian provided the Committee and management with total direct compensation data from these peer group entities along with analyses of each element of compensation. The comparison groups’ information is reviewed in quartile ranges, beginning with the 25th percentile.

48	MOODY’S 2024 PROXY STATEMENT

The Company’s compensation philosophy in 2023 generally was to provide a market competitive level for base salary, target annual cash incentives, long-term incentives and target total compensation. The Company continues to evaluate its compensation philosophy based on market trends and the nature of the dynamic competitive landscape. However, an executive’s positioning against market may be above or below such target positioning based on a number of additional factors that the Committee uses when establishing target total direct compensation, including: skills, performance, tenure, retention risk, seniority, market conditions and the unique nature of Moody’s business. The Company believes that its benefits and perquisites are in line with market practice. In particular, Moody’s believes it is important to exercise discretion and judgment in order to attract and retain superior talent and to reward officers with a greater scope of responsibilities or deeper experience than their peers within the peer group and/or the broader financial services market.

THE ROLE OF THE COMMITTEE, ITS CONSULTANT AND MANAGEMENT

The Committee, which is comprised entirely of independent directors, has responsibility for oversight of the Company’s compensation program and has final authority for evaluating and setting compensation for NEOs. To assist in this process, it considers recommendations made by the CEO (except with respect to his own compensation) and uses market data and analyses that the Committee’s independent compensation consultant provides in order to help formulate target compensation levels. The Committee has engaged Meridian, an independent compensation consulting company, to advise the Committee on matters related to executive and director compensation. Meridian is engaged directly by, and reports to, the Committee. Meridian does not offer or provide any other services to the Company and the Committee determined that the retention of Meridian has not raised any conflicts of interest.

The Committee’s independent compensation consultant reviewed an analysis of the annual comparison of the elements of Moody’s executive compensation structure and practices to those of the Company’s peer group, as set forth above, and the broader financial services industry. Based on its review, the independent compensation consultant concluded that the Company’s executive compensation program structure is consistent with industry practices.

ELEMENTS OF MOODY’S COMPENSATION PROGRAM

The following table lists the elements of Moody’s 2023 executive compensation program and the primary purpose of each:

Base Salary
Form	Fixed Compensation in Cash

Objectives and Basis	Base salary is intended to provide a degree of certainty with respect to compensation and is determined based on the level of pay that is appropriate given professional status, job content, market value, accomplishments and internal equity.

MOODY’S 2024 PROXY STATEMENT	49

Annual Cash Incentives
Form	At Risk Compensation in Cash

Objectives and Basis

Annual cash incentives are intended to reward Company and individual performance and assist in motivation and retention of management.

Award payouts are finalized at the Committee’s February meeting following the performance year in question; payouts primarily reflect: (i) the Company’s financial performance measured by (a) MIS operating income, (b) MA operating income and (c) Moody’s Analytics’ cumulative sales (including sales from entities acquired in acquisitions) (“MA Sales for Compensation Purposes”), with adjustments to exclude the effects of foreign exchange rate fluctuations, the cost of restructuring and other material non-recurring or unusual items applied to all three metrics and (ii) a qualitative assessment of certain strategic and operational metrics. Award payouts on occasion have been reduced or modestly increased based upon the outcome of an extensive review of each NEO’s performance against his or her annual objectives. Actual payouts are typically made at the beginning of March following the performance year in question.

Awards customarily are made under the 2004 Moody’s Corporation Covered Employee Cash Incentive Plan, as amended (the “2004 Plan”), although the Committee retains discretion to pay cash incentives outside of the 2004 Plan when circumstances warrant.

Long-Term Incentive Compensation
Form	At Risk Compensation in Stock Options, Performance Shares and RSUs

Objectives and Basis

To help balance the need to motivate the NEOs to drive long-term stockholder value, retain the NEOs, manage the number of shares used to deliver equity awards, and allow the Company to reward the achievement of a broader set of long-term goals, the Committee delivers equity incentive compensation through a combination of stock options, performance shares and RSUs.

Stock options have a strike price of no less than 100% of the average of the high and the low market price of the Common Stock on the date of grant and vest based on continued service over four years in annual 25% increments, which means that executives: (i) will realize value from their awards only if the market price of the

Company’s stock has appreciated above the options’ exercise price after the options have vested, and (ii) will be motivated to remain with the Company due to the multi-year vesting schedule. Stock options expire 10 years after the applicable grant date.

Performance shares are earned following the completion of a three-year performance period only if pre-established performance goals are met or exceeded. For the 2023-2025 performance period, these performance goals are based on MCO EPS for Compensation Purposes (weighted at 50%), MIS Ratings Performance (weighted at 25%) and MA Cumulative Revenue (weighted at 25%). At the discretion of the Committee, the number of performance shares that vest and the corresponding number of shares actually issued to an employee as payout at the end of the three-year performance period may be less than the number determined by the performance goal formula.

50	MOODY’S 2024 PROXY STATEMENT

RSUs vest equally in four annual installments, provided there is continued employment through each such vesting date. Such awards motivate executives to remain with the Company due to the multi-year vesting schedule and align executive and stockholder interests.

In 2023, equity award grants were made three business days after the filing of the Company’s annual report on Form 10-K.

Perquisites
Form	Limited

Objectives and Basis	Moody’s generally does not provide perquisites or other personal benefits with an aggregate incremental cost to the Company of more than $10,000 to any of its NEOs, other than one benefit described in the Summary Compensation Table.

Retirement Benefits
Form	Broad-based Tax-qualified and Non-tax Qualified Plans

Objectives and Basis

Defined Contribution Plans. Moody’s offers its U.S. employees, including the NEOs, the opportunity to participate in a tax-qualified defined contribution plan, the Profit Participation Plan, and offers highly compensated senior management, including the NEOs who reside in the U.S., a voluntary deferred compensation plan (the “Moody’s Corporation Deferred Compensation Plan” or “DCP”).

The primary purpose of the DCP is to allow certain employees to make pre-tax deferrals into a non-qualified plan and to receive the maximum company match on compensation without regard to Internal Revenue Service (“IRS”) limits that apply to the Profit Participation Plan. The Company match only applies to deferrals in excess of the IRS limit on compensation that can be taken into account under a tax-qualified defined contribution plan. In addition, the Company will credit to the DCP employer contributions that would have been made to the Profit Participation Plan but for the application of the IRS total contribution limit.

Additional information regarding the DCP is found beginning on page 77.

Defined Benefit Plans. Certain NEOs based in the U.S. participate in the tax-qualified Moody’s Corporation Retirement Account (the “Retirement Account”) and the non-qualified Pension Benefit Equalization Plan (“PBEP”) which restores benefits that cannot be delivered through the Retirement Account due to IRS qualified plan limits. Moody’s also maintains the non-qualified Supplemental Executive Benefit Plan (“SEBP”); however, with the retirement of Mr. Goggins in 2023, there are no remaining

SEBP obligations to NEOs. All three of these defined benefit pension plans have been closed to new participants since 2008.

More details regarding the Retirement Account, the PBEP and the SEBP are provided in the narrative following the Pension Benefits Table for 2023 on page 74.

MOODY’S 2024 PROXY STATEMENT	51

WEIGHTING OF ELEMENTS—FIXED VERSUS “AT RISK” COMPENSATION

The Committee, based on the recommendations of the CEO (excluding with respect to his own pay) and the Committee’s independent compensation consultant, Meridian, determined that the large majority of an NEO’s total direct compensation package (which includes salary, long-term incentive compensation and target annual cash incentive compensation) should be “at risk,” meaning the amounts that may ultimately be realized by an executive can vary based on performance. The “at risk” elements of an NEO’s direct compensation are delivered in the form of annual cash incentives and long-term equity awards consisting of stock options, RSUs and performance shares. A larger portion, 93%, of our CEO’s 2023 total direct compensation is “at risk,” as compared to only 7% that is fixed. For the other NEOs (excluding Mr. Steele and Ms Sullivan, as explained below), the Committee concluded that approximately 16% to 24% of target total direct compensation should be fixed and approximately 76% to 84% should be in the form of “at risk” compensation for 2023 as illustrated below. All percentages are based on salary and target cash incentive and equity award figures as of December 31, 2023.

Chief Executive Officer Mix of Pay Elements	Other Named Executive Officers Average Mix of Pay Elements[1]

(1)

This chart excludes the pay mix of Mr. Steele, whose pay mix is primarily representative of the first eight months of 2023 prior to his promotion to Senior Vice President, General Counsel. This chart also excludes the pay mix of Ms Sullivan, whose pay mix is representative of her roles as Chief Accounting Officer and Controller. As such, the pay mix data for Mr. Steele and Ms Sullivan are not representative of the NEO group in 2023.

	Total Target Direct Compensation (1)
Name	% that is Base Salary	% that is Target Annual Incentive	% that is Target Equity	% that is At Risk (2)
Robert Fauber	7%	14%	79%	93%
Mark Kaye	17%	22%	61%	83%
Caroline Sullivan	35%	22%	43%	65%
John J. Goggins	24%	22%	54%	76%
Richard Steele	40%	37%	22%	60%
Stephen Tulenko	16%	25%	59%	84%
Michael West	16%	28%	56%	84%

(1)

Total Target Direct Compensation is the sum of the base salary, target annual cash incentive and grant date fair value of equity awards. Percentages for the NEOs at year-end 2023 are based on salary and target annual cash incentive figures as of December 31, 2023, and for Mr. Goggins and Mr. Kaye are based on annualized base salary and target annual cash incentive figures as of their respective departure dates in September 2023.

(2)	Includes annual cash incentive target award amount and grant date fair value of equity awards.

52	MOODY’S 2024 PROXY STATEMENT

2023 COMPENSATION DECISIONS

2023 Base Salary

The base salaries of the NEOs as of December 31, 2023 and 2022 are listed below:

Name	2022 Base Salary	2023 Base Salary	Percentage Change
Robert Fauber	$1,000,000	$1,000,000	0%
Mark Kaye	775,000	775,000	0%
Caroline Sullivan	450,000	460,000	2.2%
John J. Goggins	550,000	550,000	0%
Richard Steele	421,283	540,000	28.2%
Stephen Tulenko	600,000	650,000	8.3%
Michael West	600,000	650,000	8.3%

The base salary increases approved in 2023 for Messrs. Tulenko and West were designed to bring their base salary levels to within a more competitive range of the market compensation for their respective positions. Given the significant difference in their base salaries to the competitive range of the market, as noted in the 2022 Proxy Statement, the market adjustment will be implemented over multiple years, having begun in 2023. The base salary increase approved in 2023 for Mr. Steele was in connection with his promotion to Senior Vice President—General Counsel in September.

2023 Annual Cash Incentives

Cash incentives for 2023 were paid out to NEOs at 98% to 104% of target based upon financial, strategic and operational Company performance and individual performance.

Process for Determining Annual Cash Incentives – Metrics, Weightings and Adjustments

•

Financial Performance Goals. Two thirds of the cash incentive payout for each NEO is based on the Company’s financial performance against pre-established Company financial goals. For 2023, the portion of the potential cash incentive payout associated with the Company’s financial performance for all NEOs was based on MIS Operating Income, MA Operating Income and MA Sales for Compensation Purposes.**

For 2023, the financial performance goals were based on the Company’s annual budget plan, which incorporates stretch objectives. The Committee sets target performance goals that are intended to motivate performance by being aspirational and challenging, but achievable. When the Committee set the NEOs’ 2023 target performance goals, there was an expectation that substantially exceeding the targets would require extraordinary efforts, both individually and collectively. Therefore, in order to receive the maximum cash incentive payments, earnings performance would generally have to exceed targets by more than 20%, reflecting extraordinary performance.

**

While the Company reports its financial results in accordance with GAAP, financial performance targets and results under the Company’s incentive plans are based on adjusted financial measures. Adjusted financial measures are permitted by those plans and are approved by the Compensation & Human Resources Committee. Management reviews adjustments from GAAP measures to adjusted measures for compensation purposes with the Compensation & Human Resources Committee to assure the Committee that performance is evaluated in a manner that takes into account the way the goals were set and maintains executive accountability for performance. These metrics and the related performance targets are relevant only to Moody’s executive compensation program and should not be used or applied in other contexts.

MOODY’S 2024 PROXY STATEMENT	53

•

Strategic & Operational (S&O) Measures. This element represents one-third of the cash incentive payout for each NEO and is a qualitative assessment of strategic and operational metrics approved by the Committee at the beginning of the performance period that are tied to key non-financial business objectives that contribute to the Company’s business success. To perform the assessment and measure progress, the Company has defined firm-wide S&O priorities. Within each priority, specific Objectives and Key Results (OKRs) have been established and assigned owners to increase accountability. This OKR framework represents an evolution of the S&O metrics, as management thoughtfully determines the business outcomes it wants to achieve and carefully reviews key metrics to measure those outcomes. The S&O metric focus areas in 2023 were:

•	sharpen focus on customers – by evaluating any improvement in the Company’s Net Promoter Score and the Company’s ARR growth;

•	invest with intent to grow and scale – by measuring the success of acquisitions and net sales growth from new products;

•

collaborate, modernize and innovate – by advancing its cloud-based risk operating system architecture with effective platform engineering and data-interoperability, developing a multi-cloud strategy to position the company for growth and innovation and deploying new product solutions that integrate content sets;

•	developing the Company’s people, culture and sustainability – by fostering a culture of diversity, equity & inclusion, employee retention and the success of its Purpose First approach to hybrid work;

•

prudently managing risk – by maintaining key risk indicators within established risk levels, increasing the number of products covered by SOC reports, and further reducing impact hours to the business relating to systems availability; and

•	driving GenAI initiatives – by completing employee AI training and deploying certain impactful GenAI enabled applications that deliver customer and/or business value.

•

Weighting of Metrics. For 2023, the financial performance measure was weighted 67% and the strategic and operational performance measures were weighted 33% for each of the NEOs. Performance in-line with the Company’s budget for MIS Operating Income, MA Operating Income and MA Sales for Compensation Purposes would result in 100% funding of the target cash incentive pool allocated to the financial metric.

NEO Performance Metrics Weighting

•	Adjustment for Individual Performance. The cash incentive amount approved for each NEO may be reduced or modestly increased from the initial determination based upon an

54	MOODY’S 2024 PROXY STATEMENT

extensive assessment of that individual’s performance against qualitative, largely operational objectives established for the year. These are described below under “Individual Performance.”

•

Maximum and Minimum Funding. Consistent with prior years, the maximum incentive payout opportunity was 200% of target for 2023. This incorporates maximum incentive funding opportunity of 200% for each of the financial performance metric and the Strategic and Operational metrics, as described below. Subject to the Committee’s judgment, performance below an established threshold would result in no funding. The Committee continues to be rigorous in its oversight of incentive metrics, goals and the relationship between performance and pay.

•	Peer Group Comparison.

•

With assistance from the Committee’s compensation consultant, Meridian, the Committee conducted a review in 2023 of the sensitivity of the payout curves utilized for the cash incentive plan compared to its peer group.

•

This 2023 review confirmed that the relationship between Company performance and cash incentive payouts is more demanding than typical market practice. For the upside incentive opportunity above target, the Company’s payout at maximum performance levels generally requires higher performance improvement than its peers and the general industry require.

•

For the downside opportunity (“threshold” payout) below target under Moody’s plan, threshold performance generates a lower minimum payout than is typical for the Company’s peers and the general industry.

Following the conclusion of the performance period, the CEO first provides his assessment regarding the Company’s achievement within each focus area for consideration by the Committee. The Committee then evaluates the CEO’s assessment against the year’s goals, considering: (i) the specific indicators for each metric; (ii) each indicator’s relative importance and degree of difficulty; (iii) whether final performance for each indicator was directionally consistent with expectations, or above/below expectations (noting that measurement may be more or less precise, depending on the nature of the metric); and (iv) whether there were any mitigating factors (positive or negative) arising from changes in business circumstance during the year.

MOODY’S 2024 PROXY STATEMENT	55

Annual Incentive Financial Metrics and Plan Performance.

The 2023 financial performance goal for threshold, target and maximum funding levels, as well as actual 2023 performance, are set forth below. While the Committee’s decisions are informed by these financial results, the Committee retains the ability to make adjustments to the final evaluation of performance and set funding levels accordingly.

Individual Performance Assessments

The Committee retains the discretion to adjust individual award payouts under the 2004 Plan based upon its subjective evaluation of the NEO’s performance against operational objectives established for the year. For 2023, the individual performance goals evaluated when determining each NEO’s actual annual incentive award payouts are described below. Following their departures from the Company in September, per the terms of his agreed retirement package, Mr. Goggins received a prorated bonus based on the target set by the Compensation & Human Resources Committee for 2023, whereas Mr. Kaye did not receive annual incentive award payouts or any similar bonus payments.

•

Mr. Fauber: The Committee determined, based on Mr. Fauber’s (i) contributions to the Company’s financial performance, including 8% overall revenue growth and 10% ARR growth, helping to improve operating margins and grow Adjusted Operating Income by 12% and in outperforming the Company’s peers, after considering below target MCO financial performance for compensation purposes; (ii) supporting growth and diversification of the Company’s business by championing the Company’s integrated risk assessment strategy and enhancing investor understanding of Moody’s strategy including a successful Innovation Open House; (iii) being an early mover on GenAI, developing a One Moody’s approach to its GenAI infrastructure and upskilling, leading the Company’s strategic partnership with Microsoft, and spearheading the launch of the Company’s GenAI-enabled Research Assistant product in December 2023; (iv) deployment of a firm-wide customer sentiment program to support sharpening the Company’s focus on customers leading to a 4-point improvement in the Company’s Net Promoter Score; (v) progressing the Company’s technology and engineering objectives, including an MA-wide architecture blueprint, establishment of a platform engineering team within MA, and multi-cloud strategy with improved relationships with the three major cloud providers; (vi) contributing to talent attraction and retention by communicating extensively with employees and enhancing employee engagement and sentiment as evidenced by a year-over-year improvement in employee engagement scores; (vii) communicating an appropriate tone-at-the-top with respect to compliance, risk management and internal controls; (viii) ensuring sufficient

56	MOODY’S 2024 PROXY STATEMENT

resourcing and overseeing the integrity of processes in MIS in order for it to continue to comply with regulations and maintain rating quality; (ix) overseeing the Company’s various sustainability initiatives; and (x) engaging extensively with the Company’s stakeholders and partners, to pay Mr. Fauber 100% of his target annual cash incentive.

•

Ms Sullivan: The Committee determined, based on Ms Sullivan’s (i) contributions to the Company’s financial strategy and performance and extensive efficiency efforts, after considering below target MCO financial performance for compensation purposes; (ii) contributions to the Company while serving as the interim chief financial officer, providing steady leadership during a period of transition, including (a) completing a SOX control program review and rationalizing controls while increasing automation; (b) deploying self-service analytics tools to both MA and MIS; (c) coordinating financial requirements for executing on the Company’s strategies; (d) effective capital management, including the transformation of the cash repatriation program, successful de-leveraging, execution of the Company’s share repurchase program and cash management programs and improvements in reporting; (e) supporting investor outreach efforts, (f) demonstrating a commitment to helping to build the Finance Team culture by fostering an inclusive environment that supports innovation and engagement; (g) enhancing and empowering the Finance Team employees by providing training to improve digital and operational efficiency skill-sets; (h) streamlining tax operations with a successful global co-sourcing program; (i) managing the Company’s relationship with its independent registered public accounting firm; and (j) contributing to the Company’s leadership with respect to sustainability disclosures and reporting, to pay Ms Sullivan 104% of her target annual cash incentive.

•

Mr. Steele: The Committee determined, based on Mr. Steele’s (i) smooth transition into the role of general counsel, including managing the Company’s legal risk, all material litigation matters and governmental investigations, while balancing business requirements and helping to advance the Company’s business strategy; (ii) mitigating legal, financial and regulatory risk for products and services as well as advising on new products; (iii) contributing to top-line growth through his support of the Company’s strategy, modernizing MA’s contracting framework and expense management efforts; (iv) supporting the Company’s business initiatives, most notably acting as a key partner in developing new technology partnerships and developing a framework to guide responsible use of GenAI and overseeing the revision of contract terms in response to the development of new technologies; (v) providing regulatory risk management and coordinating with market participants with respect to regulatory affairs and overseeing engagement with regulators globally; (vi) overseeing key components of the Company’s compliance function and preparing for examinations by regulatory bodies as well as supporting the Chief Compliance Officer; (vii) providing support and guidance for the integration of acquisitions and joint ventures, including the integration of the RMS legal division; (viii) demonstrated commitment to helping to build an inclusive culture to support innovation and engagement; (ix) reorganizing the legal function to better support the business; and (x) supporting the Company’s various sustainability initiatives, to pay Mr. Steele 100% of his target annual cash incentive.

•

Mr. Tulenko: The Committee determined, based on Mr. Tulenko’s (i) contributions to the Company’s financial performance including delivering 10% growth in ARR, which is a key focus area, and improvement in the MA adjusted operating margin, supported in part by cost efficiency practices and targeted growth investments; (ii) providing key leadership in the GenAI space, helping the Company to be an early mover in the sector by overseeing a key product launch and driving cultural change internally; (iii) successful product strategy initiatives, including in areas like Know-Your-Customer, Banking, Insurance and Research;

MOODY’S 2024 PROXY STATEMENT	57

(iv) helping to transition to a new sales leadership team, expanding sales capacity by onboarding new sales representatives and developing additional capabilities across the global sales organization, all resulting in the delivery of key customer engagements; (v) supporting integration initiatives, specifically with respect to RMS and the Know-Your-Customer businesses; (vi) developing an MA-wide technology architecture blueprint and driving data interoperability and platform engineering progress; (vii) managing the integration of the ESG business into MA with a renewed strategic focus; (viii) ongoing enhancements to the Company’s customer sentiment program including incorporation of feedback into product roadmap and customer success strategies leading to a 4-point improvement in the Company’s Net Promoter Score; (ix) contributions to the Company’s significant external recognition for MA and a range of product offerings as well as supporting investor outreach regarding MA; (x) focusing on risk management and business resiliency, including increased coverage of the MA product line with SOC reports; (xi) effective organizational management, emphasizing values of customer focus, innovation, commercial and operational effectiveness as well as employee development; (xii) helping to build an inclusive culture to support innovation and drive employee engagement, which led to a year-over-year improvement in employee engagement scores; (xiii) enhancing the Company’s positioning relative to its peers as evidenced by its #1 ranking in the Chartis Risk Tech 100; and (xiv) supporting the Company’s various sustainability initiatives, to pay Mr. Tulenko 98% of his target annual cash incentive.

•

Mr. West: The Committee determined, based on Mr. West’s (i) contributions to the Company’s financial performance, including MIS’s revenue growth and year-over-year improvement in Adjusted Operating Margin, after considering below target MCO financial performance for compensation purposes; (ii) maintaining an effective ratings management framework including navigation of high-profile credit actions, especially during a challenging macroeconomic environment; (iii) continued promotion of strong rating agency controls through the development of a rigorous risk management program and adherence to regulation; (iv) successfully managing customer engagement, customer satisfaction and delivering and overseeing an effective market engagement program while advancing the positioning of the franchise, as evidenced by numerous third party awards; (v) demonstrating a commitment to training of staff including with respect to Moody’s University; (vi) working to improve the digitization of research, data and graphics and overseeing progress on major MIS technology initiatives, including the on-time delivery of a working prototype for a ratings workflow application in the fourth quarter; (vii) efforts with respect to addressing the private credit market and sustainable finance; (viii) helping to build an inclusive culture to support innovation and engagement while focusing on development junior talent; and (ix) supporting the Company’s various sustainability initiatives, to pay Mr. West 101% of his target annual cash incentive.

58	MOODY’S 2024 PROXY STATEMENT

2023 Annual Cash Incentive Program Payouts

The Company’s financial performance in 2023, together with any individual adjustments, each as detailed above, resulted in funding and the resulting annual cash incentive awards for the NEOs under the 2004 Plan as shown in the table below.

Name	2023 Target Annual Cash Incentive (1)	2023 Actual Cash Incentive Paid (2)	Percentage of Target Paid
Robert Fauber	$2,000,000	$2,000,000	100%
Caroline Sullivan	298,862	310,845	104%
John J. Goggins (3)	500,000	339,726	67.9%
Richard Steele	500,000	500,000	100%
Stephen Tulenko (4)	1,000,000	976,000	98%
Michael West (4)	1,100,000	1,114,300	101%

(1)	The maximum annual cash incentive is 200% of the target amount for each of the NEOs.

(2)	Due to Mr. Kaye’s departure in September 2023, he did not receive any cash incentive for 2023, and is not included in the table.

(3)

Mr. Goggins received a prorated annual cash bonus in connection with his retirement, based on his full year target and days of employment in 2023. The amount reflected as paid is equal to 100% of the target for the days worked in 2023.

(4)

Mr. Tulenko’s target cash incentive opportunity under the 2004 Plan increased from $750,000 to $1,000,000 for 2023. Mr. West’s target cash incentive opportunity under the 2004 Plan increased from $800,000 to $1,100,000 for 2023. Similar to their base salary increases, the annual cash incentive program targets increased in 2023 for Messrs. Tulenko and West in order to bring their overall target cash compensation to a competitive level.

2023 Long-Term Equity Incentive Compensation

Process for Granting Equity – Metrics and Weightings

2023 Long-Term Equity Incentive (“LTI”) Mix

The Committee evaluates the long-term equity incentive mix on an annual basis to determine what arrangement best aligns the NEOs’ compensation with the interests of Moody’s stockholders and motivates the NEOs to focus on the Company’s financial and operational performance. For 2023, the Committee retained the same mix of performance shares, RSUs and stock options that it approved for 2022.

Performance Shares (60% of Total Annual LTI). The performance shares granted in February 2023 will be earned following the completion of a three-year performance period if certain cumulative performance goals are met or exceeded. At the discretion of the Committee, the number of performance shares that vest and the corresponding number of shares actually issued to an employee following the end of the three-year performance period may be less than the number determined by the performance goal formula. For the 2023-2025 performance period, MCO EPS for Compensation Purposes, MIS Ratings Performance and MA Cumulative Revenue were again used as the performance metrics (no changes from the metrics used for the 2022-2024 awards). These metrics will be adjusted to exclude the net impact of restructuring charges and other material non-recurring or unusual items. MA Cumulative Revenue was retained as it aligns with the strategic growth initiatives for the MA business, while MCO EPS for Compensation Purposes and MIS Ratings Performance incent management to consider the long- and medium-term impact of business decisions. The three metrics provide a balance of financial and operational factors for business success and incentivize all NEOs to contribute to the Company’s overall profitability.

MOODY’S 2024 PROXY STATEMENT	59

2023 PERFORMANCE MEASURE WEIGHTINGS

RSUs (20% of Total Annual LTI). The RSUs granted in February 2023 vest equally in four annual installments beginning on March 1, 2024, generally subject to continued service through each such vesting date. In continuing to grant RSUs in 2023, the Committee considered the need to manage the number of shares used to deliver equity awards, to closely align a portion of executive compensation directly to stock price performance, and to help provide retention incentives due to the multi-year vesting schedule.

Stock Options (20% of Total Annual LTI). Stock options vest over four years in annual 25% increments, generally subject to continued service through each such vesting date, which means (i) executives will realize value from their awards only if the market price of the Company’s stock has appreciated above the options’ exercise price after the options have vested and (ii) NEOs are motivated to remain with the Company due to the multi-year vesting schedule. The Committee believes that because value is realized only if the Company’s stock price rises, stock options are performance-based compensation. Stock options expire 10 years after the grant date.

2023 LTI Grant Levels. In determining the grant date value of the total mix of equity awards granted to the NEOs, in addition to the items noted in the following paragraph, the Committee considered the share utilization practices of the Company’s peer group and endeavored to balance aligning the interests of NEOs with the interests of stockholders while also motivating the NEOs to improve the Company’s current market position. As a result, the Committee recommended (after considering a recommendation from the CEO, other than with respect to his own equity grant), and the Board approved, equity grants comprised of stock options, RSUs and performance shares, with the average individual NEO grant date value increasing approximately 14% from the individual NEO grants in 2022 (excluding grants to Mr. Steele and Ms Sullivan, who were not NEOs prior to 2023). The NEOs’ individual awards are reported in the Grants of Plan-Based Awards Table for 2023 on page 70.

Because the annual equity award grants for all NEOs were made in February, each individual award determination (excluding grants to Mr. Steele and Ms Sullivan, who were not NEOs prior to 2023) considered (i) the Company’s 2022 performance, (ii) the NEO’s role in that performance, including the achievement of individual goals described above in “2023 Annual Cash Incentive Program Performance Results—Individual Performance,” and (iii) the Company’s retention objectives with respect to that NEO. The awards are intended to align the interests of NEOs with those of the Company’s stockholders. Annual awards are determined by an examination of the present period as well as by considering expectations for the future.

2021-2023 Performance Share Performance

The performance period for performance shares granted in 2021 ended on December 31, 2023, with the NEOs receiving between 40.4% and 79.4% of their performance share target amounts based

60	MOODY’S 2024 PROXY STATEMENT

on the Company’s results with respect to the performance metrics described below. The weighting that was assigned to each of the three performance goals at the time the performance shares were originally granted varied depending on each NEO’s role and responsibilities. The threshold, target and maximum performance goals, as well as actual results, for MCO EPS for Compensation Purposes and MA Cumulative Revenue performance criteria are set forth in the table below. MIS Ratings Performance is evaluated based on internally developed metrics that are proprietary and competitively sensitive, and therefore are not disclosed in the table below. The threshold, target and maximum MIS Ratings Performance goals were set to reflect a degree of difficulty that was comparable to the standard applied in setting the performance goals for the other criteria, with target performance levels being difficult but obtainable, based on historical results under this metric.

2021-2023 Performance Share Metrics and Performance(1)

(1)

Actual plan performance includes any increase in sales from businesses acquired after the threshold, target and maximum goals were established. As a result, while the actual plan performance exceeds the target, the funding is under 100% due to an adjustment to reflect expected sales from acquisitions, as permitted under the plan.

2021-2023 Performance Share Payouts

As a result of the level of performance that was achieved, the number of shares that vested in March 2024 (subject to continued service through the vesting date) for each NEO relative to the target number of shares granted is reflected in the table below.

Name	2021-2023 Performance Share Award at Target (# of shares)		2021-2023 Performance Share Award to Vest (# of shares)
Robert Fauber	13,871		8,031
Mark Kaye	5,635	(1)	0
Caroline Sullivan	650		376
John J. Goggins	2,627	(2)	1,358	(2)
Richard Steele	533		309
Stephen Tulenko	2,926		2,323
Michael West	2,926		1,182

(1)	Mr. Kaye forfeited his 2021-2023 Performance Share Award at the time of his resignation from the Company in September 2023.
(2)	Mr. Goggins’ prorated target, reflecting the number of days he worked during the three-year performance period of 2021-2023, was 2,346. The 1,358 performance shares to vest was also a prorated figure.

Each NEO’s outstanding performance share awards are reported in the Outstanding Equity Awards at Fiscal-Year End Table For 2023 on page 72.

MOODY’S 2024 PROXY STATEMENT	61

CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee begins its analysis of total direct compensation for the CEO by analyzing the compensation of executive officers at companies included in its peer group, as well as in the broader financial services market. It also reviews the CEO’s pay as compared to the other NEOs.

On February 13, 2023, during the Committee’s annual review of all NEO compensation, the Committee set Mr. Fauber’s compensation for 2023 as President and CEO under the Company’s existing executive compensation program. Specifically, the Committee approved a base salary for 2023 of $1,000,000 and a target annual cash incentive opportunity of $2,000,000, each of which is unchanged from the levels in effect for 2022.

In terms of his equity grants, 20% of Mr. Fauber’s 2023 equity award was comprised of stock options, 20% was comprised of RSUs and 60% was comprised of performance shares. Mr. Fauber’s target “at risk” compensation was 93%. This percentage is in line with the Committee’s objective of continuing to align the vast majority of the CEO’s compensation with long-term Company performance. In 2023, as it does every year, the Committee reviewed the relationship between realized/realizable CEO compensation and Company performance across a range of financial and total return metrics relative to peers. The Committee concluded that the structure of the Company’s incentive plans was appropriate and was helping to deliver pay-for-performance alignment.

In light of the individual achievements listed beginning on page 56, the description of the Company’s performance on page 43 and the value of Mr. Fauber’s pension plans, the Committee believes Mr. Fauber’s total direct compensation package to be appropriate.

Pension Value. The change in Mr. Fauber’s pension value in 2023 is higher than in the prior year primarily because of his additional accruals under the Retirement Account and PBEP, being one year closer to retirement and lower discount rates.

2024 COMPENSATION PREVIEW

The following table is a preview of NEO compensation for 2024. It summarizes the decisions made by the Compensation & Human Resources Committee in February 2024 with respect to the annual total direct compensation of each of the NEOs. The compensation decisions reflected here, and the rationale for such decisions, are consistent with the disclosure above under “Philosophy of the Executive Compensation Program” and “Elements of Moody’s Compensation Program,” and will be described in more detail in next year’s proxy statement.

Name	Base Salary(1)	Target Annual Cash Incentive(1)(2)	Annual Long-Term Incentive Award	Total Target 2024 Compensation(3)
Robert Fauber	$1,100,000	$2,200,000	$12,700,000	$16,000,000
Caroline Sullivan (2)	460,000	315,000	450,000	1,225,000
Richard Steele	540,000	500,000	1,200,000	2,240,000
Stephen Tulenko	750,000	1,250,000	3,500,000	5,500,000
Michael West	750,000	1,250,000	3,500,000	5,500,000

(1)

The base salary and annual cash incentive program targets increased in 2024 for Messrs. Fauber, Tulenko and West in order to bring their overall target cash compensation to a competitive level. Base salary increases are effective on July 1, 2024.

(2)

The maximum annual cash incentive is 200% of the target amount for each of the NEOs. These awards do not include a cash payment made to Ms Sullivan in connection with her role as Interim Chief Financial Officer in 2024.

(3)	Excludes 2024 growth and strategic incentive awards, which are described below.

2024 Growth and Strategic Incentive Awards

In order to retain and further motivate the upper ranks of management to meet or exceed various challenging medium-term growth targets, the Compensation & Human Resources Committee approved

62	MOODY’S 2024 PROXY STATEMENT

the items listed below for the 2024 compensation year. Successful execution of the Company’s performance goals is intended to support significant incremental earnings and intrinsic value for the Company’s stockholders.

•

2024 Growth Accelerator Awards. The Presidents of MA and MIS each received a 2024 Growth Accelerator Award for their leadership role of their respective businesses. The performance share unit component of these special grants will reward only exceptional performance tied to the achievement of challenging performance goals aligned with the Company’s medium-term financial targets, and the time-based components have deferred vesting to enhance retention. Specifically:

•

As part of the award, the MA President and certain key executives were granted MA Growth Accelerator Awards composed of 67% performance share units and 33% stock options. The performance share units will be earned at between zero and 200% of target based on achievement of a combination of (i) ARR reflecting double-digit compound annual growth rate (“CAGR”) in ARR and (ii) Adjusted Operating Margin performance goals, each over a four-year performance period ending December 31, 2027. With stretched target setting, the awards will only pay out at target or above when the MA business meets or exceeds medium-term financial targets.

•

As part of the award, the MIS President and certain key MIS executives also were granted MIS Growth Accelerator Awards composed of 67% performance share units and 33% stock options. The performance share units will be earned at between zero and 130% of target based on achievement of MIS Adjusted Operating Margin in the low sixties percent range, consistent with medium-term financial targets, over a four-year performance period ending December 31, 2027.

•	In each case, 50% of the stock options vest two years from the date of grant and 50% vest four years from the date of grant.

•

2024 Strategic Incentive Awards. Based on information regarding competitive market pay, expectations around realized and realizable compensation, and key technology initiatives, the Compensation & Human Resources Committee approved special performance share retention grants in February 2024 for certain key personnel, including executives other than the CEO and the MIS and MA Presidents. To drive achievement of the key financial and strategic performance objectives, these awards are 100% performance-based, measured by the Company’s achievement of (i) its medium-term Organic Recurring Revenue goal (combined MIS and MA) and (ii) a set of specific goals in executing on the Company’s GenAI initiatives and platform engineering, each over a 24-month period ending on December 31, 2025.

For each NEO, the grant date fair values of these 2024 awards are reflected in the table below. These grants will be reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table in the Company’s 2025 Proxy Statement.

Name	MA Growth Accelerator Award	MIS Growth Accelerator Award	2024 Strategic Incentive Awards
Caroline Sullivan	—	—	$113,000
Richard Steele	—	—	$113,000
Stephen Tulenko	$10,000,000	—	—
Michael West	—	$5,000,000	—

MOODY’S 2024 PROXY STATEMENT	63

EXECUTIVE COMPENSATION GOVERNANCE POLICIES AND PRACTICES

2023 Say-on-Pay Vote

At Moody’s 2023 annual meeting, stockholders expressed substantial support for the compensation of the NEOs, with approximately 92% of the votes cast for approval of the NEOs’ executive compensation. The Committee evaluated the results of the 2023 advisory vote and believes the strong stockholder support signals approval of the current executive compensation programs in place at Moody’s. The Committee also considers many other factors in evaluating Moody’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Committee’s assessment of the alignment of the compensation programs with the Company’s corporate business objectives, evaluations of the programs by the Committee’s external compensation consultant, and review of peer group data, each of which is evaluated in the context of the Committee’s fiduciary duty to act in a manner that the Committee determines to be in stockholders’ best interests. While each of these factors bore on the Committee’s decisions regarding the NEOs’ compensation, the Committee did not make any changes to the Company’s executive compensation program and policies as a result of the 2023 say-on-pay vote.

Clawback Policy

Effective October 2, 2023, the Company adopted a revised clawback policy in order to comply with newly adopted rules of the SEC and the NYSE; however, the Company’s clawback policy goes beyond the minimum requirements of these rules. Under the revised policy, which applies to all of the Company’s Section 16 officers, the Company is obligated to recoup excess incentive-based compensation received by a covered officer on or after October 2, 2023, in the event that the Company is required to prepare a material financial restatement and a lesser amount of incentive-based compensation would have been payable under the restated results. In addition, the Company has the right to require forfeiture of, or seek to recoup, all or any portion of the value of the proceeds from annual cash incentive awards, performance-based share awards and other equity awards in the case of (i) a material financial restatement (with regard to such compensation received prior to October 3, 2023 and without regard to misconduct); (ii) a material restatement resulting from unlawful activity, fraud or other misconduct; or (iii) material financial harm to the Company resulting from unlawful activity, fraud or intentional or willful misconduct.

Stock Ownership Guidelines for Executive Officers

Moody’s maintains stock ownership guidelines for its executive officers, including the NEOs, encouraging them to acquire and maintain a meaningful stake in the Company. Moody’s believes that these guidelines encourage its executive officers to act as owners, thereby better aligning their interests with those of the Company’s stockholders.

•

The guidelines are intended to balance an officer’s need for portfolio diversification with the Company’s desire for officers to hold an ownership level sufficient to assure stockholders of the individual’s commitment to value creation.

•

Executive officers are expected, within five years of appointment to officer level, to acquire and hold shares of the Company’s Common Stock equal in value to a specified multiple of their base salary (which varies based on position). Ownership is expected to increase in line with base salary increases.

•

The current ownership level multiples are: (i) six times base salary for the CEO, (ii) three times base salary for the remaining NEOs, as well as all direct reports of the CEO who receive performance shares, and (iii) one-time base salary for the remaining officers subject to the guidelines.

64	MOODY’S 2024 PROXY STATEMENT

•

Restricted shares, RSUs and shares owned by immediate family members or through the Company’s tax-qualified savings and retirement plans count toward satisfying the ownership requirement under the guidelines.

•	Stock options, whether vested or unvested, do not count toward satisfying the ownership requirement under the guidelines.

•	Unearned performance shares do not count toward satisfying the ownership requirement under the guidelines.

•

A “hold until met” requirement (or share retention ratio) requires executives to hold 75% of net shares that they are awarded until their ownership multiple is met, including when an executive’s holdings no longer satisfy the required ownership multiple due to a decline in stock price.

As of December 31, 2023, each of the NEOs was in compliance with the guidelines. The guidelines for an individual executive officer may be suspended at the discretion of the Board of Directors in situations that it deems appropriate. Information about the stock ownership guidelines for our non-management directors can be found in “Compensation of Directors” on page 26.

Anti-Hedging and Anti-Pledging Policy; Short Sales and Other Speculative Trades

All executive officers, directors and their family members are subject to a securities trading policy under which they are prohibited from entering into the following transactions with respect to Moody’s securities, including any publicly traded securities of a Moody’s subsidiary. The term “family member” is defined in the Company’s policy against insider trading and generally includes family members or entities that hold, purchase or sell Company stock that is attributed to the director or officer. Specifically, the following activities are prohibited under the policy:

•	engaging in “short sales” of Moody’s securities;

•

engaging in short-term or speculative transactions or entering into any transaction (including purchasing or selling forward contracts, equity swaps, puts or calls) that is designed to offset any decrease in the market value of or is otherwise based on the price of Moody’s securities;

•	pledging Moody’s securities as collateral for a loan; and

•	holding Moody’s securities in margin accounts or buying Moody’s securities on margin.

ADDITIONAL EXECUTIVE COMPENSATION POLICIES AND PRACTICES

Employment Agreements

Moody’s does not enter into employment agreements with its U.S. executives, including the NEOs. All of the Company’s U.S. executives are “at will” employees. For additional information, see “Potential Payments Upon Termination or Change in Control” on page 77.

Severance Policy

Moody’s provides severance benefits to NEOs under the Moody’s Career Transition Plan, as amended (the “Moody’s Career Transition Plan” or “CTP”) and the Moody’s Corporation Change in Control Severance Plan, as amended (the “Moody’s Corporation Change in Control Severance Plan” or the “CICP”), each of which is described below. The NEOs are not entitled to receive any severance benefits other than those provided under the CTP and CICP.

MOODY’S 2024 PROXY STATEMENT	65

Career Transition Plan

All NEOs in the U.S. participate in the CTP, a broad-based plan that is available to all full-time and regular part-time employees on the Company’s United States payroll. The CTP is designed to compensate eligible employees whose employment with the Company has been terminated without Cause (as defined in the CTP), including in the following situations:

•	where there has been a reduction in the Company’s workforce or elimination of specific jobs;

•	where the individual’s job performance has not met expectations (but does not involve a basis for terminating his employment for Cause); or

•	where the Company has agreed with an individual that it is in the mutual best interests of the parties to sever the employment relationship.

Having such a plan in place serves the best long-term interest of stockholders by helping the Company attract and retain superior talent and encouraging strong performance and compliance with Company policies, as no severance is payable under the CTP where an individual is terminated by the Company for Cause, including termination of employees whose performance falls more significantly below expectations or who have engaged in conduct that is detrimental to the Company and its stockholders. CTP benefits are based on position as well as tenure and the potential benefits for NEOs under the CTP upon termination of employment without Cause are more fully described beginning on page 78.

Change in Control Severance Plan

The purpose of the CICP is to offer its participants, which include the Company’s executive officers and other key employees selected by the Committee, protection in the event of a termination of employment in connection with a Change in Control (as defined in the CICP). The CICP has been adopted to enhance the alignment of the interests of management and stockholders by allowing executive officers to remain objective when evaluating the prospect of a sale that could potentially result in job elimination. Under the CICP, participants are entitled to severance benefits only if a participant’s employment is terminated within 90 days prior to or two years following a Change in Control of the Company by the Company or its successor without Cause, or by the participant for Good Reason (both terms as defined in the CICP) (i.e., a “double-trigger”). For the CEO, severance benefits under the CICP consist of a lump-sum cash payment equal to three times the sum of his base salary and target annual incentive for the year of termination, plus three years of continued coverage under the Company’s medical and dental insurance plans. For all other participants in the CICP, the severance benefits consist of a lump-sum cash payment equal to two times the sum of their base salaries and target annual incentives for the year of termination, plus two years of continued medical and dental coverage. Executive officers are not entitled to receive (either under the CICP or any other arrangement) a “golden parachute” excise tax gross-up with respect to change in control benefits under the CICP or any other Company plan, agreement or arrangement.

66	MOODY’S 2024 PROXY STATEMENT

SUMMARY COMPENSATION TABLE

The following table sets forth, for the years ended December 31, 2023, 2022 and 2021, as applicable, the total compensation of the Company’s Named Executive Officers. The Named Executive Officers include (i) Moody’s Principal Executive Officer and individuals who served as its Principal Financial Officer (including any person who served in such roles during the most recent fiscal year), (ii) the three most highly compensated executive officers of the Company (other than the Principal Executive Officer and Principal Financial Officer) who were serving as executive officers at the end of the last completed fiscal year, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding provision but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. Following the departure of Mr. Goggins as General Counsel and Mr. Kaye as Chief Financial Officer on September 4, 2023 and 5, 2023, respectively, Mr. Steele was named as General Counsel and Ms Sullivan was named as Interim Chief Financial Officer, in addition to her roles as Chief Accounting Officer and Controller. For this reason, compensation disclosure for all four individuals is included below.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Robert Fauber	2023	$1,000,000		$8,799,948	$2,200,036	$2,000,000	$366,643	$21,032	$14,387,659
President and Chief Executive Officer	2022 2021	975,000 900,000	— —	7,200,141 5,120,156	1,799,969 1,279,993	1,628,000 2,210,000	— 225,904	16,663 14,104	11,619,773 9,750,157
Mark Kaye	2023	525,609		2,179,831	545,015	0	—	98,573	3,349,028
Executive Vice President and Chief Financial Officer	2022 2021	709,872 575,000	— —	2,079,816 2,079,899	519,963 519,991	814,000 910,000	0 0	117,840 95,858	4,241,491 4,180,748
Caroline Sullivan	2023	455,000		455,930	114,014	310,845	—	42,963	1,378,752
Interim Chief Financial Officer, Chief Accounting Officer and Controller
John J. Goggins (7)	2023	373,013		1,453,963	575,398	339,726	55,003	12,684	2,809,787
Executive Vice President and General Counsel	2022 2021	550,000 550,000	— —	969,821 969,771	242,436 242,370	375,000 677,500	— 0	11,976 11,764	2,149,233 2,451,405
Richard Steele	2023	462,470		239,808	60,021	500,000	112,256	34,608	1,409,163
Senior Vice President and General Counsel
Stephen Tulenko	2023	625,000		1,879,775	470,037	976,000	357,432	12,962	4,321,206
President of Moody’s Analytics	2022 2021	581,250 525,000	— —	1,599,959 1,079,953	399,965 270,004	840,000 780,000	— 79,613	26,709 11,626	3,447,883 2,746,196
Michael West	2023	625,000		1,800,036	449,967	1,114,300	—	67,998	4,057,301
President of Moody’s Investors Service	2022 2021	581,250 525,000	— —	1,439,898 1,079,953	359,994 270,004	434,400 892,100	— —	92,632 78,860	2,908,173 2,845,916
(1)

The amounts reported in the “Bonus” column represent discretionary bonuses, if any, paid to the NEOs. Payments under the Company’s annual cash incentive program are reported in the “Non-Equity Incentive Plan Compensation” column.

(2)

The amounts reported in the “Stock Awards” column represent the full grant date fair market value of performance share and RSU grants. The full grant date fair value is based on the fair market value of the stock underlying the award, which is defined as the arithmetic mean of the high and low prices of the Common Stock on the date of grant. All grants of performance shares and RSUs were made under the 2001 Stock Incentive Plan.

The 2021 and 2022 performance share awards are earned subject to performance measures based on EPS for compensation purposes, MA’s cumulative revenue and MIS’s ratings quality performance. Because the achievement or non-achievement of these performance metrics depends upon the occurrence of future events, the actual final payouts of these performance share awards are not known at this time. As such, the total grant

MOODY’S 2024 PROXY STATEMENT	67

date fair value of the performance shares is calculated using the target number of shares underlying these awards and the per share grant date prices on the date of grant ($295.33 on February 21, 2023 and $318.79 on September 29, 2023). Assuming that the maximum performance for the performance share awards were attained, such awards would settle at 200% of target and the value of the 2023 performance share awards for Messrs. Fauber, Kaye, Goggins, Steele, Tulenko and West and Ms Sullivan would be $13,200,070, $3,269,894, $1,454,205, $359,712, $2,819,811, $2,699,907 and $683,906, respectively. No cash dividends will be paid on such performance shares when the underlying shares vest. Cash dividend equivalents will be paid on restricted shares and RSUs at vest. For additional information on the 2023 performance share and RSU awards, see “Grants of Plan-Based Awards Table for 2024” on page 70 and the related footnotes.

(3)

The amounts reported in the “Option Awards” column represent the full grant date fair value of non-qualified options granted in each year indicated. The aggregate grant date fair value of the stock options granted to our NEOs in 2023 is based on the Black-Scholes value of a stock option on the grant date, as determined in accordance with applicable accounting guidance for equity-based awards. For additional information on the valuation of Moody’s option awards, see Note 16 to the financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2024. The actual amounts realized, if any, will depend on the extent to which the stock price exceeds the option exercise price at the time the option is exercised.

(4)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amounts earned by the Named Executive Officers for the applicable year under the Company’s annual cash incentive program. The amounts for 2024, 2023 and 2022 were actually paid on March 1, 2024, March 3, 2023 and March 4, 2022, respectively. Mr. Goggins’ 2023 annual cash incentive was paid on September 5, 2023, following his retirement. For a description of this program, see “2023 Annual Cash Incentives” in the CD&A beginning on page 53.

(5)

For 2023, the amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the positive aggregate change during the applicable year in the actuarial present value (if any) of the Named Executive Officers’ accumulated benefits under the Company’s Retirement Account, PBEP and SEBP. For Mr. Goggins, the only NEO covered by the SEBP in 2023, the change in the actuarial present value year-over-year is largely driven by the impact of the following variables on the SEBP component: one less year of payments since the benefit was frozen as of December 31, 2018 and the NEO being one year older, as well as annual assumption changes (such as the discount rate and the lump-sum interest rate). The change in pension value for 2023 decreased for Mr. Goggins under the SEBP primarily due to a higher lump sum discount rate at year-end 2023, which decreases the lump-sum payable from the SEBP. For all the other NEOs, who are not covered by the SEBP, the primary factors impacting the year-over-year change in pension value are pensionable pay changes from 2022 to 2023 impacting their benefit accruals during 2023, and annual assumption changes similar to those described for the SEBP. The discount rates for the Retirement Account, PBEP and SEBP that are the basis for the proxy present value calculations have decreased slightly during 2023 to 4.75% / 4.60% / 4.70%.

(6)	The 2023 amounts reported in the “All Other Compensation” column comprise the following compensation items:

Name	Year	Perquisites and Other Personal Benefits (a)	Vested and Unvested Company Contributions to Defined Contribution Plans (b)	Dividends or Other Earnings Paid on Stock Awards	Total
Robert Fauber	2023	$—	$9,900	$11,132	$21,032

Mark Kaye	2023	—	93,504	5,069	98,573

Caroline Sullivan	2023	—	41,982	982	42,963

John J. Goggins	2023	—	9,900	2,784	12,684

Richard Steele	2023	24,000	9,900	708	34,608

Stephen Tulenko	2023	—	9,900	3,062	12,962

Michael West	2023	—	65,188	2,810	67,998

68	MOODY’S 2024 PROXY STATEMENT

(a)

As part of his duties, and in addition to working in the Company’s San Francisco office where he is based, Mr. Steele is required to work in the Company’s New York City headquarters for extended periods. While working in New York City for certain times in 2023 following his promotion to Senior Vice President—General Counsel, Mr. Steele lived in a Company-leased apartment. The amount shown for Mr. Steele includes the Company’s actual cost of leasing the apartment plus utility costs for the days used by Mr. Steele in 2023. The Company has also agreed to reimburse Mr. Steele for any tax liability arising from the Company’s provision to him of the Company-leased apartment. For all the NEOs other than Mr. Steele, perquisites and other personal benefits provided in fiscal 2023 were, in the aggregate, less than $10,000 per individual.

(b)

These amounts represent the aggregate annual Company contributions to the accounts of the Named Executive Officers under the Company’s Profit Participation Plan and the non-qualified Deferred Compensation Plan in the United States. The Profit Participation Plan and the Deferred Compensation Plan are defined contribution plans.

(7)

In connection with his retirement, the Compensation & Human Resources Committee waived the continued service requirements applicable to a pro-rata portion of Mr. Goggins’ 2023 performance share awards and his 2023 stock option grant and accelerated the vesting of his 2023 RSUs. The incremental fair value of these awards as of the modification date is included in the stock awards column in addition to the full grant date fair value of these awards as required by SEC disclosure rules. Mr. Goggins did not realize such reported value in connection with his retirement. The 2023 performance share award remains subject to attainment of the applicable performance conditions as well as stock price fluctuation through delivery of the underlying shares and the options will only have value to the extent that our stock price exceeds the exercise price per share at the time of exercise.

MOODY’S 2024 PROXY STATEMENT	69

GRANTS OF PLAN-BASED AWARDS TABLE FOR 2023

The following table sets forth, for the year ended December 31, 2023, information concerning each grant of an award made to the Company’s Named Executive Officers in 2023 under any plan.

Name	Grant Date		Authorization Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh) (6)	Closing Price of Common Stock on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (7)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert Fauber	2/21/2023	(3)	2/13/2023				5,587	22,348	44,696					$6,600,035
	2/21/2023	(4)	2/13/2023							7,449				2,199,913
	2/21/2023		2/13/2023								23,239	$295.33	$294.84	2,200,036
	N/A			N/A	$2,000,000	$4,000,000

Mark Kaye	2/21/2023	(3)	2/13/2023				1,384	5,536	11,072					1,634,947
	2/21/2023	(4)	2/13/2023							1,845				544,884
	2/21/2023		2/13/2023								5,757	295.33	294.84	545,015
	N/A			N/A	1,000,000	2,000,000

Caroline Sullivan	2/21/2023	(3)	2/13/2023				188	752	1,504					222,088
	2/21/2023	(4)	2/13/2023							251				74,128
	2/21/2023		2/13/2023								782	295.33	294.84	74,032
	9/29/2023	(3)	8/1/2023				94	376	752					119,865
	9/29/2023	(4)	8/1/2023							125				39,849
	9/29/2023		8/1/2023								375	318.79	316.17	39,983
	N/A			N/A	298,862	597,724

John Goggins	2/21/2023	(3)	2/13/2023				616	2,462	4,924					727,102
	2/21/2023	(4)	2/13/2023							821				242,466
	2/21/2023		2/13/2023								2,560	295.33	294.84	242,355
	8/1/2023	(8)	8/1/2023				139	557	1,114					195,797
	8/1/2023	(8)	8/1/2023							821				288,598
	8/1/2023	(8)	8/1/2023								2,560	295.33	352.36	333,043
	N/A			N/A	500,000	1,000,000

Richard Steele	2/21/2023	(3)	2/13/2023				152	609	1,218					179,856
	2/21/2023	(4)	2/13/2023							203				59,952
	2/21/2023		2/13/2023								634	295.33	294.84	60,021
	N/A			N/A	500,000	1,000,000

Stephen Tulenko	2/21/2023	(3)	2/13/2023				1,194	4,774	9,548					1,409,905
	2/21/2023	(4)	2/13/2023							1,591				469,870
	2/21/2023		2/13/2023								4,965	295.33	294.84	470,037
	N/A			N/A	1,000,000	2,000,000

Michael West	2/21/2023	(3)	2/13/2023				1,143	4,571	9,142					1,349,965
	2/21/2023	(4)	2/13/2023							1,524				450,083
	2/21/2023		2/13/2023								4,753	295.33	294.84	449,967
	N/A			N/A	1,100,000	2,200,000
(1)

The Compensation & Human Resources Committee authorized the grant of stock options, RSUs and performance shares for 2023 on February 13, 2023, to be effective on February 21, 2023, the third trading day following the filing of the Company’s 2022 Form 10-K.

(2)

Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns consist of cash incentive award opportunities granted in 2023 under the Company’s annual cash incentive program. For additional information on the annual cash incentive program, see the CD&A beginning on page 43. These awards were earned during 2023 and are paid in March 2024.

(3)

Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns consist of performance share awards granted in 2023 under the Company’s 2001 Stock Incentive Plan. The Compensation & Human Resources Committee determined the target performance share amounts and set performance measures over the three-year performance period ending December 31, 2025. Performance is based on EPS for compensation purposes, MA’s cumulative revenue and MIS’s ratings quality. For 2023, the maximum incentive payout opportunity was 200% of target.

(4)

Consists of RSU awards granted in 2023 under the Company’s 2001 Stock Incentive Plan. They vest in four equal installments on March 1, 2024, March 1, 2025, March 1, 2026 and March 1, 2027. Ms Sullivan’s September 29, 2023 RSU grant vests on October 1, 2024, October 1, 2025, October 1, 2026 and October 1, 2027.

70	MOODY’S 2024 PROXY STATEMENT

(5)

Consists of stock option awards made under the Company’s 2001 Stock Incentive Plan. They vest in four equal annual installments beginning on the first anniversary of the date of grant and expire on February 21, 2033 or, in the case of Ms Sullivan’s September 29, 2023 award, on September 29, 2033.

(6)	The exercise price of the stock options is equal to the arithmetic mean of the high and low market price of the Company’s Common Stock on the grant date.

(7)

The February 21, 2023 grant date fair value for stock options is based on the Black-Scholes option valuation model, applying the following assumptions; a stock-price volatility factor of 29.21%; a risk-free rate of return of 4.67%; a dividend yield of 0.97%; and an expected time of exercise of 5.8 years from the date of grant. The Black Scholes model is premised on the immediate exercisability and transferability of the options, neither of which applies to the options set out in the table above. The actual amounts realized, if any, will depend on the extent to which the stock price exceeds the option exercise price at the time the option is exercised.

(8)

In connection with his retirement, the Compensation & Human Resources Committee waived the continued service requirements applicable to a pro-rata portion of Mr. Goggins’ 2023 performance share awards and his 2023 stock option grant and accelerated the vesting of his 2023 RSUs. These rows reflect the incremental fair value of such 2023 awards, as of the modification date. Mr. Goggins has not realized such reported value.

MOODY’S 2024 PROXY STATEMENT	71

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE FOR 2023

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of the Company’s Named Executive Officers outstanding as of December 31, 2023. The market value of the shares that have not vested is based on the closing market price of the Company’s Common Stock on December 29, 2023, the last business day of Moody’s 2023 fiscal year, on the NYSE.

	Option Awards (1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)	Grant Date
	Exercisable	Unexercisable
Robert Fauber	756	—		98.01	2/11/2015	2/11/2025	535	208,950			2/20/2020
	2,133	—		80.81	2/12/2016	2/12/2026	8,031	3,136,587			2/22/2021
	3,217	—		94.18	7/1/2016	7/1/2026	2,312	902,975			2/22/2021
	8,701	—		113.34	2/23/2017	2/23/2027	4,142	1,617,700	33,130	12,939,253	2/17/2022
	6,322	—		167.50	2/16/2018	2/16/2028	7,449	2,909,281	44,696	17,456,470	2/21/2023
	7,889	—		173.58	2/25/2019	2/25/2029
	5,401	—		215.07	11/5/2019	11/5/2029
	7,434	2,478		280.42	2/20/2020	2/20/2030
	9,495	9,496		276.84	2/22/2021	2/22/2031
	5,347	16,043		325.99	2/17/2022	2/17/2032
	—	23,239		295.33	2/21/2023	2/21/2033

Caroline Sullivan	760	254		280.42	2/20/2020	2/20/2030	55	21,481			2/20/2020
	445	445		276.84	2/22/2021	2/22/2031	376	146,851			2/22/2021
	178	535		325.99	2/17/2022	2/17/2032	109	42,571			2/22/2021
	—	782		295.33	2/21/2023	2/21/2033	138	53,897	1,104	431,178	2/17/2022
	—	375		318.79	9/29/2023	9/29/2033	251	98,031	1,504	587,402	2/21/2023
							125	48,820	752	293,701	9/29/2023

John J. Goggins	6,794	—		113.34	2/23/2017	2/23/2027	1,358	530,380			2/22/2021
	4,665	—		167.50	2/16/2018	2/16/2028			2,496	974,838	2/17/2022
	5,624	—		173.58	2/25/2019	9/5/2028			1,114	435,084	2/21/2023
	3,003	1,002		280.42	2/20/2020	9/5/2028
	1,798	1,798		276.84	2/22/2021	9/5/2028
	720	2,161		325.99	2/17/2022	9/5/2028
	—	2,560		295.33	2/21/2023	9/5/2028

Richard Steele	1,506	—		113.34	2/23/2017	2/23/2027	40	15,622			2/20/2020
	888	—		167.50	2/16/2018	2/16/2028	309	120,683			2/22/2021
	974	—		173.58	2/25/2019	2/25/2029	89	34,760			2/22/2021
	545	182		280.42	2/20/2020	2/20/2030	105	41,009			10/1/2021
	365	365		276.84	2/22/2021	2/22/2031	138	53,897	1,104	431,178	2/17/2022
	178	535		325.99	2/17/2022	2/17/2032	894	349,161			7/1/2022
	—	634		295.33	2/21/2023	2/21/2033	203	79,284	1,218	475,702	2/21/2023

Stephen Tulenko	1,982	992		280.42	2/20/2020	2/20/2030	214	83,580			2/20/2020
	2,003	2,003		276.84	2/22/2021	2/22/2031	2,323	907,271			2/22/2021
	1,188	3,565		325.99	2/17/2022	2/17/2032	488	190,593			2/22/2021
	—	4,965		295.33	2/21/2023	2/21/2033	921	359,706	7,362	2,875,303	2/17/2022
							1,591	621,381	9,548	3,729,067	2/21/2023

Michael West	2,973	992		280.42	2/20/2020	2/20/2030	214	83,580			2/20/2020
	2,003	2,003		276.84	2/22/2021	2/22/2031	1,182	461,642			2/22/2021
	1,069	3,209		325.99	2/17/2022	2/17/2032	488	190,593			2/22/2021
	—	4,753		295.33	2/21/2023	2/21/2033	828	323,384	6,626	2,587,851	2/17/2022
							1,524	595,213	9,142	3,570,500	2/21/2023
(1)	Option awards are exercisable in four equal, annual installments beginning on the first anniversary of the date of grant.

(2)

The RSU Grant made to Ms Sullivan on September 29, 2023 will vest in four equal installments on October 1, 2024, October 1, 2025, October 1, 2026 and October 1, 2027. The remaining portion of the RSU grants made on

72	MOODY’S 2024 PROXY STATEMENT

February 21, 2023 will vest in four equal installments on March 1, 2024, March 1, 2025, March 1, 2026 and March 1, 2027. The remaining portion of the RSU grants made on February 17, 2022 will vest in equal installments on March 1, 2024, March 1, 2025 and March 1, 2026. The remaining portion of the RSU grants made on February 22, 2021 will vest in equal installments on March 1, 2024 and March 1, 2025. The remaining portion of the RSU grants made on February 20, 2020 will vest on March 1, 2024. The performance shares granted on February 22, 2021 and the performance shares granted on July 1, 2022 to Mr. Steele were earned at the levels shown for the performance period ending December 31, 2023, and vest in March 2024, subject to continued service through such vesting date. Mr. Kaye is not included in the table as he forfeited his unvested securities upon his resignation in September 2023.

(3)	Value is calculated based on the closing price of the Common Stock on December 29, 2023, which was $390.56.

(4)

Represents maximum performance share awards that pay out subject to the attainment of performance objectives and vesting requirements over a three-year period. The performance shares granted on February 17, 2022 vest on March 1, 2025 for the performance period ending December 31, 2024, and the performance shares granted on February 21, 2023 and September 29, 2023 vest on March 1, 2026 for the performance period ending December 31, 2025.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2023

The following table sets forth information concerning the number of shares of Common Stock acquired and the value realized upon the exercise of stock options and the number of shares of Common Stock acquired and the value realized upon vesting of restricted stock and RSU awards during 2023 for each of the Company’s Named Executive Officers on an aggregated basis. In the case of stock options, the value realized is based on the market price of the Company’s Common Stock on the NYSE at the time of exercise and the option exercise price; in the case of restricted stock awards and RSUs, the value realized is based on the average high and low market price of the Company’s Common Stock on the NYSE on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)(2)	Value Realized on Vesting ($)
Robert Fauber	22,913	$5,975,080	10,238	$2,987,920
Mark Kaye	11,326	817,096	7,301	2,126,710
Caroline Sullivan	0	0	994	288,886
John J. Goggins	0	0	5,578	1,717,559
Richard Steele	873	224,426	712	208,306
Stephen Tulenko	1,218	150,563	3,676	1,068,356
Michael West	2,899	483,362	3,280	953,266
(1)

The performance shares granted for the 2021-2023 performance period vested on March 1, 2023 and therefore are not reflected in the above table. Such shares are shown in the “Outstanding Equity Awards At Fiscal Year End Table for 2023” above.

(2)

For Mr. Goggins, the stock awards include 2,033 vested RSUs with a value of $687,276, which will have a delayed settlement in March 2024 due to the provisions of Section 409A of the Internal Revenue Code.

MOODY’S 2024 PROXY STATEMENT	73

PENSION BENEFITS TABLE FOR 2023

The following table sets forth information with respect to each defined benefit pension plan that provides for payments or other benefits to the Named Executive Officers at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit at 12/31/22 ($)	Payments During Last Fiscal Year ($)
Robert Fauber	Retirement Account	17.2500	$ 419,145	—
	Pension Benefit Equalization Plan	17.2500	1,563,858	—
	Supplemental Executive Benefit Plan	N/A	N/A	—
Mark Kaye	Retirement Account	N/A	N/A	—
	Pension Benefit Equalization Plan	N/A	N/A	—
	Supplemental Executive Benefit Plan	N/A	N/A	—
Caroline Sullivan	Retirement Account	N/A	N/A	—
	Pension Benefit Equalization Plan	N/A	N/A	—
	Supplemental Executive Benefit Plan	N/A	N/A	—
John J. Goggins	Retirement Account	23.5833	792,655	—
	Pension Benefit Equalization Plan	23.5833	1,919,509	—
	Supplemental Executive Benefit Plan	19.9167	4,797,521	—
Richard Steele	Retirement Account	16.5833	411,178	—
	Pension Benefit Equalization Plan	16.5833	344,981	—
	Supplemental Executive Benefit Plan	N/A	N/A	—
Stephen Tulenko	Retirement Account	32.5000	900,559	—
	Pension Benefit Equalization Plan	32.5000	1,766,873	—
	Supplemental Executive Benefit Plan	N/A	N/A	—
Michael West	Retirement Account	N/A	N/A	—
	Pension Benefit Equalization Plan	N/A	N/A	—
	Supplemental Executive Benefit Plan	N/A	N/A	—

(1)

The credited service for the Retirement Account and the PBEP is based on service from the date the individual became a participant in the plan. Individuals become participants in the plan on the first day of the month coincident with or next following the completion of one year of service. The SEBP provides credited service from an individual’s date of hire with Moody’s through the date that benefit accruals were frozen in 2018. For Mr. Tulenko, the date of participation in the Retirement Account is based on an earlier plan provision that provided for individuals to become participants on the January 1 or July 1 following the completion of one year of service.

The Company provides retirement benefits to the Named Executive Officers under three defined benefit pension plans: the Retirement Account, the PBEP and the SEBP. All three of these pension plans have been closed to new participants since 2008. The Retirement Account is a broad-based, tax-qualified defined benefit pension plan. The PBEP is a non-tax-qualified defined benefit pension plan that restores benefits to participants that would otherwise be lost under the Retirement Account due to limitations under the federal income tax laws on the provision of benefits under tax-qualified defined benefit pension plans. The Retirement Account, together with the PBEP, has a “cash balance” design that provides retirement income based on a percentage of annual compensation that is credited to a notional account that is then credited with periodic interest credits. The SEBP, which was frozen to further accruals in 2018, is a non-tax-qualified supplemental executive retirement plan that provides additional pension benefits for designated senior executive officers of the Company. The PBEP and SEBP are intended to comply with the requirements of Section 409A of the Internal Revenue Code. The frozen SEBP allowed participants to elect either an annuity or a lump-sum form of payment that will apply at retirement, and the PBEP generally provides lump-sum distributions to terminated participants at the later of age 55 or six months following termination from Moody’s.

74	MOODY’S 2024 PROXY STATEMENT

The assumptions made in computing the present value of the accumulated benefits of the Named Executive Officers, except as described in the following sentence, are incorporated herein by reference to the discussion of those assumptions under the heading “Pension and Other Retirement Benefits” in the Management’s Discussion and Analysis and Note 15 to the financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2024. The assumed retirement age used in computing the present value of the accumulated benefits of the Named Executive Officers was age 65 in the case of the Retirement Account and the PBEP.

The material terms in effect in 2023 of the Retirement Account, the PBEP and the SEBP are described below. Future benefit accruals under these plans (if any) are subject to change.

MOODY’S CORPORATION RETIREMENT ACCOUNT

All U.S. employees hired prior to January 1, 2008 and who have been continuously employed became eligible to participate in the Retirement Account after attaining age 21 and completing one year of service with the Company. Participants earn one month of credited service for each month or fraction thereof from the date they become eligible to participate in the plan. The Retirement Account is a cash balance plan that provides benefits that grow monthly as hypothetical account balances that are credited with interest and pay-based credits. Interest credits are based on a 30-year Treasury interest rate equivalent with a minimum compounded annual interest rate of 4.5%. Pay-based credits are amounts allocated to each participant’s hypothetical account based upon a percentage of monthly pensionable compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%. Each participant’s pay-based credit percentage is based on his or her attained age and credited service. Compensation is based on actual earnings, which include base salary, regular bonus (or annual incentive award), overtime and commissions. Severance pay, contingent payments and other forms of special remuneration are excluded.

Participants vest in their benefits after completing three years of service with the Company. Upon termination of employment, a participant may elect to receive an immediate lump-sum distribution equal to 100% of his or her cash balance account or in certain other forms. The normal retirement age under the Retirement Account is age 65, but participants who have attained age 55 with at least 10 years of service may elect to retire early. Upon retirement, participants may choose among the lump-sum and various actuarially equivalent forms of annuities offered under the plan. Mr. Goggins is the only Named Executive Officer in the most recent fiscal year who was eligible for early retirement under the Retirement Account.

MOODY’S CORPORATION PENSION BENEFIT EQUALIZATION PLAN

The PBEP is a non-tax-qualified defined benefit pension plan that restores benefits to participants whose pensionable compensation exceeds the limitations under the federal income tax laws on the provision of benefits under tax-qualified defined benefit pension plans. For 2023, this limitation was $330,000. The benefit-related provisions of the PBEP are the same as those of the Retirement Account except for the form of payment that must be received in the form of a lump-sum. Upon attaining age 55 with at least 10 years of service, participants may elect to retire. The PBEP was amended as of January 1, 2008 to provide that any participant who is an active employee of the Company or any subsidiary after December 31, 2004 shall receive all of his benefits under the PBEP in a lump-sum on the six-month anniversary of his separation from service with the Company or a subsidiary. The only Named Executive Officer in the most recent fiscal year who was eligible for retirement under the PBEP is Mr. Goggins.

MOODY’S 2024 PROXY STATEMENT	75

MOODY’S CORPORATION SUPPLEMENTAL EXECUTIVE BENEFIT PLAN

The SEBP is a frozen non-tax-qualified defined benefit pension plan that was designed to ensure the payment of a competitive level of retirement income and disability benefits to participants. The target retirement benefit for a participant is equal to 2% of average final compensation for each year of credited service up to 30 years of credited service, for a maximum benefit of 60% of average final compensation. This target benefit is offset by other pension benefits earned under the Retirement Account and PBEP, as well as benefits payable from Social Security and other pension benefits payable by the Company.

Participants earned one month of credited service for each month or fraction thereof that they were employed by the Company. Eligible compensation included base salary, annual incentive awards, commissions, lump-sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes and any portion of such amounts voluntarily deferred or reduced by the participant under any Company employee benefit plan. Average final compensation was the highest consecutive 60 months of eligible compensation in the last 120 months of employment. In 2018, the Committee took action so that no additional benefits would accrue under the SEBP for the only NEO participant, Mr. Goggins. As a result, Mr. Goggins’ vested benefits as of December 31, 2018 were “grandfathered” and will be paid pursuant to the terms of the SEBP.

Participants vested in their benefits after completing five years of service with the Company. Benefits are payable at the later of age 55 or termination of employment. For participants who terminate their employment prior to attaining age 55, benefits must commence at age 55 and their SEBP benefit will be reduced by 60% for early retirement. If a participant retires directly from the Company after age 55 and before age 60 without the Company’s consent, his or her retirement benefit is reduced by 3% for each year or fraction thereof that retirement commences prior to reaching age 60. If a participant retires directly from the Company on or after age 55 with the Company’s consent, benefits are not reduced for commencement prior to age 60.

The normal form of payment under the SEBP is a single-life annuity for non-married participants or a fully subsidized 50% joint and survivor annuity for married participants. Mr. Goggins will receive 100% of his benefit in the form of a lump-sum distribution in connection with his retirement.

NON-QUALIFIED DEFERRED COMPENSATION TABLE (1)

The following table sets forth information concerning the non-qualified deferred compensation of the Named Executive Officers in 2023.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Robert Fauber	$—	$—	$63,398	$—	363,089
Mark Kaye	60,040	70,404	77,837	(153,241)	551,480
Caroline Sullivan	—	17,232	16,090	—	115,993
John J. Goggins	—	—	19,213	—	187,706
Richard Steele	—	—	19,618	—	125,105
Stephen Tulenko	—	—	64,912	—	489,281
Michael West	—	37,138	73,966	—	517,780

(1)

Non-qualified deferred compensation earnings are included in the “Aggregate Earnings in Last Fiscal Year” column of this table. Company contributions to the accounts of the NEOs under the Company’s non-qualified Deferred Compensation Plan also are reflected in column (b) of footnote (6) to the Summary Compensation Table. Total contributions of $510,283 for Mr. Kaye, $113,392 for Mr. Fauber, $163,685 for Mr. West, $54,818 for Mr. Goggins and $125,609 for Mr. Tulenko were reported as compensation in the Company’s Summary Compensation Tables for prior years.

76	MOODY’S 2024 PROXY STATEMENT

MOODY’S CORPORATION DEFERRED COMPENSATION PLAN

Effective January 1, 2008, the Company implemented the Moody’s Corporation Deferred Compensation Plan (the “DCP”). Each year, employees expected to earn annual compensation in excess of the IRS compensation limit for allowable pre-tax deferrals into the Moody’s Profit Participation Plan are notified of their eligibility to participate in the DCP.

The primary purpose of the DCP is to allow these employees to continue pre-tax deductions into a non-qualified plan and receive the maximum company match on compensation that exceeds the IRS limits for allowable pre-tax deferrals into the Moody’s Profit Participation Plan. A limited group of highly compensated members of senior management have the option of immediate deferral of up to 50% of base salary and/or bonus. However, the Company match only applies to deferrals on compensation in excess of the IRS limit on compensation ($305,000 for 2023). In addition, the Company will credit to the DCP employer contributions that would have been made to the Profit Participation Plan but for the application of the IRS total contribution limit.

Each participant may select one or more deemed investment funds offered under the DCP for the investment of the participant’s account and future contributions. The deemed investment funds are substantially the same as the funds available in the Profit Participation Plan. The DCP is unfunded and no cash amounts are paid into or set aside in a trust or similar fund under the DCP. All amounts deducted from a participant’s earnings, along with any Company contributions, are retained as part of the Company’s general assets and are credited to the participant’s bookkeeping account under the DCP. The value of a participant’s account increases or decreases in value based upon the fair market value of the deemed investment funds as of the end of the year. The forms of distribution under the DCP are either a lump-sum or installment payments after termination, as well as an alternative for participants to elect in-service distribution at the time deferral elections are made.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below reflects the amount of compensation that would become payable to each of the Named Executive Officers under certain existing plans and arrangements if the executive’s employment had terminated under the specified circumstances or if there had been a change in control, in each case, on December 29, 2023 (the last business day of 2023), given the Named Executive Officer’s compensation and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits that may be available to the executive prior to the occurrence of any termination of employment, including under exercisable stock options held by the executive, and benefits available generally to salaried employees, such as distributions under the Company’s tax-qualified defined contribution plan and distributions of accrued vacation pay. In addition, in connection with any event including or other than those described below, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Company determines appropriate. A “change in control” is defined as: (i) the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Moody’s Corporation possessing 50% or more of the total voting power of the stock of Moody’s Corporation, (ii) the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, or (iii) the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

MOODY’S 2024 PROXY STATEMENT	77

The actual amounts that would be paid upon each such Named Executive Officer’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s then current compensation.

MOODY’S CORPORATION CAREER TRANSITION PLAN

Each of the Company’s Named Executive Officers currently participates in the Moody’s Corporation Career Transition Plan (the “CTP”). This plan generally provides for the payment of benefits if an eligible executive officer’s employment terminates for one of several specified events: a reduction in force, a job elimination, unsatisfactory job performance (not constituting cause), or a mutually agreed-upon resignation.

The CTP provides payments and benefits to individuals for what Moody’s believes to be a reasonable period for them to find comparable employment. It also affords both Moody’s and the individual the motivation to resolve any potential claims or other issues between the parties with finality, which helps minimize distractions for management and protect the interests of stockholders.

The plan does not cover employment terminations resulting from a unilateral resignation, a termination of employment for cause, a sale, merger, spin-off, reorganization, liquidation, or dissolution of the Company, or where the eligible Named Executive Officer takes a comparable position with an affiliate of the Company. “Cause” means willful malfeasance or misconduct, a continuing failure to perform his duties, a failure to observe the material policies of the Company, or the commission of a felony or any misdemeanor involving moral turpitude. In the event of an eligible termination of employment, an eligible Named Executive Officer may be paid 52 weeks of salary continuation (26 weeks if the executive officer is terminated by the Company for unsatisfactory performance), payable at the times the executive officer’s salary would have been paid if employment had not terminated. For this purpose, salary consists of such Named Executive Officer’s annual base salary at the time of termination of employment. In addition, the eligible Named Executive Officer may receive continued medical, dental and life insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being generally provided by the Company to its executives. In addition, the executive is entitled to receive any benefits that he or she otherwise would have been entitled to receive under Moody’s retirement plans, although these benefits are not increased or accelerated.

Except in the case of a termination of employment by the Company for unsatisfactory performance, the eligible Named Executive Officer also may receive:

•

a prorated portion of the actual annual cash incentive for the year of termination of employment that would have been payable to the executive officer under the annual cash incentive plan in which the executive officer was participating at the time of termination, provided that the executive officer was employed for at least six full months during the calendar year of termination; and

•	financial planning and counseling services during the salary continuation period to the same extent afforded immediately prior to termination of employment.

The plan gives the Company’s CEO the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible Named Executive Officer (other than himself) under the plan. As a matter of policy, if the CEO intended to increase the benefits payable to any executive officer, any such proposal would be reviewed by the Committee.

78	MOODY’S 2024 PROXY STATEMENT

The receipt of any benefits under the plan is contingent upon the affected Named Executive Officer’s signing a severance and release agreement that prohibits him or her from engaging in conduct that is detrimental to the Company, such as working for certain competitors, soliciting customers or employees after employment ends, and disclosing confidential information, the disclosure of which would result in competitive harm to the Company. These provisions extend for the one-year period during which the Named Executive Officer would be receiving payments pursuant to the CTP.

The estimated payments and benefits payable to the Named Executive Officers assuming an event triggering payment under the CTP as of the last business day of 2023 are reported in the tables below.

Potential Payments and Benefits Upon a Termination of Employment

by Reason of a Reduction in Force, Job Elimination,

or a Mutually Agreed-Upon Resignation(1)

Name	Salary Continuation ($)	Annual Cash Incentive ($)	Medical, Dental, and Life Insurance Benefits ($)	Out- Placement Services ($)	Total ($)
Robert Fauber	$1,000,000	$2,000,000	$24,798	$40,000	$3,064,798
Caroline Sullivan	460,000	298,862	24,669	40,000	825,531
Richard Steele	540,000	500,000	435	40,000	1,080,435
Stephen Tulenko	650,000	1,000,000	24,798	40,000	1,714,798
Michael West	650,000	1,100,000	22,437	40,000	1,812,437
(1)	For purposes of this analysis, the following assumptions were used:
•	the date of termination of employment was December 31, 2023;
•	each NEO’s base salary was the amount as of December 31, 2023 and is continued for a period of 52 weeks; and
•	each NEO’s annual cash incentive is equal to 100% of the target amount under the annual cash incentive program.

Potential Payments and Benefits Upon a Termination of Employment

by Reason of Unsatisfactory Job Performance

(Not Constituting Cause)(1)

Name	Salary Continuation ($)	Medical, Dental, and Life Insurance Benefits ($)	Out- Placement Services ($)	Total ($)
Robert Fauber	$500,000	$12,399	$40,000	$552,399
Caroline Sullivan	230,000	12,334	40,000	282,334
Richard Steele	270,000	218	40,000	310,218
Stephen Tulenko	325,000	23,399	40,000	377,399
Michael West	325,000	11,218	40,000	376,218
(1)	For purposes of this analysis, the following assumptions were used:
•	the date of termination of employment was December 31, 2023; and
•	each NEO’s base salary was the amount as of December 31, 2023 and is continued for a period of 26 weeks.

MOODY’S 2024 PROXY STATEMENT	79

MOODY’S CORPORATION CHANGE IN CONTROL SEVERANCE PLAN

The Company maintains the Moody’s Corporation Change in Control Severance Plan (the “CICP”). The purpose of the CICP is to offer its participants, which include the Company’s executive officers and other key employees selected by the Committee, protection in the event of a Change in Control (as defined in the CICP). The CICP enhances the alignment of the interests of management and stockholders by allowing executives to remain objective when facing the prospect of a sale and potential job elimination. The CICP has an initial two-year term that will automatically renew each year for an additional year, unless the Company determines not to renew the CICP beyond its then current term. Under the CICP, participants are entitled to severance benefits triggered only if a participant’s employment is terminated within 90 days prior to or two years following a change in control of the Company by the Company or its successor without Cause, or by the participant for Good Reason (both terms as defined in the CICP). Severance benefits will not be payable if a participant is terminated for Cause or voluntarily resigns without Good Reason. For the CEO, severance benefits under the CICP consist of a lump-sum cash payment equal to three times the sum of his base salary and target bonus for the year of termination, plus three years of continued coverage under the Company’s medical and dental insurance plans. For other executives, including the other NEOs, the severance benefits consist of a lump-sum cash payment equal to two times the sum of their base salaries and target annual incentives, plus two years of continued medical and dental coverage. Payment and retention of severance benefits under the CICP are contingent on the participant’s executing and not revoking a general release of claims against the Company and agreeing not to compete with the Company or solicit Company customers or employees for a period of two years following the date of the participant’s termination of employment. There is no “gross-up” of IRS “golden parachute” excise taxes incurred by any executive.

OTHER POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

Unless otherwise provided in an applicable award agreement, the Company’s 2001 Stock Incentive Plan provides for the following vesting of outstanding stock options, restricted stock awards and RSUs under certain circumstances as follows:

Death or Disability

•

in the event of the death or disability of a Named Executive Officer after the first anniversary of the date of grant of a stock option, the unvested portion of such stock option will immediately vest in full and such portion may thereafter be exercised during the shorter of (a) the remaining stated term of the stock option or (b) five years after the date of death or disability;

•	in the event of the death or disability of a Named Executive Officer after the first anniversary of the date of grant of a restricted stock or RSU award, the award will immediately vest in full;

•

in the event of the death or disability of a Named Executive Officer after the first anniversary of the date of grant of the performance shares, the Named Executive Officer is entitled to receive a pro rata portion of the number of shares based on the number of days of actual service during the performance period;

Retirement

•

in the event of the retirement of a Named Executive Officer after the first anniversary of the date of grant of a stock option, the unvested portion of such stock option will continue to vest during the shorter of (a) the remaining stated term of the stock option or (b) five years after the date of retirement;

•	in the event of the retirement of a Named Executive Officer after the first anniversary of the date of grant of a restricted stock or RSU award, the award will immediately vest in full;

80	MOODY’S 2024 PROXY STATEMENT

•

in the event of the retirement of a Named Executive Officer after the first anniversary of the date of grant of the performance shares, the Named Executive Officer is entitled to receive a pro rata portion of the number of shares based on the number of days of actual service during the performance period;

Other Terminations of Employment

•

in the event of a termination for any reason other than death, disability or retirement, an unexercised stock option may thereafter be exercised during the period ending 30 days after the date of termination, but only to the extent such stock option was exercisable at the time of termination;

•

in the event of termination for any reason other than death, disability or retirement, after the first anniversary of the date of grant of a restricted stock or RSU award, the unvested portion of the award shall be forfeited;

•

in the event of a termination for any reason other than death, disability or retirement prior to the end of any applicable performance period, an NEO’s performance shares shall be forfeited, unless, subject to the 2001 Stock Incentive Plan, the Compensation & Human Resources Committee, in its sole discretion, determines otherwise;

Change in Control

•	in the event of a change in control of the Company, the unvested portion of all outstanding stock options granted prior to January 1, 2013 vest in full;

•

in the event of a change in control of the Company, (i) unless otherwise determined by the Committee, if the acquirer assumes or substitutes an award of equivalent value, the unvested portion of all outstanding stock options and RSU awards granted on or after January 1, 2013 vest in full if the Named Executive Officer’s employment is terminated by us without “cause” or by the Named Executive Officer for “good reason” within 90 days before or two years after the change in control, or (ii) if the acquirer does not assume or substitute awards of equivalent value, the unvested portion of the awards will vest in full; and

•

in the event of a change in control of the Company, performance shares or, in the discretion of the Committee, cash equal to the fair market value of the shares as of immediately prior to the change in control become payable at 100% of target.

Potential Payments and Benefits Upon a Termination of

Employment Following a Change in Control of the Company(1)

Name	Salary Continuation ($)	Annual Cash Incentive ($)	Medical, Dental and Life Insurance Benefits ($)	Stock Options ($)	Restricted Stock and RSU Awards ($)	Performance Share Awards ($)	Total ($)
Robert Fauber	$3,000,000	$6,000,000	$74,394	$4,601,759	$5,638,906	$20,615,319	$39,930,378
Caroline Sullivan	920,000	597,724	49,337	214,510	264,800	910,005	2,956,376
Richard Steele	1,080,000	1,000,000	870	156,474	224,572	1,019,361	3,481,277
Stephen Tulenko	1,300,000	2,000,000	49,596	1,040,049	1,255,260	4,444,963	10,089,868
Michael West	1,300,000	2,200,000	44,874	996,873	1,192,770	4,221,954	9,956,471
(1)	For purposes of this analysis, the following assumptions were used:
•	the date of termination of employment was December 31, 2023;
•

that the CEO, Mr. Fauber, executed a general release and two-year non-compete agreement under the CICP and received a salary lump-sum payout equal to three times his base salary as of December 31, 2023, an annual cash incentive lump-sum payout equal to three times his 2023 annual target cash incentive and three years continuation of current elected coverage under the medical, dental and life insurance programs;

MOODY’S 2024 PROXY STATEMENT	81

•

for each NEO, other than Mr. Fauber, that they executed a general release and two-year non-compete agreement under the CICP and received a salary lump-sum payout equal to two times the executive’s base salary as of December 31, 2023, an annual cash incentive lump-sum payout equal to two times the executive’s 2023 annual target cash incentive, and two years continuation of current elected coverage under the medical, dental and life insurance programs;

•	the market price per share of the Company’s Common Stock on December 29, 2023 was $390.56 per share, the closing price of the Common Stock on that date; and
•	performance shares were paid at target.

Potential Payments and Benefits Upon a Termination of

Employment by Reason of Death, Disability or Retirement(1)(2)

Name	Stock Options ($)	Restricted Stock Awards ($)	Performance Share Awards ($)	Total ($)
Robert Fauber	$2,388,709	$2,729,625	$9,730,542	$14,848,876
Caroline Sullivan	113,126	117,949	397,590	628,665
John J. Goggins (3)	303,301	687,276	1,403,287	2,393,864
Richard Steele (4)	96,098	145,288	709,647	951,033
Stephen Tulenko	567,232	633,879	2,101,213	3,302,324
Michael West	544,245	597,557	2,005,396	3,147,198
(1)	For purposes of this analysis, the following assumptions were used, except for with respect to Mr. Kaye and Mr. Goggins:
•	the date of termination of employment was December 31, 2023;
•	the market price per share of the Company’s Common Stock on December 29, 2023 was $390.56 per share, the closing price of the Common Stock on that date; and
•	performance shares paid at target.
(2)	Mr. Kaye departed from the Company on September 5, 2023 and upon his resignation, there was no payment made from stock options, RSU’s or performance share awards.
(3)	Mr. Goggins retired from the Company on September 4, 2023. The values reported in the table reflect the respective market values at the date of retirement.
(4)

For Mr. Steele, the performance share awards values reflect the potential payment only upon death and disability. In the event of his retirement, the value of the Performance Share Awards will be $351,894.

82	MOODY’S 2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE
As discussed in the Compensation Discussion and Analysis above, the Compensation & Human Resources Committee has implemented an executive compensation program designed to link a substantial part of each executive’s realized compensation to the achievement of Moody’s financial and operational objectives and to the individual executive’s performance as well as to align executives’ pay with changes in the value of stockholders’ investments. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information regarding the compensation of the Company’s Named Executive Officers and the Company’s performance.

Year	Summary Compensation Table Total for Raymond W. McDaniel, Jr.	Compensation Actually Paid to Raymond W. McDaniel, Jr. (1)(2)	Summary Compensation Table Total for Robert Fauber	Compensation Actually Paid to Robert Fauber (1)(2)	Average Summary Compensation Total for Other NEOs (3)	Average Compensation Actually Paid to Other NEOs (1)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($millions)	MCO EPS for Compensation Purposes (4)
							Moody’s Cumulative TSR	Russell 3000 Financial Services Index Cumulative TSR
2023	—	—	$14,387,659	$23,499,543	$2,887,540	$2,635,366	$170	$143	$1,607	$9.90
2022	—	—	$11,619,773	($ 4,692,319)	$3,186,695	($1,700,521)	$120	$116	$1,374	$8.57
2021	—	—	$9,750,157	$21,584,082	$3,056,066	$7,117,461	$167	$136	$2,214	$12.29
2020	$17,270,662	$22,264,987	—	—	$3,869,500	$5,653,058	$123	$99	$1,778	$10.15

(1)
For each year, “Compensation Actually Paid” reflects the Summary Compensation Table (SCT) total, for the relevant Named Executive Officer(s)
less
the values included in the “Stock Awards” and “Option Awards” columns and the aggregate change in the actuarial present value of the NEO’s accumulated benefit under all defined benefit and pension plans as included in the “Change in Pension Value and
Non-Qualified
Deferred Compensation Earnings” column, and less the fair value of any equity compensation forfeited in the applicable fiscal year determined based on the value of such awards at the end of the prior fiscal year and adding to this
:

•	The fair value at the end of the year of equity compensation granted during the year that remained unvested at the end of the year;

•	The fair value as of the vesting date of equity compensation granted and vested in the same year;

•	The change in fair value as of the vesting date, measured from the prior year-end, of any equity awards granted in prior years that vested during the year (whether positive or negative);

•	The change in fair value at year-end, measured from the prior year-end, of any equity awards granted in prior years that remained unvested as of the end of the year (whether positive or negative); and

•	The pension value attributable to service in the year.
For the other NEOs, each of the above figures is calculated and presented on an average basis.
As a result, “Compensation Actually Paid” does not reflect the value that was or may actually be realized by the NEOs.
Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values of RSUs did not materially differ from those disclosed at the time of the grant. In calculating the year-over-year change in the value of unvested option awards as well as the change in value to mid-year
vesting dates, options were
re-valued
in light of SEC guidance at each measurement date using a lattice model with the following inputs. As a result, reported values differ from those disclosed in our 2023 Proxy Statement.

•
Stock price:
based on the closing stock price on the measurement date. If a mid-year
vesting date was not a trading day, the first trading day following the vesting date was used as the measurement date. If a fiscal year-end
date was not a trading day (e.g., December 31, 2023), the most recent trading day prior to the fiscal year-end
date was used (e.g., December 29, 2023).

•
Expected life:
based on the original expected life established at grant date, as used for financial reporting purposes, with adjustments to reflect the amount by which the options were in-the-money
/
out-of-the-money
on the relevant measurement date.

•	Stock price volatility: based on historical volatility for a trailing term to match the remaining contractual term as of each measurement date.

MOODY’S 2024 PROXY STATEMENT	83

•	Risk-free rate: based on an interpolated U.S. Constant Maturity Treasury yield as of each measurement date.

•	Dividend yield: based on the yield as of each measurement date.
In valuing performance share awards, we calculated the fair value of unearned or earned but unvested awards, based on probable and/or final payout factors, as of the relevant measurement date.

(2)	The amounts deducted and added in calculating the “Compensation Actually Paid” for Mr. Fauber for 2021 through 2023 and Mr. McDaniel for 2020 are as follows:

	2023 (Mr. Fauber)	2022 (Mr. Fauber)	2021 (Mr. Fauber)	2020 (Mr. McDaniel)

Reported SCT Total Compensation	$14,387,659	$11,619,773	$9,750,157	$17,270,662

Subtract: Equity Award Values Reported in the SCT	$(10,999,984)	$(9,000,110)	$(6,400,149)	$(10,349,742)

Add: Year End Fair Value of Equity Awards Granted in the Year	$16,092,220	$4,518,780	$12,983,536	$8,552,443

Add: Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$0	$0	$0	$3,219,138

Add/Subtract: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$3,864,109	$(10,255,631)	$5,264,759	$3,080,592

Add/Subtract: Change in Fair Value From Prior Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	$342,536	$(1,747,485)	$2,847	$5,832,054

Subtract: Fair Value of Equity Compensation Forfeited in Current Fiscal Year Determined at End of Prior Fiscal Year	$0	$0	$0	$(2,146,411)

Subtract: Pension Values Reported in the SCT	$(366,643)	$0	$(225,904)	$(3,444,752)

Add: Pension Service Cost Attributable to Year	$179,646	$172,355	$208,836	$251,004

Compensation Actually Paid	$23,499,543	$(4,692,319)	$21,584,082	$22,264,987

(3)
For 2023, other NEOs include Messrs. Kaye, Goggins, Steele, Tulenko and West and Ms Sullivan. For 2022 and 2021, other NEOs include Messrs. Kaye, Goggins, Tulenko and West. For 2020, other NEOs include Messrs. Kaye, Fauber (when he served as Chief Operating Officer), Tulenko and West.

The amounts deducted and added in calculating the average “Compensation Actually Paid” for the other NEOs for 2020 through 2023 are as follows:

	2023	2022	2021	2020

Average Reported SCT Total Compensation	$2,887,540	$3,186,695	$3,056,066	$3,869,500

Subtract: Average Equity Award Values Reported in the SCT	$(1,703,966)	$(1,902,963)	$(1,627,986)	$(2,000,125)

Add: Average Year End Fair Value of Equity Awards Granted in the Year	$1,364,235	$955,436	$3,269,224	$2,453,588

Add: Average Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$97,526	$0	$0	$0

Add/Subtract: Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$446,721	$(3,287,996)	$2,450,535	$1,156,031

Add/Subtract: Average Change in Fair Value From Prior Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	$86,109	$(703,652)	$(70,234)	$382,488

Subtract: Average Fair Value of Equity Compensation Forfeited in Current Fiscal Year Determined at End of Prior Fiscal Year	$(496,716)	$0	$0	$0

Subtract: Average Pension Values Reported in the SCT	$(87,449)	$0	$(19,903)	$(264,415)

Add: Average Pension Service Cost Attributable to Year	$41,366	$51,958	$59,759	$55,991

Average Compensation Actually Paid	$2,635,366	$(1,700,521)	$7,117,461	$5,653,058

84	MOODY’S 2024 PROXY STATEMENT

(4)
MCO EPS for Compensation Purposes is the Company’s adjusted diluted earnings per share (EPS). The Company selected MCO EPS for Compensation Purposes as the company-performance measure because, as the main metric in the performance share program, it is the most important financial performance metric for executive compensation purposes. Refer to the Company’s Form
10-K
reports filed in respect of the years ended December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023, for a reconciliation of diluted EPS to adjusted diluted EPS.

As illustrated in the table above and the charts below, the “Compensation Actually Paid” (calculated as required under SEC rules) for the Company’s Named Executive Officers over the past four fiscal years has directionally aligned with the Company’s TSR, net income and MCO EPS for Compensation Purposes. For 2022, “Compensation Actually Paid” is a negative number for both Mr. Fauber and the average of the other NEOs. Principally this reflects the impact of the change in Moody’s share price between December 31, 2021, and December 31, 2022 as well as updates to the anticipated performance share payout factors between fiscal year-ends.
Along with Compensation Actually Paid, the chart below outlines our one-year,
two-year,
three-year
and four-year TSR as compared to the
one-year,
two-year,
three-year
and
four-year
TSR of the Russell 3000 Financial Services Index. In each case, TSR is measured starting from December 31, 2019:

MOODY’S 2024 PROXY STATEMENT	85

The chart below illustrates the relationship between Compensation Actually Paid and Moody’s net income.

The chart below illustrates the relationship between Compensation Actually Paid and MCO EPS for Compensation Purposes.

(1)	Reflects Moody’s “MCO EPS For Compensation Purposes”
Moody’s Compensation Actually Paid is impacted by the Company’s TSR in that 79% of Mr. Fauber’s target total compensation and 57% for the
Non-PEO
NEOs in 2023, on average (excluding Ms Sullivan and Mr. Steele, who were not NEOs prior to 2023) is in equity-based compensation, including stock options, restricted share units, and performance shares, which increase or decrease in value tied to the performance of the Company’s stock price.

86	MOODY’S 2024 PROXY STATEMENT

In addition, Moody’s earnings performance (since 2019, EPS for Compensation Purposes for the performance shares granted under the long-term equity incentive compensation program) is the most heavily weighted of several performance measures that determine incentive compensation payouts for the performance share awards granted under the long-term equity incentive compensation program.
Moody’s incentive compensation is not currently determined based on TSR performance relative to a peer group or market index. Net Income is not directly included in any of our incentive plans, but it is related to EPS for Compensation Purposes, which is the primary measure in the performance share plan.
The Compensation & Human Resources Committee carefully monitors and selects the performance metrics used under Moody’s executive compensation programs each year. Set forth below are those metrics that the Company believes represent the most important financial performance measures used to link compensation actually paid to the NEOs to Company performance for 2023. Together, these metrics represent a balance of financial and operational factors that Moody’s considers to be key to its business success.

Performance Measure

MIS Operating Income

MA Operating Income

MA Sales for Compensation Purposes

MCO EPS for Compensation Purposes

MA Cumulative Revenue

MIS Ratings Performance

MOODY’S 2024 PROXY STATEMENT	87

CEO PAY RATIO

The Company believes that its compensation practices should motivate its employees to create stockholder value. The Compensation & Human Resources Committee reviewed a comparison of the 2023 CEO pay to the pay of the median compensated employee.

125:1 CEO Pay Ratio

For 2023:

•	The annual total compensation of the median compensated employee was $115,386;

•	The annual total compensation of the CEO, as reported in the Summary Compensation Table, was $14,387,659 and

•	Based on this information, for 2023, the ratio of the annual total compensation of the CEO to the annual total compensation of the median compensated employee was 125:1.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect the employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. To identify the median employee as well as determine the median employee’s annual total compensation, the methodology and the material assumptions, adjustments and estimates that were used are as follows:

•	The Company considered the compensation of all Moody’s employees who were employed based on the Company’s internal records as of December 31, 2023.

•

To identify the Company’s median employee, the Company considered each employee’s: (i) base salary as of December 31, 2023; (ii) actual cash incentive paid for services in 2023; and (iii) commissions paid during fiscal year 2023.

•

To calculate the annual total compensation of the “median employee,” the elements of such employee’s compensation for 2023 were identified and calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

•	With respect to the annual total compensation of the CEO, the amount reported in the “Total” column of the Summary Compensation Table on page 67 of this Proxy Statement was used.

88	MOODY’S 2024 PROXY STATEMENT

ITEM 4—COMPANY PROPOSAL TO AMEND THE MOODY’S CORPORATION RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE STOCKHOLDERS OWNING 25% OF THE COMPANY’S COMMON STOCK TO HAVE THE COMPANY CALL SPECIAL MEETINGS OF STOCKHOLDERS

What is being voted on	The Board is recommending that stockholders approve an amendment to the Moody’s Corporation Restated Certificate of Incorporation to authorize stockholders owning 25% of the Company’s common stock to have the Company call special meetings of stockholders.

Board Recommendation	The Board of Directors recommends a vote FOR the proposal.

OVERVIEW

After careful consideration, the Board voted to approve, and to recommend to the stockholders that they approve, an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to allow one or more stockholders who own at least 25% of the Company’s common stock, and who satisfy certain procedures, to require that the Company call a special meeting of the stockholders (the “Proposed Certificate Amendment”). Stockholders do not presently have the ability to require that the Company call a special meeting of stockholders.

If the Proposed Certificate Amendment is approved by the stockholders, then the Company’s Certificate of Incorporation will provide that the Company is required to call a special meeting of the stockholders (the “Special Meeting Right”) upon the written request of one or more stockholders who:

•	own shares or are acting on behalf of beneficial owners who own shares representing 25% or more of the voting power of the outstanding common stock of the Company;

•	provide specified information regarding the stockholder(s) requesting the special meeting and the proposed special meeting, as set forth in the By-Laws, as amended from time to time;

•	continue to satisfy that level of stock ownership through the date of the proposed special meeting of stockholders; and

•	satisfy such additional terms, conditions and limitations as may be set forth in the By-Laws, as amended from time to time.

As discussed further below, under the Proposed Certificate Amendment, for purposes of determining whether stockholders requesting a special meeting satisfy the 25% ownership threshold, a person will be deemed to “own” only those shares of outstanding common stock as to which the person possesses both (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, which terms may be further defined in the By-Laws from time to time.

The Board also has approved amendments to the Company’s By-Laws to conform to and implement the Proposed Certificate Amendment. The full text of the Proposed Certificate Amendment is attached as Appendix A to these proxy materials, and the text of the amendments to the By-Laws, which are contingent upon stockholder approval and implementation of the Proposed Certificate Amendment and can be amended from time to time, is attached as Appendix B to these proxy materials.

PURPOSE AND EFFECT OF THE PROPOSED CERTIFICATE AMENDMENT

The Proposed Certificate Amendment and Special Meeting Right is a result of the Board’s ongoing review of our corporate governance policies and profile, as well as a review of the stockholder

MOODY’S 2024 PROXY STATEMENT	89

proposal set forth in Item 5, which requests that the Company adopt a special meeting right with a 15% ownership threshold, and review of the policies and preferences of certain of our significant stockholders.

Our Board believes that the Special Meeting Right strikes an appropriate balance between enhancing stockholder rights and adequately protecting stockholder long-term interests against unnecessary expense or distraction that could arise when holders of a relatively small amount of shares seek to call a special meeting of stockholders. The Board recognizes that providing stockholders the ability to call special meetings is viewed as an important corporate governance practice that promotes long-term value by reinforcing Board and management accountability to the Company’s stockholders. However, special meetings of stockholders can distract management and the Board from important business initiatives and objectives, and can cause the Company to incur substantial expenses. Accordingly, the Board believes that the proposed 25% threshold for calling special meetings of stockholders will help balance these considerations and will help to provide that special meetings are called only in exceptional cases to advance the long-term interests of stockholders. In addition, the Board believes that stockholder-requested special meetings should not be held in close proximity to annual meetings, or when the matters to be addressed have been recently considered or are planned to be considered at another meeting, and accordingly the By-Laws amendments would provide limitations on the timing of stockholder-requested special meetings. Our Board would continue to have the ability to call special meetings of our stockholders (as would the Chairman of the Board and the Chief Executive Officer) in instances when, in the exercise of their fiduciary obligations, they determine it is appropriate.

Our Board determined to adopt a 25% threshold in the Special Meeting Right based on several factors. First, we are committed to governance practices that promote long-term value and strengthen board and management accountability to our stockholders, clients and other stakeholders, including: an independent Chairman; a market-standard proxy access right that permits eligible stockholders to include their eligible director nominees in the Company’s proxy statement; and majority voting in uncontested director elections, with a resignation policy mandating that directors who fail to receive the required majority vote tender their resignation for consideration by the Board. Second, our Board considered the results of benchmarking against other S&P 500 companies and the Company’s peers, which indicated that the 25% threshold is prevalent, as well as the voting policies of significant stockholders and the historic profile of the Company’s stock ownership.

In light of these considerations, and upon recommendation of the Governance and Nominating Committee, the Board adopted resolutions declaring it advisable to amend the Certificate of Incorporation to enable the adoption of the Special Meeting Right, and resolved to submit the Proposed Certificate Amendment to stockholders for consideration.

RELATED CHANGES TO THE BY-LAWS

As noted above, the Board has amended Article I of the Company’s By-Laws, contingent upon stockholder approval and implementation of the Proposed Certificate Amendment, to conform to and further implement the Proposed Certificate Amendment. As discussed below and set forth in Appendix B to these proxy materials, the By-Laws amendments specify the information required to be provided in connection with a stockholder’s request to call a special meeting and set forth any additional procedures and conditions applicable to stockholders’ ability to request that the Company call a special meeting.

Information Provisions

The By-Laws amendments require any special meeting request to set forth the same information regarding the business to be conducted at the meeting and regarding any director candidate to be

90	MOODY’S 2024 PROXY STATEMENT

nominated at the meeting that is required to be provided by a stockholder who proposes to introduce such business or to make director nominations at an annual meeting of stockholders. Each stockholder supporting the special meeting request must provide information as to the number of shares of the Company’s stock that it owns.

Ownership Provisions

The By-Laws amendments elaborate on the definition of “own” or “ownership” included in the Proposed Certificate Amendment by referencing the current definition of stock ownership that applies under the proxy access right set forth in Article I, Section 13(B)(3) of the By-Laws. This definition provides that borrowed or hedged shares do not count toward the 25% ownership threshold. However, holding shares through a nominee and the practice of share lending generally will not be deemed to interrupt ownership of shares that otherwise are deemed to be “owned” under this standard, provided certain conditions specified in the By-Laws are met.

Additional Provisions

The By-Laws amendments set forth certain procedural requirements that the Board believes are appropriate to avoid duplicative or unnecessary special meetings. Under these provisions, a special meeting request would not be valid if it:

•	does not comply with the requirements pertaining to special meeting requests set forth in the By-Laws or applicable law;

•	relates to an item of business that is not a matter on which stockholders are authorized to act under, or that involves a violation of, applicable law;

•

relates to an item of business that is the same or substantially similar to any item of business that was voted on at a meeting of stockholders occurring within 90 days preceding the earliest dated request for a special meeting;

•

is submitted after the earliest date specified under the By-Laws for providing notice of nominations or business to be considered at the Company’s next annual meeting of stockholders (which the By-Laws currently set as 90 days preceding the anniversary of the prior year’s annual meeting); or

•

relates to an item of business that is the same or substantially similar to any item of business that is to be voted on at an annual or special meeting of stockholders called by the Board and scheduled to be held within ninety (90) days after the date stockholders submit a special meeting request.

Additionally, under the By-Laws amendments:

•	stockholders requesting a special meeting must first request that the Board fix a record date to determine the persons entitled to request a special meeting;

•

if stockholders who request a special meeting revoke the request or cease to own 25% of the outstanding common stock of the Company, the Company is not required to hold the special meeting of the stockholders; and

•

business to be transacted at a stockholder-requested special meeting would be limited to the business stated in a valid special meeting request and any additional business that the Board determines to include in the notice for such special meeting.

MOODY’S 2024 PROXY STATEMENT	91

ADDITIONAL INFORMATION

The general description of the Proposed Certificate Amendment set forth above is qualified in its entirety by reference to the text of the Proposed Certificate Amendment attached as Appendix A to these proxy materials. In addition, the foregoing description of the By-Laws amendments is qualified in its entirety by reference to the text of the By-Laws amendments set forth in Appendix B to these proxy materials. The ability of the Board and stockholders to amend the By-Laws from time to time will not be affected or limited by stockholder approval of the Proposed Certificate Amendment.

The Proposed Certificate Amendment is binding. If the Proposed Certificate Amendment is approved, then the Company intends to file the Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware promptly following certificate of the annual meeting voting results, and the Proposed Certificate Amendment will become effective at the time of that filing. If the Proposed Certificate Amendment is not approved by the requisite vote, then the Proposed Certificate Amendment will not be filed with the Secretary of State of the State of Delaware, the By-Laws amendments will not become effective and our stockholders will not have the ability to request that the Company call a special meeting of stockholders.

The Board Of Directors recommends a vote FOR the Company proposal to amend the Company’s Certificate Of Incorporation to authorize stockholders owning 25% of the Company’s common stock to have the Company call special meetings of stockholders.

92	MOODY’S 2024 PROXY STATEMENT

ITEM 5—STOCKHOLDER PROPOSAL REQUESTING THAT STOCKHOLDERS OWNING 15% OF THE COMPANY’S COMMON STOCK BE ABLE TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

What is being voted on	Stockholder proposal on the right of stockholders to call special meetings.

Board Recommendation	The Board of Directors recommends a vote AGAINST the stockholder proposal.

James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, the beneficial owner of at least 20 shares of Common Stock, has given notice of his intention to make the following proposal at the Annual Meeting.

ITEM 5—Right of Shareholders to Call Special Meetings

RESOLVED: Shareholders of Moody’s Corporation (“Company”) request our Board of Directors take the steps necessary to amend the appropriate company governing documents to give holders with an aggregate of 15% net long of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our Board’s current power to call a special meeting.

SUPPORTING STATEMENT: Our Company allows the Board to call a special meeting, whereas Delaware law also permits companies to allow shareholders to call such meetings. Calling for a special shareholder meeting is hardly ever used by shareholders. However, management will be incentivized to genuinely engage with shareholders instead of stonewalling on issues if shareholders have a realistic Plan B option of calling a special shareholder meeting.

Often, companies claim that shareholders have multiple means to communicate with management and the board. Still, in most cases, these means are as effective as mailing a postcard. A reasonable shareholder right to call a special shareholder meeting is essential for effective shareholder engagement with management.

Over 72% of S&P 500 companies allow shareholders to call a special meeting.

Between 2021 and 2023, at least 50% of shares at the following companies were voted in favor of shareholder proposals requesting that companies allow shareholders the right to call special meetings: Mosaic, Zoetis, Bloomin’ Brands, Synopsys, TEGNA, Cerner, Crown Holdings, Cetene, Agilent Technologies, Becton Dickinson, Dollar Genera, Thermo Fisher Scientific, and Kellanova.

Large funds such as Vanguard, TIAA-CREF, BlackRock, and SSgA Funds Management, Inc. (State Street) support shareholders’ right to call special meetings. For example, BlackRock includes the following in its proxy voting guidelines: “[S]hareholders should have the right to call a special meeting...”

With the widespread use of online shareholder meetings, it is much easier for management to conduct a special shareholder meeting, and our bylaws thus need to be updated accordingly. This proposal should be seen in the context that shareholders at our Company also have no right to act by written consent.

We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 15% of our outstanding common stock to call a special meeting.

Increase Long-Term Shareholder Value

Vote FOR the Right of Shareholders to Call Special Meetings—Proposal 5

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Statement of the Board of Directors in Opposition to Stockholder Proposal

The Board of Directors unanimously recommends that stockholders vote AGAINST this proposal.

The Board believes that a 15% ownership threshold for calling a special meeting is not in the best interests of the Company and its stockholders. Instead, as detailed in Item 4, the Board voted to approve, and to recommend to stockholders that they approve, an amendment to the Company’s Restated Certificate of Incorporation to allow one or more stockholders who own at least 25% of the Company’s common stock, and who satisfy certain procedures, to require that the Company call a special meeting of stockholders. The Board believes adopting a special meeting right at a 25% ownership threshold is appropriate for the Company, as it strikes an appropriate balance between enhancing stockholder rights and adequately protecting stockholder long-term interests against unnecessary expense or distraction that could arise when holders of a relatively small amount of shares seek to call a special meeting of stockholders. For a detailed discussion of the management proposal, see Item 4 of this Proxy Statement.

Special meetings subject the Company to considerable expense and can distract management and the Board from important business initiatives and objectives. The Board therefore believes that special meetings of stockholders should be called only in exceptional cases to advance the long-term interests of stockholders. The Board believes that adopting a special meeting right with only a 15% threshold would increase the risk that a relatively small group of stockholders with narrow interests that do not reflect the views of most other stockholders could call special meetings to advance their own particular, short-term agendas that are not aligned with the long-term interests of the Company and its other stockholders. Such minority stockholders could also call special meetings or threaten to attempt to call special meetings solely to seek concessions from the Company that serve only their interests in exchange for avoiding a special meeting.

Implementing a 25% ownership threshold and other reasonable limitations, consistent with Item 4, would help to mitigate the risk of a special meeting being called when there is not meaningful support for the meeting among the Company’s stockholders. At the same time, a 25% ownership threshold for a stockholder-initiated special meeting further contributes to the Company’s existing strong corporate governance practices (including annual director elections; a market-standard proxy access right that permits eligible stockholders to include their eligible director nominees in the Company’s proxy statement; and majority voting in uncontested director elections, with a resignation policy mandating that directors who fail to receive the required majority vote tender their resignation for consideration by the Board) that promote long-term value by reinforcing Board and management accountability to the Company’s stockholders.

As discussed in Item 4, in determining to oppose this proposal and recommend an amendment to the Company’s Certificate of Incorporation to provide for a stockholder right to call special meetings, our Board considered, among other factors, the results of benchmarking against other S&P 500 companies and the Company’s peers, which indicated that the 25% threshold is prevalent, as well as the voting policies of significant stockholders and the historic profile of the Company’s stock ownership.

In light of the Company’s proposed special meeting right in Item 4 (which will be binding if approved) and the Company’s other strong corporate governance practices, the Board believes that adoption of this stockholder proposal is unnecessary and not in the best interests of the Company and its stockholders.

The Board of Directors therefore recommends a vote AGAINST this stockholder proposal.

94	MOODY’S 2024 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING, PROXY VOTING AND

OTHER INFORMATION

INTERNET AVAILABILITY OF PROXY MATERIALS

Under SEC rules, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to stockholders. On March 6, 2024, we mailed to our stockholders (other than those who previously requested e-mail or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review our proxy materials, including this Proxy Statement and the Company’s Annual Report. These materials are available at: https://materials.proxyvote.com/615369. The Notice also instructs you on how to access your proxy card to vote through the internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder, of the Company’s shares, your broker, bank or other nominee may seek to reduce duplicate mailings by delivering only one copy of the Company’s Proxy Statement and Annual Report, or Notice, as applicable, to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report, or Notice, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, or Notice, as applicable, now or in the future, should submit a request to the Company by sending an e-mail to ir@moodys.com, by submitting a written request to the Company’s Investor Relations Department, at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or contacting the Company’s Investor Relations Department by telephone, at (212) 553-4857. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report, or Notice, as applicable, and wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future. Please note that if you wish to receive paper proxy materials for the Annual Meeting, you should follow the instructions contained in the Notice.

RECORD DATE

The Board of Directors has fixed the close of business on February 20, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 182,561,650 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting will be entitled to one vote per share.

SPECIAL VOTING PROCEDURES FOR CERTAIN CURRENT AND FORMER EMPLOYEES

Many current and former employees of the Company have share balances in the Moody’s Common Stock Fund of the Moody’s Corporation Profit Participation Plan (the “Profit Participation Plan”). The voting procedures described above do not apply to these share balances. Instead, any

MOODY’S 2024 PROXY STATEMENT	95

proxy given by such an employee or former employee will serve as a voting instruction for the trustee of the Profit Participation Plan, as well as a proxy for any shares registered in that person’s own name (including shares acquired under the Moody’s Corporation Employee Stock Purchase Plan and/or pursuant to restricted stock awards). To allow sufficient time for voting by the trustee, Profit Participation Plan voting instructions must be received by April 10, 2024. If voting instructions have not been received by that date, or properly completed and executed voting instructions are not provided, the trustee will vote those Profit Participation Plan shares in the same proportion as the Profit Participation Plan shares for which it has received instructions, except as otherwise required by law.

QUORUM AND VOTING REQUIREMENTS

The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Brokers are not permitted to vote on certain items, and may elect not to vote on any of the items, unless you provide voting instructions. A broker “non-vote” occurs when a nominee (such as a bank, broker or other nominee) holding shares for a beneficial owner votes on one or more but less than all items. This can occur when the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Broker non-votes will have the same effect as a vote against the amendment to Moody’s Restated Certificate of Incorporation and will not be tabulated in determining whether any of the other items presented at the Annual Meeting has obtained the requisite vote to be approved. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the items.

Director Elections. Pursuant to the Company’s By-Laws, the nominees for director are required to receive a majority of the votes cast with respect to such nominees in order to be elected at the Annual Meeting. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions have no effect on the election of directors. In accordance with the Company’s Director Resignation Policy, each director subject to election at the Annual Meeting was required to submit a contingent resignation that the Board of Directors will consider, following a review and recommendation from the Governance & Nominating Committee, in the event that the director fails to receive a majority of the votes cast.

Ratification of the Appointment of the Independent Registered Public Accounting Firm. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on this matter, the abstention has the same effect as a vote against the matter.

Advisory Resolution Approving Executive Compensation. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on the matter is required for the advisory resolution approving executive compensation. The resolution is advisory, meaning that it is not binding on the Board, although the Board will consider the outcome of the vote on this resolution. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on the matter, the abstention has the same effect as a vote against the matter.

96	MOODY’S 2024 PROXY STATEMENT

Amendment to the Moody’s Corporation Restated Certificate of Incorporation. The affirmative vote of the majority of the outstanding shares of the Company is required to approve the amendment to Moody’s Restated Certificate of Incorporation. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on this matter, the abstention has the same effect as a vote against the matter.

Stockholder Proposal. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to approve the stockholder proposal set forth in this Proxy Statement. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on the matter, the abstention has the same effect as a vote against the matter.

PROXIES

The proxy provides that you may specify that your shares of Common Stock be voted “For,” “Against” or “Abstain” from voting with respect to the director nominees and the other items. The Board of Directors recommends that you vote:

•	“For” each of the director nominees named in this Proxy Statement,

•	“For” the ratification of the selection of the independent registered public accounting firm,

•	“For” the advisory resolution approving executive compensation,

•	“For” the amendment to the Moody’s Corporation Restated Certificate of Incorporation, and

•	“Against” the stockholder proposal.

All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted in accordance with the recommendations of the Board of Directors, except as noted above with respect to shares held in the Profit Participation Plan.

Any stockholder of record who votes by telephone or the internet or who executes and returns a proxy may revoke such proxy or change such vote at any time before it is voted at the Annual Meeting by (i) filing with the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, written notice of such revocation, (ii) casting a new vote by telephone or the internet or by submitting another proxy that is properly signed and bears a later date, or (iii) attending the Annual Meeting and voting in person. A stockholder whose shares are owned beneficially through a bank, broker or other nominee should contact that entity to change or revoke a previously given proxy.

Proxies are being solicited hereby on behalf of the Board of Directors. The cost of the proxy solicitation will be borne by the Company, although stockholders who vote by telephone or the internet may incur telephone or internet access charges. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone, telecopy, e-mail or otherwise. Such directors, officers and employees will not be specifically compensated for such services. The Company has retained Georgeson LLC to assist with the solicitation of proxies for a fee not to exceed approximately $15,000, plus reimbursement for out-of-pocket expenses. Arrangements may also be made with custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

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OTHER BUSINESS

The Board of Directors knows of no business other than the matters set forth herein that will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting, and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Proxy Statement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on future expectations, plans and prospects for the Company’s business and operations that involve a number of risks and uncertainties. Such statements may include, among other words, “believe”, “expect”, “anticipate”, “intend”, “plan”, “will”, “predict”, “potential”, “continue”, “strategy”, “aspire”, “target”, “objective”, “forecast”, “project”, “estimate”, “should”, “could”, “may” and similar expressions or words and variations thereof that convey the prospective nature of events or outcomes generally indicative of forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. It is possible that Moody’s actual results or outcomes may differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the Company’s annual report on Form 10-K for the year ended December 31, 2023, and in other filings made by the Company from time to time with the SEC. Forward-looking and other statements in this Proxy Statement may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Stockholder proposals which are being submitted for inclusion in the Company’s proxy statement and form of proxy for the 2025 annual meeting of stockholders must be received by the Company at its principal executive offices no later than 5:00 p.m. EST on November 6, 2024 and a copy of the submission must be emailed to corporatesecretary@moodys.com. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act. Director nominations to be included in the Company’s proxy statement pursuant to the proxy access provisions of the Company’s By-Laws must be delivered no earlier than the close of business on October 7, 2024 and no later than the close of business on November 6, 2024, and must fully comply with the By-Laws.

Under the Company’s By-Laws, notices of matters which are being submitted other than for inclusion in the Company’s proxy statement and form of proxy for the 2025 annual meeting of stockholders (which includes information required under Rule 14a-19) must be received by the Corporate Secretary of the Company at its principal executive offices no earlier than January 16, 2025 and no later than February 5, 2025. If the 2025 annual meeting is more than 20 days before or more than 70 days after the anniversary date of this year’s Annual Meeting, such notices must be received no earlier than the 90th day prior to such annual meeting and no later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day of public

98	MOODY’S 2024 PROXY STATEMENT

announcement of the meeting date. Such matters when submitted must be in full compliance with applicable law and the Company’s By-Laws. The chairman of the meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-Laws. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the meeting.

March 6, 2024

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APPENDIX A: PROPOSED CERTIFICATE AMENDMENT

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

MOODY’S CORPORATION

Moody’s Corporation, a Delaware corporation (the “Corporation”), hereby certifies that:

1. Article Eighth of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

EIGHTH: Any action required or permitted to be taken by the holders of the Common Stock of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock or Series Common Stock, special meetings of stockholders of the corporation (1) may be called at any time at the direction of the Chief Executive Officer of the corporation, the Chairman of the Board of Directors or the Board of Directors pursuant to a resolution approved by the Board of Directors; and (2) shall be called by the Chief Executive Officer or the Secretary of the corporation upon the written request or requests of one or more stockholders that: (i) Own, or who are acting on behalf of persons who Own, shares representing 25% or more of the voting power of the shares of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting as of the record date fixed in accordance with the By-Laws (as amended from time to time) to determine who may deliver a written request to call the special meeting, (ii) provide the information regarding such stockholder(s) (and the persons for whom the stockholders are acting, as applicable) and the proposed special meeting and comply with such procedures as shall be set forth in the By-Laws from time to time, (iii) continue to Own, or are acting on behalf of persons who continue to Own, shares representing 25% or more of the voting power of the shares of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting through the date of the proposed special meeting of stockholders, and (iv) satisfy such additional terms, conditions and limitations as may be set forth in the By-Laws from time to time. Except as provided for in the preceding sentence of this Article Eighth or in the terms of any series of Preferred Stock or Series Common Stock, special meetings of the stockholders of the corporation may not be called by any other person or persons. For purposes of this Article Eighth, a person shall be deemed to “Own” only the outstanding shares of the corporation that are entitled to vote as to which the person possesses both (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, which terms may be further defined in the By-Laws from time to time. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting (or, in the case of nominations for directors to be elected at a special meeting, if such nominations are brought in accordance with the procedures set forth in the By-Laws from time to time).

2. The foregoing amendments were duly adopted by the Corporation’s Board of Directors and by the Corporation’s stockholders in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

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APPENDIX B: AMENDED BY-LAWS (CONTINGENT UPON STOCKHOLDER APPROVAL AND IMPLEMENTATION

OF THE PROPOSED CERTIFICATE AMENDMENT)

   , 2024

AMENDED AND RESTATED BY-LAWS

OF

MOODY’S CORPORATION

ARTICLE I

STOCKHOLDERS

Section. 1. The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place (if any) within or without the State of Delaware as may be designated from time to time by the Board of Directors.

Section. 2. Special Meetings of Stockholders.

(A) Special meetings of the stockholders (i) may be called at any time by the Chief Executive Officer or Secretary or any other officer, whenever directed by the Chairman of the Board, the Board of Directors or the Chief Executive Officer, and (ii) shall be called by the Chief Executive Officer or Secretary upon the written request or requests of one or more stockholders that: (1) Own (as defined below), or who are acting on behalf of persons who Own, shares representing at least 25% of the voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting (hereinafter, the “Requisite Percent”) as of the record date fixed in accordance with these By-Laws to determine who may deliver a written request to call the special meeting; and (2) comply with the notice procedures set forth in this Section 2 with respect to any matter that is a proper subject for the meeting pursuant to Section 2(E) (a meeting called in accordance with this clause (ii), a “Stockholder-Requested Special Meeting”). Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock or Series Common Stock), special meetings of the stockholders may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting. The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call.

(B) For purposes of satisfying the Requisite Percent under this Section 2, “Own” or “Owned” shall have the meaning set forth in Article I, Section 13(B)(3) below.

(C) The stockholder or stockholders seeking to request a special meeting, and the beneficial owner or owners on whose behalf any such stockholder is acting (each such person, a “Requesting Owner”), shall first request that the Board of Directors fix a record date to determine the stockholders entitled to request a special meeting (the “Ownership Record Date”) by delivering notice in writing to the Secretary at the principal executive offices of the corporation (the “Record Date Request Notice”). A Requesting Owner’s Record Date Request Notice shall state (i) the business or actions proposed to be acted on at the meeting (including the identity of nominees for election as a director, if any), and the reasons for conducting such matters at the special meeting, (ii) all of the information described in Article I, Section 12(A)(2)(a) and (b) with respect to any nominations or other business proposed to be considered at the special meeting, including the information required of any proposed nominees

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pursuant to Article I, Section 11, provided that the number of nominees as to whom such information is provided shall not exceed the number of directors proposed to be elected at the special meeting, (iii) as to each Requesting Owner, all of the information described in Article I, Section 12(A)(2)(c)(i) and (ii) and Article I, Section 12(A)(2)(d)(i) through (iii). Upon receiving a Record Date Request Notice, the Board of Directors may set an Ownership Record Date. Notwithstanding any other provision of these By-Laws, the Ownership Record Date shall not precede the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors, and shall not be more than 10 days after the close of business (as defined in Article I, Section 12(C) below) on the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors (or, if such 10th day is not a business day, the first business day thereafter). If the Board of Directors does not adopt a resolution within 21 days after the date upon which a valid Record Date Request Notice is received by the Secretary fixing the Ownership Record Date, the Ownership Record Date shall be the close of business on the 31st day after the date upon which a valid Record Date Request Notice is received by the Secretary (or, if such 31st day is not a business day, the first business day thereafter).

(D) In order for a Stockholder-Requested Special Meeting to be called by the Secretary, one or more written requests for a special meeting signed by persons (or their duly authorized agents) who Own or who are acting on behalf of persons who Own, as of the Ownership Record Date, at least the Requisite Percent (the “Special Meeting Request”), shall be delivered to the Secretary. A Special Meeting Request shall be delivered to the Secretary at the principal executive offices of the corporation, by hand or by certified or registered delivery, with delivery signature confirmation, not more than 65 days after the Ownership Record Date and shall: (i) state the business or actions (including the identity of nominees for election as a director, if any) proposed to be acted on at the meeting, which shall be limited to those matters set forth in the Record Date Request Notice received by the Secretary; (ii) bear the signature and date of signature of each such person (or duly authorized agent) who Owns the shares to be counted toward the Requisite Percentage, which date must not be earlier than or more than 60 days after the Ownership Record Date; (iii) set forth the name and address of each person submitting the Special Meeting Request (as they appear on the corporation’s books, if applicable) and the name of the beneficial owner(s), if any, on whose behalf the Special Meeting Request is being submitted; and (iv) include an affidavit by each stockholder or beneficial owner stating the number of shares that it Owned as of the Ownership Record Date that are to be counted toward the Requisite Percentage, and documentary evidence of the number of shares so Owned, acknowledging that any reduction in the number of shares Owned by such person(s) as of the Ownership Record Date through the date of the requested special meeting of stockholders (including any adjournment or postponement thereof) shall constitute a revocation of the Special Meeting Request as to the number of shares it has ceased to Own, and committing to notify the corporation promptly (and in any event within 2 business days) of any such decrease in the number of shares Owned. The Special Meeting Request so delivered by each Requesting Owner shall in addition include (v) all of the information described in Article I, Section 12(A)(2)(a) and (b) with respect to any nominations or other business proposed to be considered at the special meeting, including the information required of any proposed nominees pursuant to Article I, Section 11, provided that the number of nominees as to whom such information is provided shall not exceed the number of directors proposed to be elected at the special meeting, and (vi) as to each Requesting Owner, all of the information described in Article I, Section 12(A)(2)(c) and (d). The Requesting Owner shall confirm the continued accuracy or update and supplement the information required under this Article I, Section (2)(D) (iii), (iv), and (vi) within five business days after the record date for determining the stockholders entitled to vote at the stockholder requested-special meeting, and such information when provided to the corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting. In addition, the Requesting Owner shall provide such other information as the corporation may reasonably request within 10 business days of such a request.

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(E) A Special Meeting Request shall not be valid, and the corporation shall not call a special meeting if and to the extent that: (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (ii) does not comply with this Article I, Section 2 or includes an item of business proposed to be transacted at such meeting or nomination that was not included in the Record Date Request Notice; (iii) an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors, a “Similar Item”) was presented at a meeting of stockholders occurring within ninety (90) days preceding the earliest date of signature on the Special Meeting Request; (iv) the Special Meeting Request is submitted after the earliest date specified under Article I, Section 12(A)(2) of the By-Laws for providing timely notice of nominations or business to be considered at the corporation’s next annual meeting of stockholders; or (v) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Secretary receives the Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) a Similar Item.

(F) After receiving a Special Meeting Request, the Board of Directors shall determine in good faith whether the persons requesting the special meeting have satisfied the requirements for requesting a special meeting of stockholders, and the corporation shall notify the requesting person of the Board’s determination about whether the Special Meeting Request is valid. The date, time and place of the special meeting shall be fixed by the Board of Directors, and the date of the special meeting shall not be more than 90 days after the date on which the Board of Directors fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board of Directors as set forth in Article I, Section 8 below. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Special Meeting Request as described above.

(G) Any Requesting Owner may revoke a special meeting request by written revocation delivered to the Secretary at the principal executive offices of the corporation, by hand or by certified or registered delivery, at any time prior to the stockholder-requested special meeting (including any adjournment or postponement thereof). Any person whose shares are counted as part of the Requisite Percentage may revoke its Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the corporation at any time prior to the Stockholder-Requested Special Meeting. A Special Meeting Request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if all of the persons who signed the Special Meeting Request (including any beneficial owners, as applicable), do not continue to Own at least the Requisite Percent at all times between the Ownership Record Date and the date of the applicable Stockholder-Requested Special Meeting (including any adjournment or postponement thereof), and the requesting person shall promptly notify the Secretary of any decrease in ownership of shares of stock of the corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the Requisite Percent, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(H) Business transacted at a Stockholder-Requested Special Meeting shall be limited to: (i) the business stated in the valid Special Meeting Request received from the Requisite Percent; and (ii) any additional business that the Board of Directors determines to include in the corporation’s notice of meeting. If none of the persons who submitted the Special Meeting Request (or their qualified representatives, as defined in Article I, Section 13(C)(1) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the Special Meeting Request, the corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation. The

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Board of Directors may adjourn, recess, or postpone any special meeting of stockholders previously scheduled pursuant to this Section 2.

Section. 3. Except as otherwise provided by law, notice of the time, place or means of remote communication by which stockholders may be deemed present in person or by proxy and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not earlier than sixty, nor less than ten days previous thereto, to each stockholder of record entitled to such notice at such address as appears on the records of the corporation.

Section. 4. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise required by statute or provided by the Restated Certificate of Incorporation; but if at any meeting of stockholders there be less than a quorum present, the Chairman of the meeting or the stockholders representing a majority of the voting power of the stock entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; (iii) set forth in the notice of meeting given in accordance with Section 3 above; or (iv) otherwise provided as permitted under the Delaware General Corporation Law (the “DGCL”); provided, however, if the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled thereto.

Section. 5. The Chairman of the Board, or in the Chairman’s absence or at the Chairman’s direction, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s direction, any officer of the corporation shall call all meetings of the stockholders to order and shall act as Chairman of such meeting. The Secretary of the corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the Chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholders’ proxy may be excluded from any meeting of stockholders based upon any determination by the Chairman, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances (if any) in which any person may make a statement or ask questions at any meeting of stockholders. The Chairman of the meeting shall have authority to adjourn any meeting of stockholders from time to time, whether or not a quorum is present.

Section. 6. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may

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authorize another person or persons to act for the stockholder as proxy pursuant to the DGCL, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder, or such stockholder’s authorized officer, director, employee or agent, may execute a document authorizing another person or persons to act for the stockholder as proxy, (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder, or (3) the authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with, information enabling the corporation to determine the identity of the stockholder granting such authorization. If it is determined that such electronic transmissions are valid, the inspector of election shall specify the information upon which such inspector relied.

Any copy, facsimile telecommunication or other reliable reproduction of a document (including any electronic transmission) created pursuant to the preceding paragraph of this Section 6 may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.

Unless the Chairman of the meeting determines otherwise, proxies shall be filed with the Secretary of the meeting prior to or at the commencement of the meeting to which they relate.

Section. 7. When a quorum is present at any meeting, the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Restated Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section. 8. Without limiting the application of Section 213 of the DGCL with respect to the corporation, in order that the corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (b) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty nor less than ten days before the date of such meeting, and (ii) in the case of clause (b) above, shall not be more than sixty days prior to such action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the corporation after any such record date so fixed or determined.

Section. 9. The corporation shall prepare, no later than the tenth day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the

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meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 9 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation.

Section. 10. The corporation, in advance of all meetings of the stockholders, shall appoint one or more inspectors, who may be stockholders or their proxies, but not directors of the corporation or candidates for office. In the event that the corporation fails to so appoint an inspector or, in the event that one or more inspectors previously designated by the corporation fails to appear or act at the meeting of stockholders, the Chairman of the meeting may appoint one or more inspectors to fill such vacancy or vacancies. Each inspector appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of their ability. Inspectors shall have the duties set forth in Section 231 of the DGCL.

Section. 11.  Submission of Information by Director Nominees.

(A) To be eligible to be a nominee for election or re-election as a director of the corporation, a person must deliver to the Secretary of the corporation at the principal executive offices of the corporation the following information:

(1) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (a) consents to serving as a director if elected and (if applicable) to being named in a proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election, (b) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity (i) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the corporation, or (ii) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation, and (d) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors (which will be provided to such person promptly following a request therefor); and

(2) all completed and signed questionnaires prepared by the corporation (including those questionnaires required of the corporation’s directors and any other questionnaire the corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Restated Certificate of Incorporation or these By-Laws, any law, rule, regulation or listing standard that may be applicable to the corporation, and the corporation’s corporate governance policies and guidelines) (all of the foregoing, “Questionnaires”). The Questionnaires will be promptly provided following a request therefor.

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(B) A nominee for election or re-election as a director of the corporation shall also provide to the corporation such other information as it may reasonably request. The corporation may request such additional information as necessary to permit the corporation to determine the eligibility of such person to serve as a director of the corporation, including information relevant to a determination whether such person can be considered an independent director.

(C) Notwithstanding any other provision of these By-Laws, the Questionnaires described in Section 11(A)(2) above and the additional information described in Section 11(B) above shall be considered timely for a candidate for election or re-election as a director of the corporation under Article I, Section 2, Section 12 or Section 13 if provided to the corporation in accordance with the time period for delivery of the stockholder notice pursuant to Section 2(D), Section 12(A)(2) or Section 12(B), or the time periods specified in Section 13(C)(3), whichever is applicable, and all information provided pursuant to this Section 11 shall be deemed part of the Special Meeting Request submitted pursuant to Section 2, the stockholder’s notice submitted pursuant to such Section 12 or a Stockholder Notice submitted pursuant to such Section 13, as applicable.

Section. 12. Notice of Stockholder Business and Nominations.

(A)  Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors (or any authorized committee thereof) or the Chairman of the Board, (c) by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 12(A) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12(A), or (d) by any Eligible Stockholder (as defined in Article I, Section 13) whose Stockholder Nominee (as defined in Article I, Section 13) is included in the corporation’s proxy materials for the relevant annual meeting. For the avoidance of doubt, the foregoing clauses (c) and (d) shall be the exclusive means for a stockholder to make director nominations at an annual meeting of stockholders, and the foregoing clause (c) shall be the exclusive means for a stockholder to propose other business at an annual meeting of stockholders (other than a proposal included in the corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation, by hand or by certified or registered delivery, with delivery signature confirmation, not later than the close of business (as defined in Section 12(C) (2) below) on the seventieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than thirty days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day

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following the date on which public announcement (as defined in Section 12(C)(2) below) of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (ii) all information required to be submitted by nominees pursuant to Section 11 above;

(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed: (i) the name and address of such stockholder, as they appear on the corporation’s books, and the name and address of such beneficial owner, (ii) the class or series and number of shares of stock of the corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination or propose such business;

(d) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, officer, general partner or managing member or control person of such entity and of any other entity that has or shares control of such entity (any such individual or entity, a “control person”) and as to any person who is, or is a member of a group of persons that is, known to be acting in concert with such stockholder or beneficial owner: (i) the class or series and number of shares of stock of the corporation which are beneficially owned (as defined in Section 12(C)(2) below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the corporation in writing within five business days after the record

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date for such meeting of the class or series and number of shares of stock of the corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (ii) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (iii) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the corporation’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the corporation, and a representation that the stockholder will notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (iv) a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business and, if so, (A) whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, (B) the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation, (C) in the case of a proposal of business other than nominations, whether such person intends or is part of a group which intends to deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Rule 14a-16(a) or Rule 14a-16(n) of the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the voting power of the stock required under applicable law to carry the proposal, and (D) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Rule 14a-16(a) or Rule 14a-16(n) of the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least 67% of the voting power of the stock entitled to vote generally in the election of directors, and (v) a representation that immediately after soliciting the percentage of stockholders referred to in the representations required under clause (iv) above such stockholder or beneficial owner will provide the corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the corporation’s outstanding stock; and

(e) any other information relating to such stockholder, beneficial owner or control person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the

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election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) This Section 12(A) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting (or any supplement thereto) (i) by or at the direction of the Chairman of the Board, the Board of Directors or the Chief Executive Officer; or (ii) in the case of a Stockholder-Requested Special Meeting, by any stockholder of the corporation pursuant to Article I, Section 2 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting: (1) by or at the direction of the Board of Directors (or any authorized committee thereof) or (2) at any meeting called pursuant to Article I, Section 12(b)(i) at which one or more directors are to be elected, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 12(B) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who timely delivers notice thereof in writing setting forth the information required by Section 12(A) above, including the additional information required by Section 11 above; provided, however, that to be timely, a stockholder’s notice under this Section 12(B) must be delivered to the Secretary at the principal executive offices of the corporation, by hand or by certified or registered delivery, with delivery signature confirmation, not earlier than the close of business on the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the corporation. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these By-Laws, in the case of a Stockholder-Requested Special Meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the Special Meeting Request delivered for such special meeting pursuant to Article I, Section 2(D).

(C) General.

(1) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in Article I, Section 2, this Section 12 or, with respect to annual meetings only, in Article I, Section 13, shall be eligible to be elected at any meeting of stockholders of the corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12 or Article I, Section 2, as applicable. Except as otherwise required by law, the Restated Certificate of Incorporation or these By-Laws, the Chairman of the Board of Directors or the Chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures

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set forth in these By-Laws. If any proposed nomination or other business is not in compliance with these By-Laws, including if the stockholder does not provide the information required under Article I, Section 11 or clauses (A)(2)(c)(ii) and (A)(2)(d)(i)-(v) of this Section 12 to the corporation within the time frames specified in these By-Laws, then except as otherwise required by law, the Chairman of the Board of Directors or the Chairman of the meeting shall declare that such nomination be disregarded and that such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, or otherwise determined by the Chairman of the Board of Directors or the Chairman of the meeting, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or other business (whether pursuant to the requirements of these By-Laws or in accordance with Rule 14a-8 under the Exchange Act), such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of these By-Laws, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(2) For purposes of this Section 12, Article I Section 2 and Article I, Section 13, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (A)(2)(d)(i) of this Section 12, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (a) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (b) the right to vote such shares, alone or in concert with others, and/or (c) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(4) Nothing in this Section 12 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

Section. 13. Proxy Access for Director Nominations.

(A) Eligibility. Subject to the terms and conditions of these By-Laws, in connection with an annual meeting of stockholders at which directors are to be elected, the corporation: (1) shall include in

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its proxy statement and on its form of proxy the names of, and (2) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to Article I, Section 13(B)(1) (the “Authorized Number”) for election to the Board of Directors submitted pursuant to this Section 13 (each, a “Stockholder Nominee”), if:

(a) the Stockholder Nominee satisfies the eligibility requirements in this Section 13;

(b) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 13 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below);

(c) the Eligible Stockholder satisfies the requirements in this Section 13 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the corporation’s proxy materials; and

(d) the additional requirements of these By-Laws are met.

(B) Definitions.

(1) The maximum number of Stockholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of (a) two or (b) 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 13 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20%, but not less than one; provided that the Authorized Number shall be reduced: (i) by any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 13 but either is subsequently withdrawn or that the Board of Directors decides to nominate as a Board nominee, (ii) by any directors in office or director nominees that in either case shall be included in the corporation’s proxy materials with respect to the annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding between the corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the corporation), (iii) by any directors currently serving on the Board of Directors who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board of Directors as a Board nominee, and (iv) by any Stockholder Nominee who is not included in the corporation’s proxy materials or is not submitted for director election for any reason, in accordance with the last sentence of Article I, Section 13(D)(2). In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

(2) To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 13 must:

(a) Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of stock of the corporation that are entitled to vote generally in the

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election of directors) that represents at least 3% of the outstanding shares of stock of the corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”); and

(b) thereafter continue to Own the Required Shares through such annual meeting of stockholders.

For purposes of satisfying the ownership requirements of this Section 13(B)(2), a group of not more than twenty stockholders and/or beneficial owners may aggregate the number of shares of stock of the corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 13 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 13. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are (1) under common management and investment control, (2) under common management and funded primarily by a single employer, or (3) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 13, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(3) For purposes of this Section 13:

(a) A stockholder or beneficial owner is deemed to “Own” only those outstanding shares of stock of the corporation that are entitled to vote generally in the election of directors as to which the person possesses both: (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares: (A) sold by such person in any transaction that has not been settled or closed, (B) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (A) through (C), the term “person” includes its affiliates.

(b) A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both: (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.

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(c) A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice and (i) the person recalls the loaned shares within five business days of being notified that its Stockholder Nominee shall be included in the corporation’s proxy materials for the relevant annual meeting, and (ii) the person holds the recalled shares through the annual meeting.

(4) For purposes of this Section 13, the “Additional Information” referred to in Section 13(A)(2) that the corporation will include in its proxy statement is:

(a) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(b) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed five hundred words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 13, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 13 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(C) Stockholder Notice and Other Informational Requirements.

(1) The Stockholder Notice shall set forth all information, representations (except for the representations required by Section 12(A) (2)(d)(iv) and (v)) and agreements required under Section 12(A)(2) above, including the information required with respect to any nominee for election as a director, any stockholder giving notice of an intent to nominate a candidate for election, and any stockholder, beneficial owner or other person on whose behalf the nomination is made under this Section 13. In addition, such Stockholder Notice shall include:

(a) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act;

(b) a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (i) setting forth and certifying to the number of shares of stock of the corporation that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in Article I, Section 13(B)(3)) continuously for at least three years as of the date of the Stockholder Notice, and (ii) agreeing to continue to Own such shares through the annual meeting;

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(c) the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, setting forth the following additional agreements, representations, and warranties:

(i) it shall provide: (A) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 13, (B) within five business days after the record date for determining stockholders entitled to vote at the annual meeting both the information required under clauses (A)(2)(c)(ii) and (A)(2) (d)(i)-(iii) of Section 12 above and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (C) immediate notice to the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting;

(ii) it: (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have this intent, (B) has not nominated and shall not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 13, (C) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board of Directors, and (D) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and

(iii) it will: (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 13, (C) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (D) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the corporation’s annual meeting of stockholders, one or more of the corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A, and (E) at the request of the corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the corporation such additional information as the corporation may reasonably request; and

(d) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder

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Notice, documentation reasonably satisfactory to the corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Article I, Section 13(B)(2).

(2) To be timely under this Section 13, the Stockholder Notice must be delivered by a stockholder to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business (as defined in Section 12(C)(2) above) on the one hundred twentieth day nor earlier than the close of business on the one hundred fiftieth day prior to the first anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty days before or after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the close of business on the one hundred fiftieth day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth day prior to such annual meeting or the tenth day following the day on which public announcement (as defined in Section 12(C)(2) above) of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(3) The Stockholder Notice shall include, for each Stockholder Nominee, all written and signed representations and agreements required pursuant to Section 11(A)(1) above. In addition to the information required in a Stockholder Notice, the Questionnaires described in Section 11(A)(2) above shall be provided to the Secretary of the corporation within the time period for delivery of a Stockholder Notice. At the request of the corporation, a Stockholder Nominee shall promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the corporation such additional information as the corporation may reasonably request. The corporation may request such additional information as necessary to permit the corporation to determine if a Stockholder Nominee satisfies the requirements of this Section 13, including information relevant to a determination whether the Stockholder Nominee can be considered an independent director.

(4) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 13.

(5) All information provided pursuant to this Section 13(C) shall be deemed part of the Stockholder Notice for purposes of this Section 13(C).

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(D) Proxy Access Procedures.

(1) Notwithstanding anything to the contrary contained in this Section 13, the corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the corporation, if:

(a) the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 13, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 13 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these By-Laws, including, but not limited to, its obligations under this Section 13;

(b) the Stockholder Nominee: (i) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors, (ii) is or has been, within the past three years, an officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (iii) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years, or (iv) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(c) the corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director in Section 12(A) above; or

(d) the election of the Stockholder Nominee to the Board of Directors would cause the corporation to violate the Restated Certificate of Incorporation, these By-Laws, or any applicable law, rule, regulation or listing standard.

(2) An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 13 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 13 exceeds the Authorized Number, the Stockholder Nominees to be included in the corporation’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 13 shall be selected from each Eligible Stockholder for inclusion in the corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the corporation and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 13 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 13 thereafter is nominated by the Board of Directors, thereafter is not included in the corporation’s proxy materials or thereafter is not

MOODY’S 2024 PROXY STATEMENT	B-17

submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 13), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.

(3) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (a) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these By-Laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice), or (b) does not receive a number of votes cast in favor of his or her election that is at least equal to 25% of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 13 for the next two annual meetings.

(4) Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law or otherwise determined by the Chairman of the meeting or the Board of Directors, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined in Section 12(C)(1) above) does not appear at the annual meeting of stockholders of the corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the corporation. Without limiting the Board of Directors’ power and authority to interpret any other provisions of these By-Laws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 13 and to make any and all determinations necessary or advisable to apply this Section 13 to any persons, facts or circumstances, in each case acting in good faith. This Section 13 shall be the exclusive method for stockholders to include nominees for director election in the corporation’s proxy materials.

Section. 14. Whenever this Article I requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE II

BOARD OF DIRECTORS

Section. 1. The Board of Directors of the corporation shall consist of such number of directors, not less than three, as shall from time to time be fixed exclusively by resolution of the Board of Directors. Each director’s term shall be as set forth in the Restated Certificate of Incorporation of the corporation. Each nominee for election as a director at a meeting shall be elected by the vote of the majority of the votes cast with respect to the director nominee at such meeting assuming that a quorum is present, provided that if as of a date that is fourteen days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the director nominees shall be elected by the vote of a plurality of the voting power present in person or represented by proxy at any such meeting and entitled to vote. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire

B-18	MOODY’S 2024 PROXY STATEMENT

Board of Directors) shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the corporation’s Restated Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Directors need not be stockholders.

For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Any director subject to election at a meeting who fails to receive, to the extent required, a majority of the votes cast, shall tender his or her resignation for consideration by the Board of Directors in accordance with the corporation’s Director Resignation Policy, as it may be in effect from time to time.

Section. 2. Newly created directorships in the Board of Directors that result from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Restated Certificate of Incorporation of the corporation.

Section. 3. Meetings of the Board of Directors shall be held at such place (if any) within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board or the Chief Executive Officer, by oral, or written notice including, telegraph, telex or transmission of a telecopy, e-mail or other means of transmission, duly served on or sent or mailed to each director to such director’s address or telecopy number as shown on the books of the corporation not less than one day before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing or by electronic transmission.

Section. 4. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or Series Common Stock issued by the corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the Restated Certificate of Incorporation expressly applicable to such directorships. The number of directors that may be elected by the holders of any such series of Preferred Stock or Series Common Stock shall be in addition to the number fixed by or pursuant to the By-Laws.

Section. 5. If at any meeting for the election of directors, the corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

Section. 6. The Board of Directors may designate three or more directors to constitute an executive committee, one of whom shall be designated Chairman of such committee. The members of such committee shall hold such office until their successors are elected and qualify. Any vacancy occurring in the committee shall be filled by the Board of Directors. Regular meetings of the committee

MOODY’S 2024 PROXY STATEMENT	B-19

shall be held at such times and on such notice and at such places as it may from time to time determine. The committee shall act, advise with and aid the officers of the corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may from time to time be delegated to it by the Board of Directors, and shall have authority to exercise all the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and the affairs of the corporation whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of such Board. The committee shall have power to authorize the seal of the corporation to be affixed to all papers which are required by the DGCL to have the seal affixed thereto. The fact that the executive committee has acted shall be conclusive evidence that the Board of Directors was not in session at such time or that a quorum of the Board had failed to attend the regular or special meeting thereof.

The executive committee shall keep regular minutes of its transactions and shall cause them to be recorded in a book kept in the office of the corporation designated for that purpose, and shall report the same to the Board of Directors at their regular meeting. The committee shall make and adopt its own rules for the government thereof and shall elect its own officers.

Section. 7. The Board of Directors may from time to time establish such other committees to serve at the pleasure of the Board which shall be comprised of such members of the Board and have such duties as the Board shall from time to time establish to the fullest extent permitted by law. Any director may belong to any number of committees of the Board. The Board may also establish such other committees with such members (whether or not directors) and such duties as the Board may from time to time determine.

Section. 8. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section. 9. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section. 10. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

B-20	MOODY’S 2024 PROXY STATEMENT

Section. 11. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the corporation.

Section. 12. The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board shall preside at meetings of the Board of Directors at which he is present and shall have the powers and duties prescribed by law, by the By-Laws and by the Board of Directors.

Section. 13. This Section 13 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these By-Laws, the Restated Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the corporation and its directors and officers may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

ARTICLE III

OFFICERS

Section. 1. The Board of Directors, promptly after each annual meeting of the stockholders, shall elect officers of the corporation, including a Chief Executive Officer and a Secretary. The Chief Executive Officer shall have the general direction of the affairs of the corporation. The Board of Directors may also from time to time elect such other officers (including a President, who may but need not be a different person than the Chief Executive Officer, one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine. Any two or more offices may be held by the same person.

Section. 2. All officers of the corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

Section. 3. Each of the officers of the corporation elected by the Board of Directors or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by the By-Laws and by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

Section. 4. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the corporation, the Board of Directors may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

MOODY’S 2024 PROXY STATEMENT	B-21

ARTICLE IV

CERTIFICATES OF STOCK

Section. 1. The shares of stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by any two authorized officers of the corporation, including, without limitation, by the Chief Executive Officer, Chairman of the Board of Directors, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

Section. 2. Transfers of stock shall be made on the books of the corporation upon authorization by the holder of the shares in person or by such holder’s attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.

Section. 3. The corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

ARTICLE V

CORPORATE BOOKS

The books of the corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE VI

CHECKS, NOTES, PROXIES, ETC.

All checks and drafts on the corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be hereunto authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the Chairman of the Board, the Chief Executive Officer, or by such officers as the Board of Directors may from time to time determine.

B-22	MOODY’S 2024 PROXY STATEMENT

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

ARTICLE VIII

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE IX

AMENDMENTS

These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least a majority of the voting power of all the outstanding shares of the corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal Section 2 and Section 12 of Article I, Sections 1 and 2 of Article II or this proviso to this Article IX of these By-Laws or to adopt any provision inconsistent with any of such Sections or with this proviso.

MOODY’S 2024 PROXY STATEMENT	B-23

MOODY’S CORPORATION 7 WORLD TRADE CENTER 250 GREENWICH STREET NEW YORK, NY 10007

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MCO2024

You may attend the Annual Meeting of Stockholders via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V30136-P02571-Z86733      KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOODY’S CORPORATION
The Board of Directors recommends you vote FOR all of the nominees listed in Item 1:
1.	Election of Directors
	Nominees:		For	Against	Abstain
						The Board of Directors recommends you vote FOR items 2, 3 and 4.		For	Against	Abstain
	1a. Jorge A. Bermudez		☐	☐	☐
	1b. Thérèse Esperdy		☐	☐	☐	2. Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for 2024.		☐	☐	☐

						3. Advisory resolution approving executive compensation.		☐	☐	☐
	1c. Robert Fauber		☐	☐	☐

4.   Company proposal to amend the Moody’s Corporation Restated Certificate of Incorporation to authorize stockholders owning 25% of the Company’s common stock to have the Company call special meetings of stockholders.

								☐	☐	☐
	1d. Vincent A. Forlenza		☐	☐	☐

	1e. Kathryn M. Hill		☐	☐	☐
	1f. Lloyd W. Howell, Jr.		☐	☐	☐	The Board of Directors recommends you vote AGAINST the following item:		For	Against	Abstain
	1g. Jose M. Minaya		☐	☐	☐	5. Stockholder proposal requesting that stockholders owning 15% of the Company’s common stock be able to call special meetings of stockholders.		☐	☐	☐
	1h. Leslie F. Seidman		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
	1i. Zig Serafin		☐	☐	☐

	1j. Bruce Van Saun		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

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V30137-P02571-Z86733

MOODY’S CORPORATION

Annual Meeting of Stockholders

April 16, 2024 at 9:30 a.m. EDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert Fauber and Richard Steele, and both of them, as proxies, each with full power of substitution, to represent the undersigned and vote all the shares of common stock of Moody’s Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 16, 2024 at 9:30 a.m. EDT via the Internet at www.virtualshareholdermeeting.com/MCO2024, and any adjournment or postponement thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before the meeting and any adjournment or postponement thereof.

This card also constitutes voting instructions to the Trustee of the Moody’s Corporation Profit Participation Plan to vote, virtually or by proxy, the proportionate interest of the undersigned in the shares of common stock of Moody’s Corporation held by the Trustee under the plan, as described in the Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be marked, signed and dated on the reverse side.